As filed with the Securities and Exchange Commission on January 22, 2010	Registration Number 333-162350

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRYOPORT, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	3086	88-0313393
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

20382 Barents Sea Circle
Lake Forest, California 92630
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Larry G. Stambaugh
Chief Executive Officer
20382 Barents Sea Circle
Lake Forest, California 92630
(949) 470-2300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Mark R. Ziebell, Esq. Anthony Ippolito, Esq. Snell & Wilmer L.L.P. 600 Anton Boulevard., Suite 1400 Costa Mesa, California 92626 Tel: (714) 427-7400 Fax: (714) 427-7799	Gregory Sichenzia, Esq. Thomas Rose, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006 Tel: (212) 930-9700 Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒
 If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
 If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “accelerated filer”, “large accelerated filer”, “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(1)
Units, each consisting of one share of common stock, $0.001 par value, and one warrant(2)	3,593,750	$17,250,000	$1,229.93
Shares of common stock included as part of the units(2)	3,593,750	--	--	(3)
Warrants included as part of the units(2)	3,593,750	--	--	(3)
Shares of common stock underlying the warrants included in the units(2)(4)	3,593,750	$18,975,000	$1,352.92
Total		$36,225,000	$2,582.85	(5)

Unless otherwise indicated, all share amounts and prices assume the consummation of a reverse stock split, at a ratio of 12-to-1, to be effected prior to the effectiveness of the registration statement, with the exact timing of the reverse stock split to be determined by the registrant’s Board of Directors.

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Includes 468,750 units that the representative of the underwriters has the option to purchase to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g) under the Securities Act.
(4)	Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional shares of common stock that are issuable by reason of the anti-dilution provisions of the warrants.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	January 22, 2010

3,125,000 Units

CRYOPORT, INC.

Common Stock and Warrants

This is a firm commitment public offering of 3,125,000 units, consisting of an aggregate of 3,125,000 shares of our common stock and warrants to purchase an additional 3,125,000 shares of our common stock.  Each unit consists of one share of common stock and a warrant to purchase one share of common stock at an exercise price of 110% of the public offering price of the units in this offering.  The common stock and warrants are immediately separable and will be issued separately.

Our common stock is currently traded on the OTC Bulletin Board under the symbol CYRX.  Prior to the effectiveness of the registration statement of which this prospectus is a part, we will effect a reverse stock split anticipated to be on a 12-to-1 basis.  On December 30, 2009, the last reported sale price for our common stock was $4.80 per share (giving effect to the anticipated 12-to-1 reverse split).  We have applied for listing of our common stock and warrants on the NASDAQ Capital Market under the symbols “CYPT” and “CYPTW,” respectively.  No assurance can be given that our application will be approved.

Investing in our common stock and warrants involves a high degree of risk.  Please read “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per unit	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us (2)	$	$

(1)
Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Rodman & Renshaw, LLC, the underwriters’ representative. Non-accountable expenses are estimated to be $150,000.

(2)
We estimate that the total expenses of this offering will be approximately $350,000, consisting of $150,000 for the underwriter’s non-accountable expense allowance (equal to 1% of the gross proceeds) and $200,000 for legal, accounting, printing costs and various fees associated with the registration and listing of our shares of common stock and warrants.

We have granted a 45-day option to the representative of the underwriters to purchase 468,750 units to be offered by us solely to cover over-allotments, if any.  If the underwriters exercise their right to purchase additional units to cover over-allotments, we estimate that we will receive gross proceeds of $2,250,000 from the sale of 468,750 units being offered at an assumed public offering price of $4.80 per unit and net proceeds of $2,047,500 after deducting $202,500 for underwriting discounts and commissions.  The units issuable upon exercise of the underwriter option are identical to those offered by this prospectus and have been registered under the registration statement of which this prospectus forms a part.

In connection with this offering, we have also agreed to sell to Rodman & Renshaw, LLC, the underwriters’ representative, a warrant to purchase up to 5% (or 156,250) of the shares of common stock sold (excluding the over-allotment) for $100.  If the underwriters’ representative exercises this warrant, each share of common stock may be purchased at $6.00 per share (125% of the price of the units sold in this offering), commencing on a date which is one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement.  The warrant may be exercised on a cashless basis.

The underwriters expect to deliver our shares of common stock and warrants to purchasers in this offering on or about [*], 2010.

Rodman & Renshaw, LLC

The date of this prospectus is _____________, 2010.

TABLE OF CONTENTS

Prospectus Summary	2
Risk Factors	9
Forward-Looking Statements	21
Use Of Proceeds	22
Market For Common Equity And Related Stockholder Matters	22
Determination Of Offering Price	24
Capitalization	25
Dilution	26
Management’s Discussion And Analysis Of Financial Condition and Results of Operations	27
Business	37
Description Of Property	50
Legal Proceedings	50
Directors And Executive Officers	51
Director Compensation	59
Compensation Committee Interlocks And Insider Participation	61
Security Ownership Of Certain Beneficial Owners And Management	61
Certain Relationships And Related Transactions	62
Description Of Securities	63
Underwriting And Plan Of Distribution	64
Legal Matters	72
Experts	72
Where You Can Find More Information	72
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities	72
Index To Consolidated Financial Statements	73

You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock and warrants offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock or warrants in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information incorporated by reference to this prospectus is correct as of any time after its date.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our common stock and warrants.  You should read this entire prospectus carefully, especially the risks of investing in our common stock and warrants discussed under “Risk Factors” beginning on page 9, and the consolidated financial statements and notes to those consolidated financial statements, before making an investment decision. CryoPort, Inc. is referred to throughout this prospectus as “CryoPort,” “we” or “us.”

Unless otherwise indicated, all common stock and prices in this prospectus assume the consummation of a reverse stock split, at an anticipated ratio of 12-to-1 to be effected prior to the effective date of the registration statement of which this prospectus is a part, with the exact timing of the reverse stock split and the ratio to be determined by our Board of Directors.

Overview

We are a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the safety, status and temperature of high value, temperature sensitive materials.  We have developed a line of cost effective reusable cryogenic transport containers (referred to as a "shipper") capable of transporting biological, environmental and other temperature sensitive materials at temperatures below 0° Celsius.  These dry vapor shippers are one of the first significant alternatives to dry ice shipping and achieve 10-plus day holding times compared to one to two day holding times with dry ice (assuming no re-icing during transit).

Our value proposition comes from both providing safe transportation and an environmentally friendly, long lasting shipper, and through our value added services that offer a simple hassle-free solution for our customers.  These value-added services include an internet-based web portal that enables the customer to initiate shipping service, track the progress and status of a shipment, and provides in-transit temperature monitoring of the shipper.  CryoPort also provides a fully ready charged shipper containing all freight bills, customs documents, and regulatory paperwork for the entire journey of the shipper to our customers at their pick up location.

Our principal focus has been the further development and commercial launch of CryoPort Express® Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies, and our CryoPort Express® Shipper, a line of dry vapor cryogenic shippers for the transport of biological and pharmaceutical materials.  A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide storage temperatures below minus 150° Celsius.  The dry vapor shipper is designed using innovative, proprietary, and patented technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates.  A proprietary foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container, even when placed upside-down or on its side, as is often the case when in the custody of a shipping company.  Biological specimens are stored in a specimen chamber, referred to as a “well,” inside the container.  Refrigeration is provided by harmless cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system surrounding the well.  Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures (below minus 150° Celsius).

We recently entered into our first strategic relationship with a global courier on January 13, 2010 when we signed an agreement with Federal Express Corporation (“FedEx”) pursuant to which we will lease to FedEx such number of our cryogenic shippers that FedEx shall, from time to time, order for its customers.  Under this agreement, FedEx has the right to and shall, on a non-exclusive basis, promote, market and sell transportation of our shippers and our related value-added goods and services, such as our data logger, web portal and planned CryoPort Express® Smart Pak System.

Market Opportunity

As a result of growing globalization, including with respect to such areas as life science clinical trials and distribution of pharmaceutical products, the requirement for effective solutions for keeping certain clinical samples and pharmaceutical products at frozen temperatures takes on added significance due to extended shipping times, customs delays and logistics challenges.  Today, such goods are traditionally shipped in cardboard insulated containers packed with dry ice, gel/freezer packs or a combination thereof.  The current dry ice solutions have limitations that severely limit their effective and efficient use for both short and long-distances (e.g., international).  Conventional dry ice shipments often require labor intensive “re-icing” operations resulting in higher labor and shipping costs.

We believe that our patented cryogenic shippers make us well positioned to take advantage of the growing demand for effective and efficient international transport of temperature sensitive materials resulting from continued globalization.  Of particular significance is the trend within the pharmaceutical and biotechnology industries toward globalization.  We believe this presents a new and unique opportunity for pharmaceutical companies, particularly early or developmental stage companies, to conduct some of their clinical trials in foreign countries where the cost may be cheaper and/or because the foreign countries significantly larger population provides a larger pool of potential patients suffering from the indication that the drug candidate is being developed to treat.  We also plan to provide domestic shipping solutions in situations and regions where there is a high priority placed on maintaining the integrity of materials shipped at cryogenic temperatures and where we can be cost effective.

Competitive Strengths

We believe that our cryogenic shipping systems provide us with the following competitive strengths:

Maintaining the Integrity of Materials Shipped.  We have developed our CryoPort Express® Shippers, a line of cryogenic dry vapor shippers, to be capable of maintaining cryogenic temperatures of minus 150° Celsius or less for 10-plus days.  Our CryoPort Express® Shippers were developed with a view towards meeting the needs of the global biotechnology and pharmaceutical industries which require the ability to transport live cell pharmaceutical products, such as cancer vaccines, diagnostic materials, reproductive tissues, infectious and other biological substances, and other items at constant frozen or cryogenic temperatures.  Traditional methods that have been serving this market, such as dry ice, are only capable of maintaining such temperatures for a period of one to two days (depending on the size of the package and amount of dry ice used), thereby potentially jeopardizing the integrity of the transported materials during longer shipments.  We believe our CryoPort Express® Shippers are the first significant alternative to using dry ice that achieves 10-plus day holding times.

Durability of Shipping Devices.  Because the outer shell of our CryoPort Express® Shippers are made from durable materials, as compared to corrugated cardboard boxes with Styrofoam inserts or similar materials, the risk of damage to the container and its contents is significantly reduced.  Where corrugated cardboard boxes are susceptible to being crushed or damaged during shipment, our shippers, which have been tested and are capable of withstanding drops of up to 30 feet, significantly reduce the risk of damage to the packaged materials.  The durability and long holding times of our shippers has greater significance for international (or other long distance) shipments due to the increased shipping times and amplified risk of damage during transit and mishandling during shipment.

Cost.  We believe we have developed a solution for the shipment of temperature sensitive materials which is not only more effective, but also more cost efficient, especially in international shipping.  Shipping temperature sensitive materials using the traditional method of dry ice requires multiple steps, manual intervention/monitoring, and the coordination of re-icing tasks at several locations to provide a solution lasting for more than several days.  The cost of developing and maintaining the infrastructure necessary to support these operations frequently depend on off-shore third party contractors which adds significant cost.  Because our cryogenic shippers are capable of hold times of 10-plus days, customers will not require the same extensive infrastructure needed for dry ice shipments.  Furthermore, because our shippers do not rely on dry ice (which is a hazardous material that produces CO2 gas as it sublimates), there are more freight courier alternatives available for our shippers and generally lower freight charges.

Tracking and Monitoring.  We have developed a sophisticated web portal with user friendly features that will be used for capturing customer orders and tracking shipments.  Our portal enables CryoPort employees to manage multi-route shipments with minimal amount of human resources by using programmed analogs and exception monitoring.  In addition, our customers are able to place orders, track shipments, and monitor the status of their packages through our web portal.  CryoPort is also able to internally manage its shipper inventory, track incoming and outgoing assets, report on shipping performance metrics, and invoice for shipping services through the technology employed through its web portal.

The Green Alternative.  Unlike shippers using dry ice, the internal core of our cryogenic shippers absorbs liquid nitrogen in a gaseous state to maintain the required cryogenic temperatures.  Dry ice is a hazardous material because it produces excess CO2 gas as it sublimates which is a noted greenhouse gas and which may be dangerous in confined spaces where there is an absence or low rates of ventilation.  Use of our shippers does not result in the emission of greenhouse gases or other potentially toxic materials.  In addition, shippers using dry ice are made of corrugated cardboard with Styrofoam inserts.  These shippers are typically not reusable, resulting in the disposal of the cardboard box.  Further, Styrofoam should not be disposed of in landfills because it is not biodegradable.  Our shippers do not contain Styrofoam, nor do they present similar landfill disposal issues or other environmental challenges.

Technology.  Once our CryoPort Express® System is fully operational, it will represent the most complete and comprehensive shipping solution available in the market for high-value temperature sensitive materials.  It will reduce operating costs for CryoPort and its customers and it will provide customized analytics to monitor shipping efficiency and the health and status of the materials entrusted to our care.

Key Business Strategies

Relationship with Global Couriers.  We believe that our near term success is best achieved by establishing strategic relationships with global couriers which will enable us to provide a seamless, end-to-end shipping solution to our customers.  In addition, we will be able to leverage the couriers’ established express, ground and freight infrastructures and penetrate new markets with minimal investment.  To this end, we recently entered into our first strategic relationship with a global courier on January 13, 2010 when we signed an agreement with Federal Express Corporation (“FedEx”) pursuant to which we will lease to FedEx such number of our cryogenic shippers that FedEx shall, from time to time, order for its customers.  Under this agreement, FedEx has the right to and shall, on a non-exclusive basis, promote, market and sell transportation of our shippers and our related value-added goods and services, such as our data logger, web portal and planned CryoPort Express Smart Pak System ,  In addition to FedEx, our management team is commencing discussions with other global couriers in an effort to establish partnerships pursuant to which the couriers would provide preferred shipping rates, access to logistics, tracking, and customs clearance capabilities.  As in the case of our agreement with FedEx, we expect that other global freight couriers will utilize their sales forces to promote and sell transportation of shippers and our frozen shipping services.  We can not assure you that we will be able to consummate an agreement with any other global couriers.

Target Large Clinical Research Organizations and Life Science Companies.  Along with our efforts to establish strategic relationships with global couriers, we intend to increase our marketing efforts to the large clinical research organizations (“CRO”) and pharmaceutical and biotechnology companies engaged in the management and/or conduct of both domestic and international clinical trials.  Management has been in active dialogue with selected large CROs, and pharmaceutical and biotechnology companies to introduce this new frozen shipping solution and to discuss these potential customers’ shipping needs.  Several of these meetings have been joint presentations including representatives from a global courier.  We can not assure you that we will be able to consummate an agreement with one or more large CROs, or pharmaceutical or biotechnology companies.

Position CryoPort Express® Portal as a New Customer Tool for Cost Optimization and Risk Mitigation.  In 2008, we began development of an internal IT system, CryoPort Express® Portal, which today is used by customers to automate the entry of orders, prepare customs documentation, and facilitate status and location monitoring of shipped orders while in transit.  The CryoPort Express® Portal is fully integrated with IT systems at FedEx and runs in a browser requiring no software installation.  It is used by CryoPort to manage shipping operations typically provisioned by manual labor thereby reducing administrative costs relating to order-entry, order processing, preparation of shipping documents, back-office accounting, and to support the high level of customer service expected by the industry.  In addition to reducing operating costs and facilitating scaling of CryoPort’s operations, more importantly we believe the CryoPort Express® Portal offers significant value to the customer in terms of cost avoidance and risk mitigation.  Examples include automation of order entry, development of Key Performance Indicators (“KPI”) to support our efforts for continuous process improvements in our business, and programmatic exception monitoring to detect and sometimes anticipate delays in the shipping process, often before the customer or the shipping company becomes aware of the delays.  In the future we intend to add rate and mode optimization and in-transit monitoring of temperature, location and state-of-health monitoring (discussed below) via wireless communications.

Complete Development of Our Smart Pak Monitoring Device.  In July 2008, we launched Phase I of our CryoPort Express® Portal which enabled our customers to enter orders and track their packages during transit.  We recently completed successful testing of Phase II of our Smart Pak Monitoring Device which is an automated data logger capable of tracking the internal and external temperatures of samples shipped in our CryoPort Express® Shipper.  We anticipate commercial launch of this new feature in 2010.  Phase III of our Smart Pak Monitoring Device development plan, which we expect to launch by the end of fiscal year 2010, consists of adding a wireless communications capability to each shipper to enable monitoring of a shipper’s location, specimen temperature, and overall state of health of the contents during transit, which will be fully integrated into the CryoPort Express® Portal.  We anticipate that, due to the high value and importance placed on the contents of the shipper by the customer, location and state-of-health monitoring of the contents will become a new standard in the industry pioneered by CryoPort.

Expand to New Markets.  To date our marketing efforts have focused on global CROs, and on select companies in the biotechnology and pharmaceutical industries.  Once we have expanded our market presence in these industries and established the strategic relationships referenced above, we intend to explore opportunities in other markets where there is a need to ship temperature sensitive materials such as the food, environmental, semiconductor and petroleum industries.

Re-Purpose Product Capability.  Presently, CryoPort products address the needs of biotechnology and pharmaceutical customers who require sustainable frozen shipping temperatures generally between the range of minus 80° to minus 150° Celsius.  While the frozen market represents a large opportunity for CryoPort, an adjacent market exists for the shipment of materials at chilled temperatures.  Based on a report prepared by DHL Worldwide Express, Inc. in April 2001, the market for pharmaceutical shipments at chilled temperatures is more than double the market for cryogenic and frozen shipments.  CryoPort’s technology may be applicable to these markets as well since the design concepts of CryoPort products can be applied to stabilize materials at any desired temperature.  CryoPort is exploring these expansions of its current business model.

Corporate History and Structure

We are a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990.  In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to CryoPort, Inc. and acquired all of the issued and outstanding shares of common stock of CryoPort Systems, Inc., a California corporation, in exchange for 2,009,009 shares (after giving effect to the anticipated 12-to-1 reverse stock split) of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction).  CryoPort Systems, Inc, which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under CryoPort, Inc.

Our Corporate Information

Our principal executive offices are located at 20382 Barents Sea Circle, Lake Forest, California 92630.  The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is www.cryoport.com.  The information on, or that can be accessed through, our website is not part of this prospectus.

We own, have rights to, or have applied for the service marks and trade names that we use in conjunction with our business, including CryoPort (both alone and with a design logo) and CryoPort Express (both alone and with a design logo).  All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

Recent Developments

On January 13, 2010 we entered into an agreement with FedEx to lease our cryogenic shippers based on orders placed by FedEx for its customers.  Pursuant to the agreement, FedEx has agreed to pay us (i) a fixed per lease transaction (generally measured as up to a maximum period of 14 days) fee per shipper leased, the amount of which will depend upon whether the shipper is being transported within a specific designated region or from one designated region to another designated region, and (ii) additional fees for any other goods or services ordered in connection with such lease transaction.  All lease transactions shall be processed through our CryoPort Express Portal.

Under the agreement, we are further obligated to establish and have operational shipper recycling centers in Asia, Europe and South America by October 31, 2010 and a second center in Asia by June 30, 2011.

Additionally, we shall be responsible for supplying and recharging all shippers ordered by FedEx and for all recycling related to the shippers, and FedEx shall be responsible for all pickup, delivery and shipping.

Unless sooner terminated as provided in the agreement, the term of the agreement expires on December 31, 2012.

On January 12, 2010, we entered into an Amendment to Debentures and Warrants, Agreement and Waiver with the holders of our Debentures (as defined below) (the “2010 Amendment”).  Pursuant to the 2010 Amendment, the debenture holders agreed to defer until March 1, 2010 our obligation to make the January 1, 2010 and February 1, 2010 debenture amortization payments (each in the aggregate amount of $200,000).  In addition, subject to our consummating this offering for gross proceeds of not less than $10,000,000 at a per unit price of not less than $4.80 per unit (after giving effect to the anticipated 12-to-1 reverse stock split) and obtaining the listing of our common stock and warrants offered hereby on the NASDAQ Capital Market by no later than March 1, 2010, the debenture holders have consented and agreed, among other items, to the following:

●           our effecting a reverse stock split of our outstanding common stock at a ratio not to exceed 15-to-1 (the maximum ratio previously approved by our stockholders at our 2009 Annual Stockholders Meeting);

●           each will convert $1,357,215 in principal amount of the outstanding principal balance of such holder's debenture in exchange for a number of shares of our common stock which, when added to the shares of common stock then owned by such holder, will represent 9.9% of the outstanding shares of our common stock after giving effect the consummation of this offering.  Assuming that the holders do not then own any shares of our common stock, each would receive a total of 900,251 shares of our common stock resulting in an effective conversion price of $1.51 per share (after giving effect to the anticipated 12-to-1 reverse stock split), or approximately $0.13 per share without giving effect to the anticipated reverse stock split;

●           our payment in full, from the net proceeds of this offering and within five days following the consummation thereof, of the remaining outstanding principal balance of the holders’ debentures following the foregoing conversion (estimated to be $3,266,995 in the aggregate);

●           release their security interest in our and our subsidiary's assets, including all intellectual property; and

●           the termination of certain anti-dilution provisions contained in the warrants held by the debenture holders and their right to maintain a fully-diluted ownership of our common stock equal to 34.5%.

Subject to the occurrence of the foregoing, we have agreed to reduce the exercise price of the warrants held by the debenture holders from $5.40 per share to $4.80 per share (after giving effect to the anticipated 12-to-1 reverse stock split).

Summary Financial Information

In the table below we provide you with historical consolidated financial data for the six month periods ending September 30, 2009 and 2008 and the fiscal years ended March 31, 2009 and 2008, derived from our audited and unaudited consolidated financial statements included elsewhere in this prospectus.  Historical results are not necessarily indicative of the results that may be expected for any future period.  When you read this historical selected financial data, it is important that you read along with it the appropriate historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Six Months Ended September 30, (unaudited)		Years Ended March 31,
	2009 (‘000)	2008 (‘000)	2009 (‘000)	2008 (‘000)
Revenues	$22	$19	$35	$84
Cost of sales	326	253	546	386
Gross loss	(304)	(234)	(511)	(302)

Operating expenses:
Selling, general and administrative expenses	1,507	1,340	2,387	2,551
Research and development expenses	181	216	297	166
Total operating expenses	1,688	1,556	2,684	2,717
Loss from operations	(1,992)	(1,790)	(3,195)	(3,019)

Other income (expense):
Interest income	4	24	32	50
Interest expense	(4,143)	(1,214)	(2,693)	(1,593)
Loss on sale of fixed assets	(1)	-	-	-
Change in fair value of derivative liabilities	(1,402)	-	-	-
Loss on extinguishment of debt	-	(6,811)	(10,847)
Total other expense, net	(5,542)	(8,001)	(13,508)	(1,543)
Loss before income taxes	(7,534)	(9,791)	(16,703)	(4,562)
Income taxes	2	1	2	2
Net loss	$(7,536)	$(9,792)	$(16,705)	$(4,564)
Loss per share, basic and diluted (after giving effect to the anticipated 12-to-1 reverse stock split)	$(2.02)	$(2.85)	$(4.86)	$(1.38)

	September 30, 2009 (unaudited)	September 30, 2008 (unaudited)	March 31, 2009	March 31, 2008
Assets	$2,438	$2,438	$1,573	$3,461
Liabilities	25,816	5,059	6,348	3,461
Total Stockholders’ Deficit	(23,378)	(2,621)	(4,775)	-
Liabilities and Stockholders’ Deficit	2,438	2,438	1,573	3,461

The Offering

Securities offered	3,125,000 units, each unit consisting of one share of common stock and warrant to purchase one share of common stock.

Common stock to be outstanding immediately prior to offering	4,167,943 shares of common stock (1)

Common stock to be outstanding immediately after this offering	7,292,943 shares of common stock (1)(3)(4)

Warrants to be outstanding immediately prior to offering	0(2)

Warrants to be outstanding immediately after this offering	3,125,000 warrants (2)(5)

Use of Proceeds
We expect the net proceeds to us from this offering will be approximately $13.3 million after deducting the underwriting discount and estimated offering expenses (assuming the representative of the underwriters does not exercise its option to cover over-allotments).  We intend to use those net proceeds primarily to repay a portion of our outstanding debt, build up inventory, for capital expenditures, including establishing selected global staging and refurbishing sites, and for working capital and general corporate purposes.  See “Use of Proceeds” for more information.

Over-allotment option
We have granted the underwriters an option for a period of 45 days to purchase, on the same terms and conditions set forth above, up to an additional 468,750 units, consisting of 468,750 shares of our common stock and warrants to purchase 468,750 shares of our common stock, to cover over-allotments.

Description of Warrants
Each purchaser will receive a warrant to purchase one share of our common stock for each share of common stock it purchases in this offering.  The warrants are exercisable at an exercise price of $5.28 per share of common stock.  The warrants are exercisable starting on __________, and expire on ________, 2015.  See “Description of the Warrants” below for more information.

OTC Bulletin Board symbol for our Common Stock	CYRX

Proposed NASDAQ Capital Market symbols for our Common Stock and Warrants	CYPT and CYPTW

Risk Factors	The purchase of our common stock and warrants involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 9.

(1)            The number of shares of common stock to be outstanding immediately prior to and after this offering as reflected in the table above is based on the actual number of shares of common stock outstanding as of November 30, 2009, which was 4,167,943 (after giving effect to the anticipated 12-to-1 reverse stock split), and does not include (in each case adjusted for the anticipated 12-to-1 reverse stock split), as of that date:

●
1,800,502 shares of common stock reserved for issuance upon the conversion of outstanding convertible debentures after giving effect to the 2010 Amendment, which will be effective upon the consummation of this offering, pursuant to which we will repay approximately fifty-five percent (55%) of the outstanding principal balance of such debentures with proceeds from this offering with the holders converting the remaining outstanding principal balance into the foregoing number of shares of common stock;

●	225,736 shares of common stock reserved for issuance upon the conversion of outstanding convertible promissory notes with a conversion price of $6.12 per share;

●
3,042,406 shares of common stock reserved for issuance upon the exercise of outstanding warrants with a weighted average exercise price of $5.52 per share, after giving effect to the 2010 Amendment pursuant to which the exercise price of the warrants held by the holders of our convertible debentures will be reduced from $5.40 per share to $4.80 per share (assuming the consummation of the anticipated reverse stock split, at a ratio of 12-to-1);

●	74,292 shares of common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $7.05 per share; and

●
254,483 shares of common stock available for future grant under our 2002 Stock Incentive Plan and an additional 942,500 shares of common stock available for future grant under our 2009 Stock Incentive Plan.

(2)            Does not include outstanding warrants to purchase up to 3,042,406 shares of our common stock with a weighted average exercise price of $5.52 per share, after giving effect to the 2010 Amendment pursuant to which the exercise price of the warrants held by the holders of our convertible debentures will be reduced from $5.40 per share to $4.80 per share (assuming the consummation of the anticipated reverse stock split, at a ratio of 12-to-1).

(3)            Does not include 3,125,000 shares of common stock issuable upon the exercise of the warrants to be issued in connection with this offering.

(4)            Does not include 937,500 shares of common stock (including the shares of common stock underlying the warrants included as part of the units) that comprise the units that may be purchased by the underwriters' representative upon the exercise of its 45-day option to cover over-allotments, if any, and 156,250 shares of common stock that may be issued to Rodman & Renshaw, LLC upon exercise of the warrant we will sell to them (representing 5% of the shares of common stock sold by us in this offering, excluding the over-allotment option).

(5)            Does not include warrants to purchase 468,750 shares of common stock that may be purchased by the underwriters' representative upon the exercise of its 45-day option to cover over-allotments, if any, and the warrant that we will sell to Rodman & Renshaw, LLC for $100 to purchase 156,250 shares of common stock (representing 5% of the shares of common stock sold by us in this offering, excluding the over-allotment option) that may be issued to Rodman & Renshaw, LLC upon exercise of such warrant.

Except as otherwise indicated, all information in the prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

RISK FACTORS

An investment in our shares of common stock and warrants involves a high degree of risk.  Before making an investment decision, you should carefully consider all of the risks described in this prospectus.  If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected.  If this were to happen, the price of our shares of common stock could decline significantly and you may lose all or a part of your investment.   Our forward-looking statements in this prospectus are subject to the following risks and uncertainties.  Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below.  See “Forward-Looking Statements.”

Risks Related to Our Business

We have incurred significant losses to date and may continue to incur losses.

We have incurred net losses in each fiscal year since we commenced operations.  The following table represents net losses incurred in each of our last three fiscal years:

Net Loss
Fiscal Year Ended March 31, 2009	$16,705,151
Fiscal Year Ended March 31, 2008	$4,564,054
Fiscal Year Ended March 31, 2007	$2,326,259

As of September 30, 2009 and March 31, 2009, we had accumulated deficits of $47,828,293 (unaudited) and $30,634,355, respectively.  While we expect to continue to derive revenues from our current products and services, in order to achieve and sustain profitable operations, we must successfully commercialize our CryoPort Express® System, significantly expand our market presence and increase revenues.  We may continue to incur losses in the future and may never generate revenues sufficient to become profitable or to sustain profitability.  Continuing losses may impair our ability to raise the additional capital required to continue and expand our operations.

Our auditors have expressed doubt about our ability to continue as a going concern.

The Report of Independent Registered Public Accounting Firm to our March 31, 2009 consolidated financial statements includes an explanatory paragraph stating that the recurring losses and negative cash flows from operations since inception and our working deficit and cash and cash equivalent balance at March 31, 2009 raise substantial doubt about our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  If we are unable to establish to the satisfaction of our independent registered public accounting firm that the net proceeds from this offering will be sufficient, based on our projected cashflows, to allow for the removal of this “going concern” qualification, we will not be able to obtain approval of our NASDAQ listing application.

If we are unable to obtain additional funding, we may have to reduce or discontinue our business operations.

As of September 30, 2009 and March 31, 2009, we had cash and cash equivalents of $1,120,758 (unaudited) and $249,758, respectively.  Additionally, at each of the foregoing dates our current liabilities significantly exceeded our current assets.  We have expended substantial funds on the research and development of our products and IT systems.  As a result, we have historically experienced negative cash flows from operations and we expect to continue to experience negative cash flows from operations in the future.  Therefore, our ability to continue and expand our operations is highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to fund our future operations.

We anticipate based on currently proposed plans and assumptions relating to our ability to market and sell our products (but not including any strategic relationship with a global courier), that our cash on hand and the proceeds from this offering, together with projected cash flows, will satisfy our operational and capital requirements for the next 18 to 30 months.  There are a number of uncertainties associated with our financial projections that could reduce or delay our future projected revenues and cash-inflows, including, but not limited to, our ability to complete the commercialization of our CryoPort Express® System, increase our customer base and revenues and enter into a strategic relationship with a global courier.  If our projected revenues and cash-inflows are reduced or delayed, we may not have sufficient capital to operate through the next 18 to 30 months unless we raise more capital.  Additionally, if we are unable to realize satisfactory revenue in the near future, we will be required to seek additional financing to continue our operations beyond that period.  We will also require additional financing to expand into other markets and further develop and market our products.  Except for the units to be offered in this offering, we have no current arrangements with respect to any additional financing.  Consequently, there can be no assurance that any additional financing on commercially reasonable terms, or at all, will be available when needed.  The inability to obtain additional capital may reduce our ability to continue to conduct business operations.  Any additional equity financing may involve substantial dilution to our then existing stockholders.  In addition, raising additional funding may be complicated by certain provisions in the securities purchase agreements and related transaction documents, as amended, entered into in connection with our prior convertible debenture financings.  The uncertainties surrounding our future cash inflows have raised substantial doubt regarding our ability to continue as a going concern.

If we are not successful in establishing strategic relationships with one or more global couriers, we may not be able to successfully increase revenues and cashflow which could adversely affect our operations.

We believe that our near term success is best achieved by establishing strategic relationships with one or more global couriers.  Such a relationship will enable us to provide a seamless, end-to-end shipping solution to customers and allow us to leverage the courier’s established express, ground and freight infrastructures and penetrate new markets with minimal investment.  Further, we expect that the global freight courier will utilize its sales force to promote and sell our frozen shipping services.  If we are not successful in establishing such a relationship with a global courier, sales and marketing efforts will be significantly impacted and anticipated revenue growth will be substantially delayed which could have an adverse affect on our operations.

Our agreement with FedEx may not result in a significant increase in our revenues or cashflow.

On January 13, 2010, we entered into an agreement with FedEx pursuant to which we will lease to FedEx such number of our cryogenic shippers that FedEx shall, from time to time, order for its customers.  FedEx has the right to and shall, on a non-exclusive basis, promote, market and sell transportation of our shippers and our related value-added goods and services, such as our data logger, web portal and planned CryoPort Express Smart Pak System.  Because our agreement with FedEx does not contain any requirement that FedEx lease a minimum number of shippers from us during the term of the agreement, we may not experience a significant increase in our revenues or cashflows as a result of this agreement.

Current economic conditions and capital markets are in a period of disruption and instability which could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity.  The shortage of liquidity and credit combined with substantial losses in worldwide equity markets could lead to an extended worldwide recession.  We may face significant challenges if conditions in the capital markets do not improve.  Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans, including the commercialization of our CryoPort Express® System and other research and development activities.  Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us.  We cannot predict the occurrence of future financial disruptions or how long the current market conditions may continue.

The sale of substantial shares of our common stock may depress our stock price.

As of November 30, 2009, there were 4,167,943 shares (assuming the consummation of the anticipated reverse stock split, at a ratio of 12-to-1) of our common stock outstanding.  Substantially all of these shares of common stock are eligible for trading in the public market.  The market price of our common stock may decline if our stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur.

We could also issue up to 6,339,919 additional shares (assuming the consummation of the anticipated reverse stock split, at a ratio of 12-to-1 and the issuance of 1,800,502 shares pursuant to the 2010 Amendment) of our common stock that are issuable upon the conversion of outstanding convertible debentures and promissory notes and the exercise of outstanding warrants and options or reserved for future issuance under our stock incentive plans (including our 2009 Stock Incentive Plan, which was approved by our stockholders at our 2009 Annual Meeting of Stockholders held on October 9, 2009), as further described in the following table:

Number of Shares of Common Stock Issuable or Reserved For Issuance (assuming the consummation of the anticipated reverse stock split, at a ratio of 12-to-1)
Common stock issuable upon conversion of outstanding debentures and convertible promissory notes (after giving effect to the 2010 Amendment)	2,026,238
Common stock issuable upon exercise of outstanding warrants	3,042,406
Common stock reserved for issuance upon exercise of outstanding options or reserved for future incentive awards under our stock incentive plans	1,271,275
Total	6,339,919

Of the total options and warrants outstanding as of November 30, 2009, options and warrants exercisable for an aggregate of 2,650,794 shares of common stock (after giving effect to the anticipated 12-to-1 reverse stock split) would be considered dilutive to the value of our stockholders’ interest in CryoPort because we would receive an amount per share that is less than the market price of our common stock on November 30, 2009.

We will have difficulty increasing our sales if we experience delays, difficulties or unanticipated costs in establishing the sales, distribution and marketing capabilities necessary to successfully commercialize our products.

We are continuing to develop sales, distribution and marketing capabilities in the Americas, Europe and Asia.  It will be expensive and time-consuming for us to develop a global marketing and sales network.  Moreover, we may choose, or find it necessary, to enter into additional strategic collaborations to sell, market and distribute our products.  We may not be able to provide adequate incentive to our sales force or to establish and maintain favorable distribution and marketing collaborations with other companies to promote our products.  In addition, any third party with whom we have established a marketing and distribution relationship may not devote sufficient time to the marketing and sales of our products thereby exposing us to potential expenses in exiting such distribution agreements.  We, and any of our third party collaborators, must also market our products in compliance with federal, state, local and international laws relating to the provision of incentives and inducements.  Violation of these laws can result in substantial penalties.  Therefore, if we are unable to successfully motivate and expand our marketing and sales force and further develop our sales and marketing capabilities, or if our distributors fail to promote our products, we will have difficulty increasing our sales.

Our ability to grow and compete in our industry will be hampered if we are unable to retain the continued service of our key professionals or to identify, hire and retain additional qualified professionals.

A critical factor to our business is our ability to attract and retain qualified professionals including key employees and consultants.  We are continually at risk of losing current professionals or being unable to hire additional professionals as needed.  If we are unable to attract new qualified employees, our ability to grow will be adversely affected.  If we are unable to retain current employees or strategic consultants, our financial condition and ability to maintain operations may be adversely affected.

We are dependent on new products and services, the lack of which would harm our competitive position.

Our future revenue stream depends to a large degree on our ability to bring new products and services to market on a timely basis.  We must continue to make significant investments in research and development in order to continue to develop new products and services, enhance existing products and services, and achieve market acceptance of such products and services.  We may incur problems in the future in innovating and introducing new products and services.  Our development stage products and services may not be successfully completed or, if developed, may not achieve significant customer acceptance.  If we are unable to successfully define, develop and introduce new, competitive products and services and enhance existing products and services, our future results of operations would be adversely affected.  Development and manufacturing schedules for technology products and services are difficult to predict, and we might not achieve timely initial customer shipments of new products and services.  The timely availability of these products and services and their acceptance by customers are important to our future success.  A delay in new product or enhanced product introductions could have a significant impact on our results of operations.

Because of these risks, our research and development efforts may not result in any commercially viable products.  If significant portions of these development efforts are not successfully completed, or any new or enhanced products are not commercially successful, our business, financial condition and results of operations may be materially harmed.

If we successfully develop products, but those products do not achieve and maintain market acceptance, our business will not be profitable.

The degree of acceptance of our CryoPort Express® Shipper, or any future product or services, by our current target markets, and any other markets to which we attempt to sell our products and services, and our profitability and growth will depend on a number of factors including, among others:

●	our shipper’s ability to perform and preserve the integrity of the materials shipped;

●	relative convenience and ease of use of our shipper and/or web portal;

●	availability of alternative products;

●	pricing and cost effectiveness; and

●	effectiveness of our or our collaborators’ sales and marketing strategy.

If any products we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our products, are more cost effective, or render our products obsolete.

Our success depends, in part, on our ability to obtain patent protection for our products, preserve our trade secrets, and operate without infringing the proprietary rights of others.

Our policy is to seek to protect our proprietary position by, among other methods, filing United States patent applications related to our technology, inventions and improvements that are important to the development of our business.  We have three issued U.S. patents and one recently filed provisional patent application, all relating to various aspects of our products and services.  Our patents or provisional patent application may be challenged, invalidated or circumvented in the future or the rights granted may not provide a competitive advantage.  We intend to vigorously protect and defend our intellectual property.  Costly and time-consuming litigation brought by us may be necessary to enforce our patents and to protect our trade secrets and know-how, or to determine the enforceability, scope and validity of the proprietary rights of others.

We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position.  In the past our employees, consultants, advisors and suppliers have not always executed confidentiality agreements and invention assignment and work for hire agreements in connection with their employment, consulting, or advisory relationships.  Consequently, we may not have adequate remedies available to us to protect our intellectual property should one of these parties attempt to use our trade secrets or refuse to assign any rights he or she may have in any intellectual property he or she developed for us.  Additionally, our competitors may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our proprietary technology, or we may not be able to meaningfully protect our rights in unpatented proprietary technology.

We cannot assure you that our current and potential competitors and other third parties have not filed (or in the future will not file) patent applications for (or have not received or in the future will not receive) patents or obtain additional proprietary rights that will prevent, limit or interfere with our ability to make, use or sell our products either in the United States or internationally.  In the event we are required to license patents issued to third parties, such licenses may not be available or, if available, may not be available on terms acceptable to us.  In addition, we cannot assure you that we would be successful in any attempt to redesign our products or processes to avoid infringement or that any such redesign could be accomplished in a cost-effective manner.  Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products or offering our services, which would harm our business.

We are not aware of any third party that is infringing any of our patents or trademarks nor do we believe that we are infringing on the patents or trademarks of any other person or organization.

Our products may contain errors or defects, which could result in damage to our reputation, lost revenues, diverted development resources and increased service costs and litigation.

Our products must meet stringent requirements and we must develop our products quickly to keep pace with the rapidly changing market.  Products and services as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released.  In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs, and litigation.  The costs incurred in correcting any product errors or defects may be substantial and could adversely affect our business, results of operations and financial condition.

If we experience manufacturing delays or interruptions in production, then we may experience customer dissatisfaction and our reputation could suffer.

If we fail to produce enough shippers at our own manufacturing facility or at a third party manufacturing facility, or if we fail to complete our shipper recycling processes as planned, we may be unable to deliver shippers to our customers on a timely basis, which could lead to customer dissatisfaction and could harm our reputation and ability to compete.  We currently acquire various component parts for our shippers from various independent manufacturers in the United States.  We would likely experience significant delays or cessation in producing our shippers if a labor strike, natural disaster or other supply disruption were to occur at any of our main suppliers.  If we are unable to procure a component from one of our manufacturers, we may be required to enter into arrangements with one or more alternative manufacturing companies which may cause delays in producing our shippers.  In addition, because we depend on third party manufacturers, our profit margins may be lower, which will make it more difficult for us to achieve profitability.  To date, we have not experienced any material delay that has adversely impacted our operations.  As our business develops and the quantity of production increases, it becomes more likely that such problems could arise.

Because we rely on a limited number of suppliers, we may experience difficulty in meeting our customers’ demands for our products in a timely manner or within budget.

We currently purchase key components of our products from a variety of outside sources.  Some of these components may only be available to us through a few sources, however, management has identified alternative materials and suppliers should the need arise.  We generally do not have long-term agreements with any of our suppliers.

Consequently, in the event that our suppliers delay or interrupt the supply of components for any reason, we could potentially experience higher product costs and longer lead times in order fulfillment.  Suppliers that we materially rely upon include Spaulding Composites Company and Lydall Thermal Acoustical Sales.

Our CryoPort Express® Portal may be subject to intentional disruption that could adversely impact our reputation and future sales.

We have implemented our CryoPort Express® Portal which is used by our customers and business partners to automate the entry of orders, prepare customs documentation and facilitate status and location monitoring of shipped orders while in transit.  Although we believe we have sufficient controls in place to prevent intentional disruptions, we could be a target of attacks specifically designed to impede the performance of the CryoPort Express® Portal.  Similarly, experienced computer programmers may attempt to penetrate our CryoPort Express® Portal in an effort to search for and misappropriate proprietary or confidential information or cause interruptions of our services.  Because the techniques used by such computer programmers to access or sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques.  Our activities could be adversely affected and our reputation, brand and future sales harmed if these intentionally disruptive efforts are successful.

Our services may expose us to liability in excess of our current insurance coverage.

Our products involve significant risks of liability, which may substantially exceed the revenues we derive from our services.   We cannot predict the magnitude of these potential liabilities.

We currently maintain general liability insurance, with coverage in the amount of $1 million per occurrence, subject to a $2 million annual limitation, and product liability insurance with a $1 million annual coverage limitation.  Claims may be made against us that exceed these limits.

Our liability policy is an “occurrence” based policy.  Thus, our policy is complete when we purchased it and following cancellation of the policy it continues to provide coverage for future claims based on conduct that took place during the policy term.  However, our insurance may not protect us against liability because our policies typically have various exceptions to the claims covered and also require us to assume some costs of the claim even though a portion of the claim may be covered.  In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage.  A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.

Complying with certain regulations that apply to shipments using our products can limit our activities and increase our cost of operations.

Shipments using our products and services are subject to various regulations in the countries in which we operate.  For example, shipments using our products may be required to comply with the shipping requirements promulgated by the Centers for Disease Control (“CDC”), the Occupational Safety and Health Organization (“OSHA”), the Department of Transportation (“DOT”) as well as rules established by the International Air Transportation Association (“IATA”) and the International Civil Aviation Organization (“ICAO”).  Additionally, our data logger may be subject to regulation and certification by the Food and Drug Administration (“FDA”), Federal Communications Commission (“FCC”), and Federal Aviation Administration (“FAA”).  We will need to ensure that our products and services comply with relevant rules and regulations to make our products and services marketable, and in some cases compliance is difficult to determine.  Significant changes in such regulations could require costly changes to our products and services or prevent use of our shippers for an extended period of time while we seek to comply with changed regulations.  If we are unable to comply with any of these rule or regulations or fail to obtain any required approvals, our ability to market our products and services may be adversely affected.  In addition, even if we are able to comply with these rules and regulations, compliance can result in increased costs.  In either event, our financial results and condition may be adversely affected.  We depend on our business partners and unrelated and frequently unknown third party agents in foreign countries to act on our behalf to complete the importation process and to make delivery of our shippers to the final user.  The failure of these third parties to perform their duties could result in damage to the contents of the shipper resulting in customer dissatisfaction or liability to us, even if we are not at fault.

If we cannot compete effectively, we will lose business.

Our products, services and solutions are positioned to be competitive in the cold-chain shipping market.  While there are technological and marketing barriers to entry, we cannot guarantee that the barriers we are capable of producing will be sufficient to defend the market share we wish to gain against future competitors.  The principal competitive factors in this market include:

●	acceptance of our business model and a per use consolidated fee structure;

●	ongoing development of enhanced technical features and benefits;

●	reductions in the manufacturing cost of competitors’ products;

●	the ability to maintain and expand distribution channels;

●	brand name;

●	the ability to deliver our products to our customers when requested;

●	the timing of introductions of new products and services; and

●	financial resources.

Current and prospective competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry.  As a result, these competitors may be able to develop and expand their networks and product offerings more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies.  In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional products competitive to those we provide or plan to provide.

We may not be able to compete with our competitors in the industry because many of them have greater resources than we do.

We expect to continue to experience significant and increasing levels of competition in the future.  In addition, there may be other companies which are currently developing competitive products and services or which may in the future develop technologies and products that are comparable, superior or less costly than our own.  For example, some cryogenic equipment manufacturers with greater resources currently have solutions for storing and transporting cryogenic liquid and gasses and may develop storage solutions that compete with our products.  Additionally, some specialty couriers with greater resources currently provide dry ice transportation and may develop other products in the future, both of which compete with our products.  A competitor that has greater resources than us may be able to bring its product to market faster than we can and offer its product at a lower price than us to establish market share.  We may not be able to successfully compete with a competitor that has greater resources and such competition may adversely affect our business.

Risks Relating to Our Current Financing Arrangements

Our outstanding convertible debentures impose certain restrictions on how we conduct our business.  In addition, all of our assets, including our intellectual property, are pledged to secure this indebtedness.  If we fail to meet our obligations to the debenture holders, our payment obligations may be accelerated and the collateral securing the indebtedness may be sold to satisfy these obligations.

We issued convertible debentures in October 2007 (the "October 2007 Debentures") and in May 2008 (the "May 2008 Debentures," and together with the October 2007 Debentures, the "Debentures"). The Debentures were issued to four institutional investors and have an outstanding principal balance of $5,981,425 as of November 30, 2009. In addition, in October 2007 and May 2008, we issued to these institutional investors warrants to purchase, as of November 30, 2009, an aggregate of 1,107,671 shares of our common stock (without regard to beneficial ownership limitations contained in the transaction documents and certain anti-dilution provisions, but after giving effect to the anticipated 12-to-1 reverse stock split).  As collateral to secure our repayment obligations to the holders of the Debentures we have granted such holders a first priority security interest in generally all of our assets, including our intellectual property.

The Debentures, warrant agreements and related transactional documents contain various covenants that presently restrict our operating flexibility.  Pursuant to the foregoing documents, we may not, among other things:

●	effect a reverse stock split of our outstanding common stock;

●
incur additional indebtedness, except for certain permitted indebtedness.  Permitted indebtedness is defined to include lease obligations and purchase money indebtedness of up to an aggregate of $200,000 and indebtedness that is expressly subordinated to the Debentures and matures following the maturity date of the Debentures;

●
incur additional liens on any of our assets except for certain permitted liens including but not limited liens for taxes, assessments and government charges not yet due and liens incurred in connection with permitted indebtedness;

●	pay cash dividends;

●
redeem any outstanding shares of our common stock or any outstanding options or warrants to purchase shares of our common stock except in connection with a the repurchase of stock from former directors and officers provided such repurchases do not exceed $100,000 during the term of the Debentures;

●	enter into transactions with affiliates other than on arms-length terms; and

●
make any revisions to the terms of existing contractual agreements for the Notes Payable to Former Officer, Related Party Notes Payable and the Line of Credit (as each is referred to in our Form 10-Q for the period ended June 30, 2009).

In addition, so long as the Debentures are outstanding;

●	we must maintain a total cash balance of no less than $100,000 at all times;

●
we must maintain an average monthly operating cash burn of no more than $500,000 with operating cash burn is defined by taking net income (or loss) and adding back all non-cash items and excludes changes in assets, liabilities and financing activities;

●
we must maintain minimum current ratio of 0.5 to 1 with the calculation made by excluding the current portion of the convertible notes payable and accrued interest, and liability from derivative instruments from current liability for the current ratio;

●	our accounts payable shall not exceed $750,000; and

●	our accrued salaries shall not exceed $350,000.

These provisions could have important consequences for us, including, but not limited to, (i) preventing us from effecting our contemplated reverse stock split unless the debenture holders provide a waiver, (ii) making it more difficult for us to obtain additional debt financing, or obtain new debt financing on terms favorable to us, because a new lender will have to be willing to be subordinate to the debenture holders, (iii) causing us to use a portion of our available cash for debt repayment and service rather than other perceived needs, and/or (iv) impacting our ability to take advantage of significant, perceived business opportunities.  Our failure to timely repay our obligations under the Debentures, which mature on July 1, 2010, or meet the covenants set forth in the Debentures and related transaction documents could give rise to a default under the Debentures or such transaction documents.  In the event of an uncured default, all amounts owed to the holders may be declared immediately due and payable and the debenture holders will have the right to enforce their security interest in the assets securing the Debentures.  In such event, the Debenture holders could take possession of any or all of our assets in which they hold a security interest, and dispose of those assets to the extent necessary to pay off our debts, which would materially harm our business.

In the event that we consummate this offering for minimum gross proceeds of $10,000,000 and comply with certain other provisions of the 2010 Amendment, then the foregoing limitations and covenants will terminate following consummation of this offering.

The issuance of our common stock upon conversion of the Debentures could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders’ equity and voting rights.

The Debentures have the potential to cause significant downward pressure on the price of our common stock if they are converted, as is contemplated in the 2010 Amendment (at least with respect to approximately half of the outstanding balance which would be converted at an approximate price of $0.13 per share (or $1.51 per share assuming the consummation of a reverse stock split, at a ratio of 12-to-1)).  This is particularly the case if the shares of common stock are placed into the market and exceed the market’s ability to absorb such shares of common stock.  Such an event could place further downward pressure on the price of our common stock.  The opportunity exists for short sellers and others to contribute to the future decline of our stock price.  Significant short sales of our stock would place downward pressure on the market price of our common stock, which could cause the price to further decline.  If the foregoing factors cause a continual decline in our stock price, long-term holders of our common stock might be encouraged to start selling their shares of our common stock, creating a further imbalance on the sell side of the market for the stock, which could cause our stock price to further decline.

Risks Relating Principally to This Offering and Our Capital Structure

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty all of the particular uses of approximately $13.3 million of the net proceeds we will receive from this offering.  Other than our obligation to repay $3,266,995 of the Debentures pursuant to the 2010 Amendment, our management will have broad discretion in the application of the net proceeds.  Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions.  Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return.  The failure by our management to apply these funds effectively could harm our business.  Pending its use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our existing stockholders will retain significant control over us following the completion of this offering.

The concentration of ownership of our stock may have the effect of delaying or preventing a change in control of CryoPort and may adversely affect the voting or other rights of other holders of our common stock.  Upon completion of this offering, our directors, executive officers and debenture holders will beneficially own 5,105,661 shares (assuming the consummation of a reverse stock split, at a ratio of 12-to-1 and without regard to beneficial ownership limitations contained in certain warrants) of common stock assuming the exercise of all outstanding warrants, options and conversion of all convertible debt, and the effectiveness of the 2010 Amendment; or approximately 32.2% of our outstanding common stock.  Of these shares of common stock, 2,219,539 shares, or approximately 14.0% of our outstanding common stock, will be owned by Enable Growth Partners LP (and affiliated funds), and 2,126,876 shares, or approximately 13.4% of our outstanding common stock, will be owned by BridgePointe Master Fund, Ltd.; provided, however, there are provisions in their warrant agreements that prohibit exercise of warrants to the extent that their respective beneficial ownership would exceed 4.99% as a result of such conversion or exercise (which limitation may be waived and increased to 9.99% upon not less than 61 days prior notice).

An active market for our common stock and warrants may not develop or be maintained, which could limit your ability to sell your common stock and/or warrants.

Prior to this offering, there has been a limited public market for our common stock and no market for our warrants and the public offering price may bear no relationship to the price at which our common stock and warrants will trade after this offering.  There can be no assurance that an active public market for our common stock or warrants will develop or be sustained after this offering or how liquid that market might become.  As a result, investors may not be able to sell their common stock or warrants at or above the public offering price or at the time that they would like to sell.

Our stock and warrant price may be volatile.

The market price of our common stock and warrants is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including, but not limited to:

●	technological innovations or new products and services by us or our competitors;

●	additions or departures of key personnel;

●	sales of our common stock;

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

You may consider any one of these factors to be material.  The price of common stock and warrants may fluctuate widely as a result of any of the above listed factors.  In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock and warrants.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock and warrants, the price of our common stock and warrants could decline.

The trading market for our common stock and warrants will rely in part on the research and reports that equity research analysts publish about us and our business.  We do not control these analysts.  The price of our common stock and warrants could decline if one or more equity analyst downgrades our stock or if analysts issue other unfavorable commentary or cease publishing reports about us or our business.

A significant portion of our total outstanding shares of common stock may be sold into the public market in the near future, which could cause the market price of our common stock and warrants to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time after the expiration of the lock-up agreements described in “Underwriting and Plan of Distribution.”  These sales, or the market perception that the holders of a large number of shares of common stock intend to sell shares of common stock, could reduce the market price of our common stock and warrants.  After this offering, we will have 9,093,445 shares of common stock outstanding based on the number of shares of common stock outstanding as of November 30, 2009 and the debenture holders conversion of a portion of the outstanding principal balance of their debentures pursuant to the 2010 Amendment, and assuming the consummation of a reverse stock split, at a ratio of 12-to-1.  This includes the 3,125,000 shares of common stock that we are selling in this offering, which may be resold in the public market immediately.  The remaining 5,968,445 shares of common stock, or 66% of our outstanding shares of common stock after this offering, including 1,800,502 shares of common stock we will issue to our debenture holders in connection with their conversion of a portion of the outstanding principal balance of the debentures pursuant to the 2010 Amendment, will be able to be sold, subject to any applicable volume limitations under federal securities laws, 180 days after the date of this prospectus, subject to extension in specified instances, due to lock-up agreements between the holders of these shares of common stock and the underwriters.  However, the underwriters can waive the provisions of these lock-up agreements and allow these stockholders to sell their shares of common stock at any time.

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the foreseeable future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the Board of Directors may consider the payment of any such dividends.  In addition, we may not pay any dividends without obtaining the prior consent of the holders of our Debentures (provided, however, that this restriction will terminate upon the consummation of this offering pursuant to the 2010 Amendment).  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the price of our common stock appreciates.

When we effect a reverse stock split, the liquidity of our common stock and market capitalization could be adversely affected.

At our 2009 Annual Meeting of Stockholders held on October 9, 2009, our stockholders approved a Certificate of Amendment to our Amended and Restated Articles of Incorporation to give our Board of Directors the authority to effect a reverse stock split of our issued and outstanding common stock at a ratio to be determined by the Board of Directors between 2-to-1 and 15-to-1, without further approval of our stockholders, upon a determination by the Board of Directors that such a reverse stock split is in the best interests of CryoPort and its stockholders, at any time before June 30, 2010.  Subject to our compliance with the 2010 Amendment, the Board of Directors intends to effect a reverse stock split in order to increase the stock price to a level that will enable it to apply for listing on the NASDAQ Capital Market or other national stock exchange.

A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization.  If the per share market price does not increase proportionately as a result of the reverse split, then the value of our company as measured by our market capitalization will be reduced, perhaps significantly.  In addition, because the reverse split will significantly reduce the number of shares of our common stock that are outstanding, the liquidity of our common stock could be adversely affected and you may find it more difficult to purchase or sell shares of our common stock.

Our stock-based incentive plan may dilute your percentage ownership interest and may also result in downward pressure on the price of our stock.

At our 2009 Annual Meeting of Stockholders held on October 9, 2009, our stockholders approved the CryoPort, Inc. 2009 Stock Incentive Plan (“2009 Plan”), which is designed to replace the CryoPort, Inc. 2002 Stock Incentive Plan (the "2002 Plan") and provides for the grant of stock-based incentives.  A total of 1,000,000 shares of our common stock (after giving effect to the anticipated 12-to-1 reverse stock split) are reserved under the 2009 Plan for awards to our officers, directors, employees and consultants as determined by our Board of Directors.  Stockholders would experience a dilution in ownership interest of approximately 15%, assuming the maximum issuance of 1,000,000 shares of common stock (after giving effect to the anticipated 12-to-1 reverse stock split) upon the exercise of stock options granted or other awards issued under the 2009 Plan.  In addition, the existence of a significant number of shares of common stock reserved under the 2009 Plan may be perceived by the market as having a potential dilutive effect, which could lead to a decrease in the price of our common stock.

We may need additional capital, and the sale of additional shares of common stock or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this offering will be sufficient to meet our anticipated cash needs for a period of 18 to 30 months.  We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue.  If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility.  The sale of additional equity securities, or debt securities convertible into equity securities, could result in additional dilution to our stockholders.  The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.

Provisions in our bylaws and Nevada law might discourage, delay or prevent a change of control of our company or changes in our management and, as a result, may depress the trading price of our common stock.

Provisions of our bylaws and Nevada law may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock.  The relevant bylaw provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management.  These provisions include advance notice requirements for stockholder proposals and nominations, and the ability of our Board of Directors to make, alter or repeal our bylaws.

Absent approval of our Board of Directors, our bylaws may only be amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote.

In addition, Section 78.438 of the Nevada Revised Statutes prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder (generally defined as a person which together with its affiliates owns, or within the last three years has owned, 10% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder) unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock.  They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Our stock is deemed to be penny stock.

Our stock is currently traded on the OTC Bulletin Board and is subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The penny stock rules apply to companies not listed on a national exchange whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Penny stocks sold in violation of the applicable rules may entitle the buyer of the stock to rescind the sale and receive a full refund from the broker.

Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities.  Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities.  Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult:  (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal controls over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock.  We are required to establish and maintain appropriate internal controls over financial reporting.  Failure to establish those controls (or any failure of those controls once established) could adversely impact our public disclosures regarding our business, financial condition or results of operations.  In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.  Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our independent registered public accounting firm’s attestation to the effectiveness of our internal controls over financial reporting, when required, may have an adverse impact on the price of our common stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of our internal controls over financial reporting, and attestation of our assessment by our independent registered public accounting firm.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.  We expect to continue to incur significant expenses and to devote resources to continued Section 404 compliance during the remainder of fiscal 2010 and on an ongoing basis.  It is difficult for us to predict how long it will take or how costly it will be to complete the assessment of the effectiveness of our internal controls over financial reporting to the satisfaction of our independent registered public accounting firm for each year, and to remediate any deficiencies in our internal controls over financial reporting.  As a result, we may not be able to complete the assessment and remediation process on a timely basis.  In addition, the attestation process by our independent registered public accounting firm will be new for fiscal 2011 and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determines that our internal controls over financial reporting are not effective as defined under Section 404, we cannot predict how regulators will react or how the market price of our common stock will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively impacted.

If we fail to remain current in our reporting requirements, our securities could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

There is no guarantee that our shares of common stock or warrants will be listed on the NASDAQ Capital Market.

In connection with the filing of this registration statement, we applied for listing of our common stock and warrants on the NASDAQ Capital Market.  After the consummation of this offering, we believe that we will satisfy the listing requirements and expect that our common stock and warrants will be listed on the NASDAQ Capital Market.  Such listing, however, is not guaranteed.  If such listing is approved, there can be no assurance any broker will be interested in trading our stock.  Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them.  Our lead underwriter, Rodman & Renshaw, LLC, is not obligated to make a market in our securities, and even if they make a market, they can discontinue market making at any time without notice.  Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

If our common stock and warrants are approved for listing on the NASDAQ Capital Market, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying NASDAQ's continued listing requirements.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other similar words.  These statements are only predictions.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.  We discuss many of the risks in greater detail under the heading “Risk Factors.”  Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.  Forward-looking statements in this prospectus include, but are not necessarily limited to, those relating to:

●	our intention to introduce new products or services,

●	our expectations about the markets for our products or services,

●	our expectations about securing strategic relationships with global couriers or large clinical research organization,

●	our future capital needs,

●	results of our research and development efforts, and

●	success of our patent applications.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control.  Actual results could differ materially from those anticipated as a result of the factors described in “Risk Factors” in this prospectus and detailed in our other SEC filings, including among others:

●	the effect of regulation by United States and foreign governmental agencies,

●	research and development efforts, including delays in developing, or the failure to develop, our products,

●	the development of competing or more effective products by other parties,

●	uncertainty of market acceptance of our products,

●	errors in business planning attributable to insufficient market size or segmentation data,

●	problems that we may face in manufacturing, marketing, and distributing our products,

●	problems that we may encounter in further development of CryoPort Express® Portal or its ability to scale to meet customer demand and needs,

●	problems relating to the development of wireless sensor monitoring devices, or regulatory approval relating to their use,

●	our inability to raise additional capital when needed,

●	delays in the issuance of, or the failure to obtain, patents for certain of our products and technologies,

●	problems with important suppliers and strategic business partners, and

●	difficulties or delays in establishing marketing relationships with international couriers.

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business.

This prospectus also contains estimates and other industry and statistical data developed by independent parties and by us relating to market size, growth and segmentation of markets.  This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.  We have not independently verified these estimates generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness.  In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus.  These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the units that we are offering will be approximately $13.3 million, based on an assumed public offering price of $4.80 per unit, after deducting underwriting discounts and commissions and estimated offering expenses that we must pay.  We intend to use those net proceeds primarily to repay a portion of the outstanding principal balance of the Debentures, build up our inventory of shippers, for capital expenditures, including establishing selected global staging and refurbishing sites, and for working capital and general corporate purposes.  We may also use these proceeds to finance the acquisition of complimentary businesses or services.  We currently have no agreements or commitments for any specific acquisitions at this time.

As of November 30, 2009, the outstanding principal balance of the Debentures was $5,981,425.  The Debentures mature on July 1, 2010 and, as of November 30, 2009, had an interest rate of 8%.  Pursuant to the 2010 Amendment, upon the consummation of this offering, we must repay $3,266,995 of the principal balance of the Debentures with some of the net proceeds from this offering.  We increased the principal balance of the Debentures by $628,826 during the prior twelve (12) months which reflects the conversion of accrued interest payable into principal and the conversion of both accrued interest payable and future interest payable into principal pursuant to the terms of the September 2009 Amendment to the Debentures.

Pending any use, as described above, we plan to invest the net proceeds in investment-grade, short-term, interest-bearing securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Presently, our common stock is traded through the OTC Bulletin Board under the symbol CYRX.  We intend to list our common stock and warrants on the NASDAQ Capital Market under the symbols “CYPT” and “CYPTW,” respectively.  There can be no assurances that an active public market for our common stock will develop or be sustained.  The following table sets forth, for the periods indicated, the high and low sales prices for our common stock assuming the consummation of a reverse stock split, at a ratio of 12-to-1.

Fiscal 2010	High	Low
1st Quarter	$10.80	$4.92
2nd Quarter	8.40	4.44

Fiscal 2009	High	Low
1st Quarter	$13.80	$8.04
2nd Quarter	12.00	6.00
3rd Quarter	9.00	5.64
4th Quarter	6.60	3.96

Fiscal 2008	High	Low
1st Quarter	$39.60	$9.24
2nd Quarter	20.40	7.32
3rd Quarter	17.64	8.40
4th Quarter	16.44	10.20

Number of Stockholders

As of November 30, 2009, there were approximately 136 holders of record of our common stock and approximately 1,600 beneficial owners of our common stock.

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

Securities Authorized For Issuance Under Equity Compensation Plans

CryoPort currently maintains two equity compensation plans, the 2002 Plan and the 2009 Plan.  Our Compensation and Governance Committee is responsible for making reviewing and recommending grants of options under these plans which are approved by the Board of Directors.  The 2002 Plan, which was approved by CryoPort’s stockholders in October 2002, allows for the grant of options to purchase up to 416,666 shares (assuming the consummation of a reverse stock split, at a ratio of 12-to-1) of CryoPort’s common stock.  The 2002 Plan provides for the granting of options to purchase shares of CryoPort’s common stock at prices not less than the fair market value of the stock at the date of grant and generally expire 10 years after the date of grant.  The stock options are subject to vesting requirements, generally three or four years.  The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements.  As of November 30, 2009, a total of 254,983 shares (after giving effect to the anticipated 12-to-1 reverse stock split) of common stock remained available for future option grants under the 2002 Plan.

The 2009 Plan provides for the grant of stock-based incentives.  The 2009 Plan allows for the grant of up to 1,000,000 shares (after giving effect to the anticipated 12-to-1 reverse stock split) of our common stock for awards to our officers, directors, employees and consultants.  The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards.  The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code.  As of November 30, 2009, a total of 942,500 shares (after giving effect to the anticipated 12-to-1 reverse stock split) of our common stock remained available for future grants under the 2009 Plan.

Reverse Stock Split

Our stockholders have approved a proposal to grant discretionary authority to our Board of Directors to amend our Amended and Restated Articles of Incorporation to effect a reverse stock split of our issued and outstanding common stock at any time before June 30, 2010 at any whole number ratio between a 2-to-1 reverse stock split and a 15-to-1 reverse stock split, with the exact exchange ratio and timing of the reverse stock split (if at all) to be determined at the discretion of the Board of Directors, without decreasing the number of our shares of authorized capital stock.

The reverse stock split will be effected simultaneously for all our then existing common stock and the exchange ratio will be the same for all of our shares of issued and outstanding common stock.  The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share.  If this occurs, we will pay a cash payment in lieu of issuing fractional shares.  Shares of common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable.  The information in the following table is based on 50,015,318 shares of common stock (not adjusted for the anticipated 12-to-1 reverse stock split) issued and outstanding as of November 30, 2009.

Proposed Reverse Stock Split	Percentage Reduction in the Outstanding Shares of Common Stock	Common Stock Outstanding After the Reverse Stock Split	Common Stock Authorized After the Reverse Stock Split

2-to-1	50%	25,007,659	250,000,000

5-to-1	80%	10,003,063	250,000,000

12-to-1	91 2/3%	4,167,943	250,000,000

15-to-1	93 1/3%	3,334,355	250,000,000

DETERMINATION OF OFFERING PRICE

The public offering price of the units offered by this prospectus will be based on the closing market price of the stock immediately prior to the closing date of this offering, adjusted for the anticipated reverse stock split on a 12-to-1 basis, prior to the effectiveness of the registration statement of which this prospectus is a part.  We have applied for listing of our common stock and warrants on the NASDAQ Capital Market under the symbols “CYPT” and “CYPTW,” respectively.  No assurance can be given that our application will be approved.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, convertible debentures, notes payable and capitalization as of September 30, 2009 on an actual (after giving effect to the anticipated 12-to-1 reverse stock split) and on a pro forma as adjusted basis to give effect to the sale of the units by us in this offering at an assumed public offering price of $4.80 per share (the pro forma adjusted closing share price on December 30, 2009, after giving effect to the anticipated 12-to-1 reverse stock split), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and the application of the estimated net proceeds of this offering as described under “Use of Proceeds.”

This table should be read in conjunction with our consolidated financial statements and related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds,” and “Description of Capital Stock” appearing elsewhere in this prospectus.

	September 30, 2009
	Actual	As Adjusted
Cash and cash equivalents	$1,120,758	$11,153,763
Derivative liabilities	18,404,578	1,119,595
Convertible notes payable and accrued interest, net of discount of $775,960	639,647	639,647
Current portion of convertible debentures and other long-term debt, net of debt discounts of $2,468,355	$3,883,070	$-
Convertible notes payable, net of current portion and discount of $6,351,425	$-	$-
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized; 3,965,470 issued and outstanding, actual; and 9,093,445 shares issued and outstanding, as adjusted(1)	$3,965	$9,093
Additional paid-in capital	$24,446,002	$70,257,975
Retained deficit	$(47,828,293)	$(62,444,336)
Total stockholders’ equity (deficit)	$(23,378,326)	$7,822,732

(1)           The above table assumes the issuance of 1,800,502 shares of our common stock to the holders of our convertible debentures upon their conversion of a portion of the outstanding principal amount of such debentures upon the consummation of this offering pursuant to the 2010 Amendment, issuance of 68,519 shares of our common stock to the holders of our convertible debentures upon their conversion of a portion of the outstanding principal amount of such debentures with a conversion price of $5.40 prior to this offering, the issuance of 133,955 shares of our common stock for services and the exercise of warrants prior to this offering and excludes the following:

●	225,736 shares of common stock reserved for issuance upon the conversion of outstanding convertible promissory notes with a conversion price of $6.12 per share;

●	3,042,406 shares of common stock reserved for issuance upon the exercise of outstanding warrants with a weighted average exercise price of $5.52 per share;

●	74,292 shares of common stock reserved for issuance upon the exercise of outstanding stock options with a weighted average exercise price of $7.05 per share;

●
254,453 shares of common stock available for future grant under our 2002 Stock Incentive Plan and an additional 942,500 shares of common stock available for future grant under our 2009 Stock Incentive Plan;

●	3,125,000 shares of common stock issuable upon the exercise of the warrants to be issued in connection with this offering; and

●
156,250 shares of common stock that may be issued to Rodman & Renshaw, LLC upon exercise of the warrant we will sell to them (representing 5% of the shares of common stock sold by us in this offering, excluding the over-allotment option).

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per unit you pay and the as adjusted net tangible book value per share of our common stock after this offering.  Our net tangible book value as of September 30, 2009 was ($23,637,942), or ($5.96) per share of common stock (after giving effect to the anticipated 12-to-1 reverse stock split).  We calculate net tangible book value per share by calculating the difference between the total assets less goodwill and other intangible assets and total liabilities, and dividing the result by the number of shares of common stock outstanding.

Net tangible book value dilution per share represents the difference between the amount per unit paid by new investors who purchase units in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering as of September 30, 2009, after giving effect to:

●
the sale by us of 3,125,000 units at an assumed public offering price of $4.80 per share, each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $5.28 per share and the application of the estimated net proceeds to us in this offering as described under “Use of Proceeds”;

●
the issuance of 1,800,502 shares of common stock to the holders of our convertible debentures upon their conversion of a portion of the outstanding principal amount of such debentures upon the consummation of this offering pursuant to the 2010 Amendment;

●
the issuance of 68,519 shares of common stock to the holders of our convertible debentures upon their conversion of a portion of the outstanding principal amount of such debentures prior to this offering;

●	the issuance of 133,955 shares of common stock for services and the exercise of warrants prior to this offering; and
●	the estimated underwriting discounts and commissions and offering expenses payable by us.

Adjusted
Public offering price per share	$4.80
Net tangible book value as of September 30, 2009	$(5.96)
Increase attributable to this offering	$6.79
Adjusted net tangible book value per share after this offering	$0.83
Dilution in net tangible book value per share to new investors	$3.97

The following table summarizes as of November 30, 2009, on a pro forma basis to reflect the same adjustments described above, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by:

●
The existing common stockholders (including the holders of our Debentures who are converting a portion of the outstanding principal amount of the Debentures upon the consummation of this offering pursuant to the 2010 Amendment); and

●	The new investors in this offering, assuming the sale of 3,125,000 units offered hereby at a public offering price of $4.80 per share.

The calculations are based upon total consideration given by new and existing stockholders, before any deduction of estimated underwriting discounts and commissions and offering expenses.

	Shares of common stock Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing Stockholders	5,968,445	66%	$10,683,494	42%	$1.79
New Investors	3,125,000	34%	$15,000,000	58%	$4.80
Total	9,093,445	100%	$25,683,494	100%	$2.82

The above table excludes an aggregate of up to 6,779,933 additional shares of common stock reserved and available for future issuance (i) upon the conversion of all outstanding convertible promissory notes, (ii) the exercise of all outstanding stock options and warrants to purchase common stock, (iii) the exercise of all warrants issued in connection with this public offering, and (iv) under our employee 2002 Plan and our 2009 Plan as of September 30, 2009.  As of September 30, 2009, options to purchase 74,292 shares of common stock have been granted, but have not been exercised pursuant to the 2002 Plan and the 2009 Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus.  In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

General Overview

We are a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the safety, status and temperature, of high value, temperature sensitive materials.  We have developed a line of cost effective reusable cryogenic transport containers (referred to as "shippers") capable of transporting biological, environmental and other temperature sensitive materials at temperatures below 0° Celsius.  These dry vapor shippers are one of the first significant alternatives to dry ice shipping and achieve 10-plus day holding times compared to one to two day holding times with dry ice.

Our value proposition comes from both providing safe transportation and an environmentally friendly, long lasting shipper, and through our value added services that offer a simple hassle-free solution for our customers.  These value-added services include an internet-based web portal that enables the customer to initiate shipping service, track the progress and status of a shipment, and provides in-transit temperature monitoring services of the shipper.  CryoPort also provides a fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper to our customers at their pick up location.

Our principal focus has been the further development and commercial launch of CryoPort Express® Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies, and our CryoPort Express® Shipper, a line of dry vapor cryogenic shippers for the transport of biological and pharmaceutical materials.  A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide storage temperatures below minus 150° Celsius.  The dry vapor shipper is designed using innovative, proprietary, and patented technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates.  A proprietary foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container, even when placed upside-down or on its side, as is often the case when in the custody of a shipping company.  Biological specimens are stored in a specimen chamber, referred to as a “well,” inside the container and refrigeration is provided by harmless cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system surrounding the well.  Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures (below minus 150° Celsius).

During our early years, our limited revenue was derived from the sale of our reusable product line.  Our current business plan focuses on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution to life science companies moving pharmaceutical and biological samples in clinical trials and pharmaceutical distribution.

Going Concern

As reported in the Report of Independent Registered Public Accounting Firm to our March 31, 2009 and 2008 consolidated financial statements, we have incurred recurring losses and negative cash flows from operations since inception.  These factors, among others, raise substantial doubt about our ability to continue as a going concern.

There are significant uncertainties which negatively affect our operations.  These are principally related to (i) the expected ramp up of sales of the new CryoPort Express® System, (ii) the absence of any commitment or firm orders from key customers in our target markets, (iii) the success in bringing additional products currently under development to market with our key customers, and (iv) risks associated with scaling company operations to meet demand.  Moreover, there is no assurance as to when, if ever, we will be able to conduct our operations on a profitable basis.  Our limited historical sales for our reusable product, limited introductory sales to date of the CryoPort Express® System and the lack of any purchase requirements in our existing distribution agreements, make it impossible to identify any trends in our business prospects.

We have not generated significant revenues from operations and have no assurance of any future revenues.  We generated revenues from operations of $35,124, incurred a net loss of $16,705,151 and used cash of $2,586,470 in our operating activities during the year ended March 31, 2009.  We generated revenues from operations of $22,181, had a net loss of $7,536,045, which included a loss on the change in fair value of our derivative liabilities of $1,401,550 and used cash of $1,145,497 in our operating activities during the six months ended September 30, 2009.  In addition, we had a working capital deficit of $22,902,096, and have cash and cash equivalents of $1,120,758 at September 30, 2009.  Our working capital deficit at September 30, 2009 included $18,404,758 relating to derivative liabilities, the balance of which represented the fair value of warrants and embedded conversion features related to our convertible debentures and were reclassified from equity during the six months ended September 30, 2009 (see Note 9 in the accompanying unaudited consolidated financial statements).  Currently management has projected that cash on hand, including cash borrowed under the convertible promissory notes issued in the first, second, and third quarters of fiscal 2010, will be sufficient to allow us to continue our operations into the fourth quarter of fiscal 2010 until more significant funding can be secured.  These matters raise substantial doubt about our ability to continue as a going concern.

Results of Operations

The following table sets forth, for the periods indicated, certain information derived from our consolidated statements of operations.

	Fiscal Year			For the Six Months Ended September 30, (unaudited)
	2009 (‘000)	2008 (‘000)	2007 (‘000)	2009 (‘000)	2008 (‘000)
Revenues	$35	$84	$67	$22	$19
Cost of sales	546	386	177	326	253
Gross loss	(511)	(302)	(110)	(304)	(234)
Operating expenses:
Selling, general and administrative expenses	2,387	2,551	1,899	1,507	1,340
Research and development expenses	297	166	88	181	216
Total operating expenses	2,684	2,717	1,987	1,688	1,556
Loss from operations	(3,195)	(3,019)	(2,097)	(1,992)	(1,790)
Other income (expense):
Interest income	32	50	-	4	24
Interest expense	(2,693)	(1,593)	(228)	(4,143)	(1,214)
Loss on sale of fixed assets	-	-	-	(1)	-
Change in fair value of derivative liabilities	-	-	-	(1,402)	-
Loss on extinguishment of debt	(10,847)	-	-	-	(6,811)
Total other expense, net	(13,508)	(1,543)	(228)	(5,542)	(8,001)
Loss before income taxes	(16,703)	(4,562)	(2,325)	(7,534)	(9,791)
Income taxes	2	2	2	2	1
Net loss	$(16,705)	$(4,564)	$(2,327)	$(7,536)	$(9,792)
Net loss available to common stockholders per common share:
Basic and diluted loss per common share	$(4.86)	$(1.38)	$(0.90)	$(2.02)	$(2.85)
Weighted average common shares outstanding:
Basic and diluted (after giving effect to the anticipated 12-to-1 reverse stock split)	3,436,515	3,285,427	2,578,596	3,712,997	3,424,432

Six months ended September 30, 2009 compared to six months ended September 30, 2008:

Revenues. During the six months ended September 30, 2009, CryoPort generated $22,181 from shipper sales compared to revenues of $19,406 in the same period of the prior year, an increase of $2,775 (14%).  The low revenues in both years was primarily due to CryoPort’s shift initiated in mid-2006 in its sales and marketing focus from the reusable shipper product line.  CryoPort discontinued sales of the reusable shippers to allow resources to focus on further development and launch of the CryoPort Express® System and its introduction into the biopharmaceutical industry sector during fiscal 2009, which resulted in the slight increase in sales year over year.  The slow increase in product sales was the result of delays in CryoPort securing adequate funding for the manufacturing and full commercialization of the CryoPort Express®.

Cost of Sales.  Cost of sales for the six month period ended September 30, 2009 increased $73,113 (29%) to $326,444 from $253,331 for the six month period ended September 30, 2008 primarily as the result of increased fixed overhead manufacturing costs which resulted from CryoPort’s discontinuation of the reusable shippers and refocus of manufacturing operation for the CryoPort Express® System.  During both periods, cost of sales exceeded sales due to fixed manufacturing costs and plant underutilization.

Gross Loss. Gross loss for the six month period ended September 30, 2009 increased by $70,338 (30%) to $304,263 compared to $233,925 for the six month period ended September 30, 2008.  The increase in gross loss is due to low revenues and increased fixed overhead manufacturing costs which resulted from the refocus of CryoPort’s manufacturing operations as discussed above and plant under utilization.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $167,771 (13%) to $1,507,502 for the six month period ended September 30, 2009 as compared to $1,339,731 for the six month period ended September 30, 2008 due primarily to a $189,136 (17%) increase in general and administrative expenses from $1,124,148 for the six month period ended September 30, 2008 to $1,313,284 for the six month period ended September 30, 2009 and by a $21,365 (10%) decrease in sales and marketing expenses from $215,583 for the six month period ended September 30, 2008 to $194,218 for the six month period ended September 30, 2009.  The increase in general and administrative expenses was due to increases in legal and accounting fees, consulting fees and travel expenses.  The increase in legal fees was associated with CryoPort’s strategic partnering activities and debt restructuring.  The decrease in selling expenses was primarily related to a decrease in advertising and promotional costs, consulting and travel costs due to a reduction over prior year costs for additional market research, product development and the development of customer relationships for the commercialization of the CryoPort Express® System.  These increases in general and administrative expenses were partially offset by CryoPort’s efforts to minimize overall costs and diversion of  resources to the focus on market development and sales ramp up of the CryoPort Express® System.

Research and Development Expenses.  Research and development expenses decreased by $35,453 (16%) to $180,791 for the six month period ended September 30, 2009 as compared to $216,244 for the six month period ended September 30, 2008.  Prior year expenses included consulting costs associated with software development for the web based system to be used with the CryoPort Express® One-Way Shipper, and to other research and development activity related to the CryoPort Express® One-Way Shipper System, as CryoPort strove to develop improvements in both the manufacturing processes and product materials for the purpose of achieving additional product cost efficiencies.

Interest Expense. Interest expense increased $2,929,388 to $4,143,256 for the six month period ended September 30, 2009 as compared to $1,213,868 for the six month period ended September 30, 2008.  This increase was due to $3,737,569 of amortized debt discount, $25,579 of amortized financing fees, and $380,108 of accrued interest, primarily related to the Debentures and the Private Placement Debentures that were issued during the six month period ended September 30, 2009.  These increases were partially offset by a reduction in interest expense for related party notes payable and notes payable to officers as the result of the payments made against the principal note balances.

Interest Income.  CryoPort recorded interest income of $3,714 for the six month period ended September 30, 2009 as compared to $24,008 for the six month period ended September 30, 2008.  Prior year interest income included the impact of increased cash balances related to the funds received in connection with the Debentures.

Gain (Loss) on Extinguishment of Debt.  CryoPort incurred a loss on extinguishment of debt of $6,902,941 during the six months ended September 30, 2008 as the result of the April 30, 2008 Amendment of the October Debentures which provided for a six month deferral of principal payments.  The loss consists of a combination of the $5,858,344 increase in the fair market value of warrants issued in connection with the October 2007 Debentures as a result of the increase in the number of shares of common stock to be purchased under each of the October Warrants and to the decrease in the exercise price of October 2007 Warrants from $10.80, $11.04 and $19.20 to $7.20 each, the elimination of the April 30, 2008 unamortized balance of deferred financing costs of $312,197 and the $732,400 reduction in the unamortized discount balance related to the October 2007 Debentures to reflect the present value of the debentures as of April 30, 2008 (see Note 8 of the accompanying unaudited consolidated financial statements).  There was no loss on extinguishment of debt during the six months ended September 30, 2009.

CryoPort incurred a gain on extinguishment of debt of $91,727 during the six months ended September 30, 2008 as the result of the August 29, 2008 Amendment of the October Debentures which provided for an increase of $866,202 in the principal balance of the October Debentures for the interest that would have been paid September 30, 2008 and December 31, 2008 and for 15% of the aforementioned interest and the outstanding principal as of the date of the amendment.  The gain consists of a combination of the $866,202 increase in principal offset by the $899,004 increase in the unamortized discount balance and the previously accrued interest of $58,925 related to the October Debentures to reflect the present value of the debentures as of August 29, 2008 (see Note 8 of the accompanying unaudited consolidated financial statements).  There was no gain on extinguishment of debt in the six months ended September 30, 2009.

Net Loss.  As a result of the factors described above, the net loss for the six months ended September 30, 2009 decreased by $2,255,729 to $7,536,045 or ($2.02) per share compared to $9,791,774 or ($2.85) per share for the six months ended September 30, 2008, assuming the consummation of a reverse stock split, at a ratio of 12-to-1.  Loss from operations for the six months ended September 30, 2009 increased $202,656 to $1,992,556 compared to $1,789,900 for the six months ended September 30, 2008.

Year Ended March 31, 2009 Compared to Year Ended March 31, 2008:

Revenues.  During the year ended March 31, 2009, CryoPort generated revenues of $35,124 compared to revenues of $83,564 during the year ended March 31, 2008, a decrease of $48,440 (58.0%).  These low revenues in both years is primarily due to CryoPort’s shift initiated in mid-2006 in its sales and marketing focus from the reusable shipper product line.  Further, the decrease in revenues was caused by the discontinuation of the sales of the reusable shippers early fiscal 2009 to allow resources to focus on the further development and launch of the CryoPort Express® System and its introduction into the biopharmaceutical industry sector during fiscal 2009 and to the delays in CryoPort’s securing adequate funding for the manufacturing and full commercialization of the CryoPort Express®.

Cost of Sales.  Cost of sales for the year ended March 31, 2009 increased $159,781 (41.4%) to $546,152 from $386,371 for the year ended March 31, 2008 as the result of increased fixed overhead manufacturing costs resulting from CryoPort’s discontinuation of the reusable shippers and preparation of manufacturing operation for the launch of the new CryoPort Express® System during fiscal 2009.  During both periods, cost of sales exceeded sales due to fixed manufacturing costs and plant underutilization.

Gross Loss.  Gross loss for the year ended March 31, 2009 increased by $208,221 (68.8%) to $511,028 compared to $302,807 for the year ended March 31, 2008.  The increase in the gross loss is due to decreased revenues and increased fixed overhead manufacturing costs resulting from CryoPort’s discontinuation of the reusable shippers and preparation of manufacturing operation for the launch of the new CryoPort Express® System during fiscal 2009.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses decreased by $163,491 (6.4%) to $2,387,287 for the year ended March 31, 2009 compared to $2,550,778 for the year ended March 31, 2008 due mainly to a decrease in general and administrative costs of $213,453 (9.6%) which was partially offset by an increase in selling expenses of $49,962 (15.4%).  The decrease in general and administrative expenses was primarily due to CryoPort’s efforts to minimize overall costs and diversion of  resources to the focus on market development and sales ramp up of the CryoPort Express® System.  These general and administrative cost reductions were partially offset by increases in legal and accounting fees, insurance premiums and travel expenses.  The increased selling expenses were primarily related to increased advertising and promotional costs, consulting and travel costs as the result of additional market research, product development and the development of customer relationships for the commercialization of the CryoPort Express® System.

Research and Development Expenses.  Research and development expenses increased by $131,151 (78.9%) to $297,378 for the year ended March 31, 2009 as compared to $166,227 for the year ended March 31, 2008 in relation to the progression of the research and development activity, related to the initial development of the web based customer service portal utilized by the CryoPort Express® System.  Further these efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered by the CryoPort Express® System.  Other research and development effort has been directed toward third party certification testing and improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging.

Interest Expense.  Interest expense increased $1,100,665 to $2,693,383 for the year ended March 31, 2009 as compared to $1,592,718 for the year ended March 31, 2008.  This increase is primarily due to the interest costs related to the Debentures including primarily increases of $1,008,130 resulting from the amortization of additional debt discounts and $150,913 of interest expense on the face value of the debentures which were partially offset by reductions in amortization of deferred financing fees and interest expense for related party notes payable as the result of the payments made against the principal note balances.

Interest Income.  CryoPort recorded interest income of $32,098 for the year ended March 31, 2009 as compared to $50,076 for the year ended March 31, 2008 as the result of decreased cash balances related to the use of funds for operations during the year.

Loss on Extinguishment of Debt.  CryoPort incurred a total combined loss on extinguishment of debt of $10,846,573 during the year ended March 31, 2009 as the result of the resulting change in valuation of the debt and related warrants associated with the Amendments to the October 2008 Debentures in April 2008, August 2008 and January 2009 and the change in valuation of the debt and related warrants associated with the January 2009 Amendment to the May 2008 Debentures.  The loss consists of a combined total loss on extinguishment of debt on the October 2007 Debentures of $9,449,498 and $1,397,075 on the May 2008 Debentures. There was no loss on extinguishment of debt during the year ended March 31, 2008.

Net Loss.  As a result of the factors described above, the net loss for the year ended March 31, 2009 increased by $12,141,097 (266%) to $16,705,151 or ($4.86) per share compared to $4,564,054 or ($1.38) per share for the year ended March 31, 2008, assuming the consummation of a reverse stock split, at a ratio of 12-to-1.

Liquidity and Capital Resources

As of September 30, 2009, we had cash and cash equivalents of $1,120,758 and negative working capital of $22,902,096.  CryoPort’s working capital deficit at September 30, 2009 included $18,404,578 of derivative liabilities, the balance of which represented the fair value of warrants and embedded conversion features related to CryoPort’s convertible debentures and were reclassed from equity during the six months ended September 30, 2009.  As of March 31, 2009, CryoPort had cash and cash equivalents of $249,758 and negative working capital of $3,693,015.

Net cash used in operating activities was $1,145,497 for the six months ended September 30, 2009, compared to net cash used in operating activities of $1,584,022 for the six months ended September 30, 2008.  Net loss for the six months ended September 30, 2009 of $ 7,536,045 included a non-cash loss of $1,401,550 due to the change in valuation of our derivative liabilities and non-cash expenses of $3,737,569 due primarily to discount amortization related to our convertible debt instruments.  Offsetting the cash impact of our net operating loss (excluding non-cash items) was an increase in accrued interest payable of $278,325 primarily due to our Private Placement Debentures and an increase in accounts payable of $175,268 due primarily to increased general and administrative expenses.  Net cash used in operating activities of $1,584,022 for the six months ended September 30, 2008 reflected a net operating loss of $9,791,774, which included a non-cash loss on extinguishment of debt of $6,811,214 and non-cash expenses of $958,856 due primarily to discount amortization related to our convertible debt instruments.  In addition to our net operating loss and related cash impact, inventories increased by $299,393 and were offset by the positive cash impact of an increase in accrued interest payable related to our May 2008 debenture.

Net cash used in investing activities for the six months ended September 30, 2009 was $34,139 compared to net cash used in investing activities of $53,676 for the comparable period in 2008.  Net cash used in investing activities for the six months ended September 30, 2009 primarily reflected payment of trademark costs.  Net cash used in investing activities for the six months ended September 30, 2008 was comprised primarily of fixed asset purchases.

Net cash provided by financing activities for the six months ended September 30, 2009 was $2,050,636 and was primarily related to proceeds from our Private Placement Debentures of $1,321,500, which were partially offset by payment of deferred financing costs and payments on our related party notes payable.  Net cash provided by financing activities of $625,713 for the six months ended September 30, 2008 reflected proceeds from our May 2008 Debentures of $1,062,500, which were partially offset by payments for financing costs, repayments on convertible and related party notes payable.

Contractual Obligations and Commitments

The following summarizes CryoPort’s contractual obligations at March 31, 2009, and the effects such obligations are expected to have on liquidity and cash flow in future periods:

	Payments Due by Period
Contractual Obligations	Total	Less than 1 Yr	1-3 Years	4-5 Years	After 5 Years
Related Party Notes	$1,129,500	$150,000	$224,000	$192,000	$563,500
Convertible Debentures (a)	6,681,629	4,454,424	2,227,205	-	-
Operating Lease	221,000	156,000	65,000	-	-
Note Payable to P. Berry	143,950	90,000	53,950	-	-
Line of Credit	90,310	90,310	-	-	-
Private Placement Convertible Debt	60,000	60,000	-	-	-
Total Contractual Cash Obligations	$8,326,389	$5,000,734	$2,570,155	$192,000	$563,500

(a)   Pursuant to the 2010 Amendment, a portion of the outstanding principal balance of the Debentures will be converted into shares of common stock upon completion of this offering.

Impact of Inflation.  From time to time, CryoPort experiences price increases from third party manufacturers and these increases cannot always be passed on to CryoPort’s customers.  While these price increases have not had a material impact on CryoPort’s historical operations or profitability in the past, they could affect revenues in the future.

Research and Development

We have completed the research and development efforts associated with initial phases of the web-based order entry and tracking system and the CryoPort Express® Shippers, a line of dry vapor cryogenic shippers, the essential components of our CryoPort Express® System, which has been developed to provide a one-call total solution for the transport of temperature sensitive, biological and pharmaceutical materials.  We continue to provide ongoing research associated with the CryoPort Express® System, as we develop improvements in both the manufacturing processes and product materials and in the web-based customer service portal for the purpose of achieving additional cost efficiencies and customer functionality.  As with any research effort, there is uncertainty and risk associated with whether these efforts will produce results in a timely manner so as to enhance our market position.  For the six months ended September 30, 2009 and 2008, research and development costs were $180,791 and $216,244, respectively.  CryoPort’s sponsored research and development costs related to future products and redesign of present products are expensed as incurred and include such costs as salaries, employee benefits, costs determined utilizing the Black-Scholes option-pricing model for options issued to the Scientific Advisory Board and prototype design and materials costs.

Our research and development efforts are focused on continually improving the features of the CryoPort Express® System including the web-based customer service portal and the CryoPort Express® Shippers.  Further, these efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic shippers offered by the CryoPort Express® System.  Other research and development effort has been directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging.

Critical Accounting Policies

CryoPort’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  CryoPort bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions, however, in the past the estimates and assumptions have been materially accurate and have not required any significant changes.  Specific sensitivity of each of the estimates and assumptions to change based on other outcomes that are reasonably likely to occur and would have a material effect is identified individually in each of the discussions of the critical accounting policies described below.  Should we experience significant changes in the estimates or assumptions which would cause a material change to the amounts used in the preparation of our financial statements, material quantitative information will be made available to investors as soon as it is reasonably available.

CryoPort believes the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our unaudited consolidated financial statements:

Allowance for Doubtful Accounts.  CryoPort maintains allowances for doubtful accounts for estimated losses resulting from the inability of CryoPort’s customers to make required payments.  The allowance for doubtful accounts is based on specific identification of customer accounts and CryoPort’s best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers.  CryoPort evaluates the collectability of CryoPort’s receivables at least quarterly.  Such costs of allowance for doubtful accounts is subject to estimates based on the historical actual costs of bad debt experienced, total accounts receivable amounts, age of accounts receivable and any knowledge of the customers’ ability or inability to pay outstanding balances.  If the financial condition of CryoPort’s customers were to deteriorate, resulting in impairment of their ability to make payments, additional allowances may be required.  The differences could be material and could significantly impact cash flows from operating activities.

Inventory.  CryoPort writes down its inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions.  Inventory reserve costs are subject to estimates made by CryoPort based on historical experience, inventory quantities, age of inventory and any known expectations for product changes.  If actual future demands, future pricing or market conditions are less favorable than those projected by management, additional inventory write-downs may be required and the differences could be material.  Such differences might significantly impact cash flows from operating activities.  Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or unmarketable inventories.

During our early years, our limited revenue was derived from the sale of our reusable product line.  Our current business plan focuses on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution.

We provide shipping containers to our customers and charge a fee in exchange for the use of the containers.  CryoPort's arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time.  We retain title to the containers and provide our customers the use of the containers for a specified shipping cycle.  At the culmination of a customer’s shipping cycle, the container is returned to us.  As a result, during the quarter ended September 30, 2009, we reclassified the containers from inventory to fixed assets upon commencement of the loaned-container program.

Intangible Assets.  Intangible assets are comprised of patents and trademarks and software development costs.  CryoPort capitalizes costs of obtaining patents and trademarks which are amortized, using the straight-line method over their estimated useful life of five years.  CryoPort capitalizes certain costs related to software developed for internal use.  Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software which is five years.  Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants using the Black-Scholes option pricing model.

Impairment of Long-Lived Assets.  CryoPort assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted cash flows.  The amount of long-lived asset impairment is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.  Manufacturing fixed assets are subject to obsolescence potential as result of changes in customer demands, manufacturing process changes and changes in materials used.  CryoPort is not currently aware of any such changes that would cause impairment to the value of its manufacturing fixed assets.

Deferred Financing Costs.  Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable.  Deferred financing costs are being amortized over the term of the financing instrument on a straight-line basis, which approximates the effective interest method.

Accrued Warranty Costs.  CryoPort estimates the costs of the standard warranty, which is included with the reusable shippers at no additional cost to the customer for a period up to one year.  These estimated costs are recorded as accrued warranty costs at the time of product sale.  These estimated costs are subject to estimates made by CryoPort based on the historical actual warranty costs, number of products returned for warranty repair, and length of warranty coverage.

Revenue Recognition.  Four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists; (ii) delivery has occurred or service has been rendered; (iii) the price is fixed or determinable; and (iv) collection is reasonably assured. CryoPort records a provision for sales returns and claims based upon historical experience. Actual returns and claims in any future period may differ from CryoPort’s estimates.

During our early years, our limited revenue was derived from the sale of our reusable product line.  Our current business plan focuses on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution.

We provide shipping containers to our customers and charge a fee in exchange for the use of the containers.  CryoPort’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time.  We retain title to the containers and provide our customers the use of the containers for a specified shipping cycle.  At the culmination of a customer’s shipping cycle, the container is returned to us.  As a result, during the quarter ended September 30, 2009, we reclassified the containers from inventory to fixed assets upon commencement of the loaned-container program.

Stock-Based Compensation.  CryoPort accounts for share-based payments to employees and directors in the consolidated financial statements based upon their fair values.  CryoPort uses the Black-Scholes option pricing model to estimate the grant-date fair value of share-based awards.  Fair value is determined at the date of grant.  The consolidated financial statement effect of forfeitures is estimated at the time of grant and revised, if necessary, if the actual effect differs from those estimates.  The estimated average forfeiture rate for the periods ended June 30, 2009 and 2008 was zero as CryoPort has not had a significant history of forfeitures and does not expect forfeitures in the future.

All transactions in which goods or services are the consideration received by non-employees for the issuance of equity instruments are accounted for based on the fair value of the consideration received by non-employees or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third party performance is complete or the date on which it is probable that performance will occur.

Derivative Liabilities.  Our issued and outstanding common stock purchase warrants and embedded conversion features previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment, and the fair value of these common stock purchase warrants and embedded conversion features, some of which have exercise price reset features and some that were issued with convertible debt, from equity to liability status as if these warrants were treated as a derivative liability since their date of issue.  The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation.  The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expire.  These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the Black-Scholes option pricing model.

Convertible Debentures.  If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by CryoPort as a debt discount.  In those circumstances, the convertible debt will be recorded net of the discount related to the BCF.  CryoPort amortizes the discount to interest expense over the life of the debt using the effective interest method.

Recent Accounting Pronouncements

In September 2006, the FASB issued new standards that defined fair value, established a framework for measuring fair value in accordance with GAAP, and required enhanced disclosures about fair value measurements. This framework became effective for financial statements issued for fiscal years beginning after November 15, 2007. In February 2008 the FASB delayed the effective date of the fair value framework for non-financial assets and liabilities, other than those that are recognized or disclosed at fair value on a recurring basis, to fiscal years beginning after November 15, 2008. In addition, in October 2008, the FASB clarified the application of the framework in an inactive market and to illustrate how an entity would determine fair value in an inactive market. Our adoption of the fair value framework and for non-financial assets and liabilities did not have a material impact on our consolidated financial statements.

In November 2007, the Emerging Issues Task Force (EITF) issued guidance that required collaborators to present the results of activities for which they act as the principal on a gross basis and report any payments received from (made to) other collaborators based on other applicable GAAP or, in the absence of other applicable GAAP, based on analogy to authoritative accounting literature or a reasonable, rational, and consistently applied accounting policy election. The guidance clarified that the determination of whether transactions within a collaborative arrangement are part of a vendor-customer (or analogous) relationship.  The guidance was effective for fiscal years beginning after December 15, 2008 and did not have a material impact on our consolidated financial statements.

In December 2007, the FASB revised the requirements for accounting for business combinations, which requires companies to record most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination at “full fair value.”  The revised guidelines require companies to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation and to expense acquisition costs as incurred. These revised standards apply to all business combinations, including combinations by contract alone. Further, all business combinations are to be accounted for by applying the acquisition method. The revised business combination accounting standards were effective for fiscal years beginning on or after December 15, 2008. Our adoption of the business combination accounting standards did not have a material impact on our consolidated financial statements and any future business combinations will be evaluated under this accounting standard.

In December 2007, the FASB issued new standards that required noncontrolling interests (previously referred to as minority interests) be treated as a separate component of equity, not as a liability or other item outside of permanent equity. These guidelines apply to the accounting for noncontrolling interests and transactions with non-controlling interest holders in consolidated financial statements and will be applied prospectively to all noncontrolling interests, including any that arose before the effective date except that comparative period information must be recast to classify noncontrolling interests in equity, attribute net income and other comprehensive income to noncontrolling interests, and provide other required disclosures. Our adoption of accounting for noncontrolling interests at the beginning of fiscal year 2009 had no impact on our consolidated financial statements.

In March 2008, the FASB issued new standards that required enhanced disclosures regarding derivatives and hedging activities, including: (i) the manner in which an entity uses derivative instruments; (ii) the manner in which derivative instruments and related hedged items are accounted for under existing guidance; and (iii) the effect of derivative instruments and related hedged items on an entity’s financial position, financial performance and cash flows. The standards are effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Our adoption of the enhanced derivative and hedging activity disclosures did not have a material impact on our consolidated financial statements.

In April 2009, the FASB expanded fair value disclosures required for all financial instruments to interim periods for publicly traded entities. Entities are required to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments in financial statements on an interim basis and to highlight any changes of the methods and significant assumptions from prior periods. It does not require interim disclosures of credit or market risks. The revised disclosure requirements did not have a material impact on our consolidated financial statements.

In May 2009, the FASB issued established general standards of accounting for and disclosures of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued (subsequent events). These standards are effective prospectively for interim or annual financial periods ending after June 15, 2009. The Company’s adoption of these standards did not have a material impact on our consolidated financial statements. We have evaluated subsequent events through the date of our issuance of the consolidated financial statements.

In June 2009, the FASB issued The FASB Accounting Standard Codification and the Hierarchy of Generally Accepted Accounting Principles (the Codification) as a single source of authoritative nongovernmental GAAP to be launched July 1, 2009. The Codification does not change current GAAP, but is intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification became effective for us in the interim period ending September 30, 2009, and as a result all references made to GAAP use the new Codification numbering system prescribed by the FASB. However, as the Codification is not intended to change existing GAAP, it is not expected to have any impact on our financial position, operating results or cash flows.

Change in Accounting Principle

In June 2008, the EITF issued guidance to address concerns regarding the meaning of "indexed to an entity’s own stock" as outlined in the accounting guidance for derivative instruments and hedging activities. Equity-linked instruments (or embedded features) that otherwise meet the definition of a derivative are not accounted for as derivatives if certain criteria are met, one of which is that the instrument (or embedded feature) must be indexed to the entity’s own stock.  Guidance is provided on how to determine if equity linked instruments (or embedded features) such as warrants to purchase our stock and convertible notes are considered indexed to our stock.  Our warrant and convertible-debt agreements contained adjustment (or ratchet) provisions in the agreements, and accordingly, we determined that these instruments were not indexed to our common stock. As a result, we were required to account for these instruments as derivatives or liabilities.  We adopted the guidance beginning April 1, 2009, and applied the provisions to outstanding instruments as of that date. The cumulative effect at April 1, 2009 to record, at fair value, a liability for the warrants and embedded conversion feature, including the effects on the discounts on the convertible notes of $2,595,059, resulted in an aggregate reduction to equity of $13,875,623, consisting of a reduction to additional paid-in capital of $4,217,730 and an increase in the accumulated deficit of $9,657,893 to reflect the change in the accounting. Under the new guidance our warrants and embedded conversion features will be carried at fair value and adjusted quarterly through earnings.

BUSINESS

Overview

We are a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the safety, status and temperature of high value, temperature sensitive materials.  We have developed a line of cost effective reusable cryogenic transport containers (referred to as "shippers") capable of transporting biological, environmental and other temperature sensitive materials at temperatures below 0° Celsius.  These dry vapor shippers are one of the first significant alternatives to dry ice shipping and achieve 10-plus day holding times compared to one to two day holding times with dry ice.

Our value proposition comes from both providing safe transportation and an environmentally friendly, long lasting shipper, and through our value added services that offer a simple hassle-free solution for our customers.  These value-added services include an internet-based web portal that enables the customer to initiate shipping service, track the progress and status of a shipment, and provides in-transit temperature monitoring services of the shipper.  CryoPort also provides a fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper to its customers at their pick up location.

Our principal focus has been the further development and commercial launch of CryoPort Express® Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies, and our CryoPort Express® Shipper, a line of dry vapor cryogenic shippers for the transport of biological and pharmaceutical materials.  A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide storage temperatures below minus 150° Celsius.  The dry vapor shipper is designed using innovative, proprietary, and patented technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates.  A proprietary foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container, even when placed upside-down or on its side, as is often the case when in the custody of a shipping company.  Biological specimens are stored in a specimen chamber, referred to as a “well,” inside the container and refrigeration is provided by harmless cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system surrounding the well.  Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures (below minus 150 ° Celsius).

Corporate History and Structure

CryoPort, Inc. is a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990.  In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to CryoPort, Inc. and acquired all of the issued and outstanding shares of common stock of CryoPort Systems, Inc., a California corporation, in exchange for 2,009,009 shares (after giving effect to the anticipated 12-to-1 reverse stock split) of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction).  CryoPort Systems, Inc, which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under CryoPort, Inc.

Market Opportunity

As a result of growing globalization, including with respect to such areas as life science clinical trials and distribution of pharmaceutical products, the requirement for effective solutions for keeping certain clinical samples and pharmaceutical products at frozen temperatures takes on added significance due to extended shipping times, custom delays and logistics challenges.  Today, such goods are traditionally shipped in cardboard insulated containers packed with dry ice, gel/freezer packs or a combination thereof.  The current dry ice solutions have limitations that severely limit their effective and efficient use for both short and long-distances (e.g., international).  Conventional dry ice shipments often require labor intensive “re-icing” operations resulting in higher labor and shipping costs.

We believe that our patented cryogenic shippers make us well positioned to take advantage of the growing demand for effective and efficient international transport of temperature sensitive materials resulting from continued globalization.  Of particular significance is the trend within the pharmaceutical and biotechnology industries toward globalization.  We believe this presents a new and unique opportunity for pharmaceutical companies, particularly early or developmental stage companies, to conduct some of their clinical trials in foreign countries where the cost may be cheaper and/or because the foreign countries significantly larger population provides a larger pool of potential patients suffering from the indication that the drug candidate is being designed to treat.  We also plan to provide domestic shipping solutions in situations and regions where there is a high priority placed on maintaining the integrity of materials shipped at cryogenic temperatures and where we can be cost effective.

Our product offering and service offering consists of our CryoPort Express® Shippers, a line of reusable dry vapor shippers, our Smart Pak data logger, a temperature monitoring system (which, together with our CryoPort Express® Shippers, comprise our new business model referred to as the CryoPort Express® System) and a containment bag which is used in connection with the shipment of infectious or dangerous goods using the CryoPort Express® Shipper.

The CryoPort Express® Shippers

Our CryoPort Express® Shippers are a line of multiple size, cryogenic dry vapor shippers capable of maintaining cryogenic temperatures of minus 150° Celsius or below for a period of 10 or more days.  A dry cryogenic shipper is a device that uses liquid nitrogen contained inside a vacuum insulated bottle which serves as a refrigerant to provide storage temperatures below minus 150° Celsius.  Our CryoPort Express® shipper is designed to ensure that there is no pressure build up as the liquid nitrogen evaporates or spillage of liquid nitrogen.  We have developed a proprietary foam retention system to ensure that liquid nitrogen stays inside the vacuum container, which allows the shipper to be designated as a dry shipper meeting International Air Transport Association (“IATA”) requirements.  Biological or pharmaceutical specimens are stored in a specimen chamber, referred to as a “well”, inside the container and refrigeration is provided by cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system.  Specimens that may be transported using our cryogenic shipper include live cell pharmaceutical products such as cancer vaccines, diagnostic materials, semen and embryos, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures (e.g., temperatures below minus 150° Celsius).

The technology underlying the CryoPort Express® Shipper was developed by modifying and advancing technology from our first generation of reusable cryogenic dry shippers.  While our CryoPort Express® Shippers share many of the characteristics and basic design details of our earlier shippers, we are manufacturing our CryoPort Express® Shippers from alternative, lower cost materials, which will reduce overall operating costs.  We maintain ongoing development efforts related to our shippers which are principally focused on material properties, particularly those properties related to the low temperature requirement, the vacuum retention characteristics, such as the permeability of the materials, and lower cost materials in an effort to meet the market needs for achieving a lower cost frozen and cryogenic shipping solution.  Other advances additional to the development work on the cryogenic container include both an improved liquid nitrogen retention system and a secondary protective, spill proof packaging system.  This secondary system, outer packaging has a low cost that lends itself to disposability, and it is made of recyclable materials.  Further, it adds an additional liquid nitrogen retention capability to further assure compliance with IATA and ICAO regulations that prohibit egress of liquid nitrogen from the shipping package.  IACO stands for the International Civil Aviation Organization, which is a United Nations organization that develops regulations for the safe transport of dangerous goods by air.

Our CryoPort Express® Shippers are lightweight, low-cost, re-usable dry vapor liquid nitrogen storage containers that we believe combine the best features of packaging, cryogenics and high vacuum technology.  A CryoPort Express® Shipper is composed of an aluminum metallic dewar flask, with a well for holding the biological material in the inner chamber.  The dewar flask, or “thermos bottle,” is an example of a practical device in which the conduction, convection and radiation of heat are reduced as much as possible.  The inner chamber of the shipper is surrounded by a high surface, low density open cell plastic foam material which retains the liquid nitrogen in-situ by absorption, adsorption and surface tension.  Absorption is defined as the taking up of matter in bulk by other matter, as in the dissolving of a gas by a liquid, whereas adsorption is the surface retention of solid, liquid or gas molecules, atoms or ions by a solid or liquid.  This material absorbs liquid nitrogen several times faster than currently used materials, while providing the shipper with a hold time and capacity to transport biological materials safely and conveniently.  The annular space between the inner and outer dewar chambers is evacuated to a very high vacuum (10-6 Torr).  The specimen-holding chamber has a primary cap to enclose the specimens, and a removable and replaceable secondary cap to further enclose the specimen holding container and to contain the liquid nitrogen.  The entire dewar vessel is then wrapped in a plurality of insulating and cushioning materials and placed in a disposable outer packaging made of recyclable material.

We believe the above product configuration satisfies the needs of the markets that require the temperature-critical, frozen and refrigerated transport of biological materials, such as the pharmaceutical clinical trials, gene biotechnology, infectious materials handling, and animal and human reproduction markets.  Due to our proprietary technology and innovative design, our shippers are less prone to losing functional hold time when not kept in an upright position than the competing products because such proprietary technology and innovative design prevent the spilling or leakage of the liquid nitrogen when the container is tipped or on its side which would adversely affect the functional hold time of the container.

An important feature of the CryoPort Express® Shippers is their compliance with the stringent packaging requirements of IATA Packing Instructions 602 and 650, respectively.  These instructions include the internal pressure (hydraulic) and drop performance requirements.

The CryoPort Express® System

The CryoPort Express® System is comprised of the CryoPort Express® Shipper, the CryoPort Express® Smart Pak data logger, CryoPort Express® Portal, which manages order entry and all aspects of shipping operations, and CryoPort Express® Analytics, which monitors shipment performance metrics and evaluates temperature monitoring data collected by the data logger during shipment.  The CryoPort Express® System is focused on improving the reliability of frozen shipping while reducing the customers’ overall operating costs.  This is accomplished by providing a complete end-to-end solution for the transport and monitoring of frozen or cryogenically preserved biological or pharmaceutical materials shipped though overnight shipping companies.

CryoPort Express® Portal

The CryoPort Express® Portal is used by CryoPort, our customers and our business partners to automate the entry of orders, prepare customs documentation and to facilitate status and location monitoring of shipped orders while in transit.  As an example, the CryoPort Express® Portal is fully integrated with IT systems at FedEx and runs in a browser requiring no software installation.  It is used by CryoPort to manage shipping operations and to reduce administrative costs typically provisioned through manual labor relating to order-entry, order processing, preparation of shipping documents and back-office accounting. It is also used to support the high level of customer service expected by the industry. Certain features of the CryoPort Express® Portal reduce operating costs and facilitate the scaling of CryoPort’s business, but more importantly they offer significant value to the customer in terms of cost avoidance and risk mitigation.  Examples these features include automation of order entry, development of Key Performance Indicators (“KPI”) to support our efforts for continuous process improvements in our business, and programmatic exception monitoring to detect and sometimes anticipate delays in the shipping process, often before the customer or the shipping company becomes aware of it.  In the future we will add rate and mode optimization and in-transit monitoring of temperature, location and state of health (discussed below), via wireless communications.

The CryoPort Express® Portal also serves as the communications nerve center for the management, collection and analysis of Smart Pak data harvested from Smart Pak data loggers in the field. Data is converted into pre-designed reports containing valuable and often actionable information that becomes the quality control standard or “pedigree” of the shipment.  This high value information can be utilized by CryoPort to provide consultative services to the customer relating to cryogenics.

The CryoPort Express® Smart Pak

Temperature monitoring is a high value feature from our customers' perspective as it is an effective and reliable method to determine that the shipment materials were not damaged or degraded during shipment due to temperature fluctuations.  We recently completed successful testing of Phase II of our Smart Pak System which is a self-contained automated data logger capable of recording the internal and external temperatures of samples shipped in our CryoPort Express® Shipper, and we anticipate commercial launch of this added feature in 2010.

Phase III of our Smart Pak System is anticipated to launch by the end of fiscal year 2010, and consists of  adding a smart chip to each shipper with wireless connectivity to enable our customers to monitor a shipper’s location, specimen temperature and overall state of health via our web portal.  A key feature of the Phase III product is automatic downloading of data which requires no customer intervention.

CryoPort Express® Analytics

Our continued development of the CryoPort Express® Portal is a strategic element of our business strategy and the CryoPort Express® Portal system has been designed to support planned future features with this thought in mind.  Analytics is a term used by IT professionals to refer to performance benchmarks or Key Performance Indicators (KPI’s) that management utilizes to measure performance against desired standards. Examples include time-based metrics for order processing time and on-time deliveries by our shipping partners, as well as profiling shipping lanes to determine average transit times and predicting an exception if a shipment is taking longer than it should based on historical metrics.  The analytical results will be utilized by CryoPort to render consultative customer services.

Biological Material Holders

We have also developed a patented containment bag which is used in connection with the shipment of infectious or dangerous goods using the CryoPort Express® Shipper.  Up to five vials, watertight primary receptacles, are placed onto aluminum holders and up to fifteen holders (75 vials) are placed into an absorbent pouch which is designed to absorb the entire contents of all the vials in the event of leakage.  This pouch containing up to 75 vials is then placed in a watertight secondary packaging Tyvek bag capable of withstanding cryogenic temperatures, and then sealed.   This bag is then placed into the well of the cryogenic shipper.

Future Products

We are continuing our research and development efforts which are expected to lead to the introduction of additional dry vapor shippers, including larger and smaller size units constructed of lower cost materials and utilizing high volume manufacturing methods.  We are also exploring the use of alternative phase change materials in place of liquid nitrogen in order to seek entry into the ambient temperature and chilled (2° to 8° Celsius) shipping markets.

Competitive Strengths

We believe that our cryogenic shipping systems provide us with the following competitive strengths:

Maintaining the Integrity of Materials Shipped.  We have developed our CryoPort Express® Shippers, a line of cryogenic dry vapor shippers, to be capable of maintaining cryogenic temperatures of minus 150° Celsius or less for 10-plus days.  Our CryoPort Express® Shippers were developed with a view towards meeting the needs of the global biotechnology and pharmaceutical industries which require the ability to transport live cell pharmaceutical products, such as cancer vaccines, diagnostic materials, reproductive tissues, infectious and other biological substances, and other items at constant frozen or cryogenic temperatures.  Traditional methods that have been serving this market, such as dry ice, are only capable of maintaining such temperatures for a period of one to two days (depending on the size of the package and amount of dry ice used), thereby potentially jeopardizing the integrity of the transported materials during longer shipments.  We believe our CryoPort Express® Shippers are the first significant alternative to using dry ice that achieves 10-plus day holding times.

Durability of Shipping Devices.  Because the outer shell of our CryoPort Express® Shippers are made from durable materials, as compared to corrugated cardboard boxes with Styrofoam inserts or similar materials, the risk of damage to the container and its contents is significantly reduced.  Where corrugated cardboard boxes are susceptible to being crushed or damaged during shipment, our shippers, which have been tested and are capable of withstanding drops of up to 30 feet, significantly reduce the risk of damage to the packaged materials.  The durability and long holding times of our shippers has greater significance for international (or other long distance) shipments due to the increased shipping times and amplified risk of damage during transit and mishandling during shipment.

Cost.  We believe we have developed a solution for the shipment of temperature sensitive materials which is not only more effective, but also more cost efficient, especially in international shipping.  Shipping temperature sensitive materials using the traditional method of dry ice requires multiple steps, manual intervention/monitoring, and the coordination of re-icing tasks at several locations to provide a solution lasting for more than several days.  The cost of developing and maintaining the infrastructure necessary to support these operations frequently depend on off-shore third party contractors which adds significant cost.  Because our cryogenic shippers are capable of hold times of 10 plus days, customers will not require the same extensive infrastructure needed for dry ice shipments.  Furthermore, because our shippers do not rely on dry ice (which is a hazardous material that produces CO2 gas as it sublimates), there are more freight courier alternatives available for our shippers and generally lower freight charges.

Tracking and Monitoring.  We have developed a sophisticated web portal with user friendly features that will be used for capturing customer orders and tracking shipments.  Our portal enables CryoPort employees to manage multi-route shipments with minimal amount of human resources by using programmed analogs and exception monitoring.  In addition, our customers are able to place orders, track shipments, and monitor the status of their package through our web portal.  CryoPort is also able to internally manage its shipper inventory, track incoming and outgoing assets, report on shipping performance metrics, and invoice for shipping services through the technology employed through its web portal.

The Green Alternative.  Unlike shippers using dry ice, the internal core of our cryogenic shippers absorbs liquid nitrogen in a gaseous state which then maintains the required cryogenic temperatures.  Dry ice is a hazardous material because it produces excess CO2 gas as it sublimates which is a noted greenhouse gas and which may be dangerous in confined spaces where there is an absence or low rates of ventilation.  Use of our shippers does not result in the emission of greenhouse gases or other potentially toxic materials.  In addition, shippers using dry ice are made of corrugated cardboard with Styrofoam inserts.  These shippers are typically not reusable, resulting in the disposal of the cardboard box.  Further, Styrofoam should not be disposed of in landfills because it is not biodegradable.  Our shippers do not contain Styrofoam, nor do they present similar landfill disposal issues or other environmental challenges.

Technology.  Once our CryoPort Express® System is fully operational, it will represent the most complete and comprehensive shipping solution available in the market for high-value temperature sensitive materials.  It will reduce operating costs for CryoPort and its customers and it will provide customized analytics to monitor shipping efficiency and the health and status of the materials entrusted to our care.

Key Business Strategies

Relationship with Global Couriers.  We believe that our near term success is best achieved by establishing strategic relationships with global couriers which will enable us to provide a seamless, end-to-end shipping solution to our customers.  In addition, we will be able to leverage the couriers’ established express, ground and freight infrastructures and penetrate new markets with minimal investment.  To this end, we recently entered into our first strategic relationship with a global courier on January 13, 2010 when we signed an agreement with Federal Express Corporation (“FedEx”) pursuant to which we will lease to FedEx such number of our cryogenic shippers that FedEx shall, from time to time, order for its customers.  Under this agreement, FedEx has the right to and shall, on a non-exclusive basis, promote, market and sell transportation of our shippers and our related value-added goods and services, such as our data logger, web portal and planned CryoPort Express Smart Pak System ,  In addition to FedEx, our management team is commencing discussions with other global couriers in an effort to establish partnerships pursuant to which the couriers would provide preferred shipping rates, access to logistics, tracking, and customs clearance capabilities.  As in the case of our agreement with FedEx, we expect that other global freight couriers will utilize their sales forces to promote and sell transportation of shippers and our frozen shipping services.  We can not assure you that we will be able to consummate an agreement with any other global couriers.

Target Large Clinical Research Organizations and Life Science Companies.  Along with our efforts to establish strategic relationships with global couriers, we intend to increase our marketing efforts to the large CROs and pharmaceutical and biotechnology companies engaged in the management and/or conduct of both domestic and international clinical trials.  Management has been in active dialogue with selected large CROs, and pharmaceutical and biotechnology companies to introduce this new frozen shipping solution and to discuss these potential customers’ shipping needs.  Several of these meetings have been joint presentations including representatives from a global courier.  We can not assure you that we will be able to consummate an agreement with one or more large CROs, or pharmaceutical or biotechnology companies.

Position CryoPort Express® Portal as a New Customer Tool for Cost Optimization and Risk Mitigation.  In 2008, we began development of an internal IT system, CryoPort Express® Portal, which today is used by customers to automate the entry of orders, prepare customs documentation, and facilitate status and location monitoring of shipped orders while in transit.  The CryoPort Express® Portal is fully integrated with IT systems at FedEx and runs in a browser requiring no software installation.  It is used by CryoPort to manage shipping operations typically provisioned by manual labor thereby reducing administrative costs relating to order-entry, order processing, preparation of shipping documents, back-office accounting and to support the high level of customer service expected by the industry.  In addition to reducing operating costs and facilitate scaling of CryoPort’s operations, more importantly we believe the CryoPort Express® Portal offers significant value to the customer in terms of cost avoidance and risk mitigation.  Examples include automation of order entry, development of Key Performance Indicators (“KPI”) to support our efforts for continuous process improvements in our business, and programmatic exception monitoring to detect and sometimes anticipate delays in the shipping process, often before the customer or the shipping company becomes aware of the delays.  In the future we intend to add rate and mode optimization and in-transit monitoring of temperature, location and state-of-health monitoring via wireless communications.

Complete Development of Our Smart Pak Monitoring Device.  In July 2008, we launched Phase I of our CryoPort Express® Portal which enabled our customers to enter orders and track their packages during transit.  We recently completed successful testing of Phase II of our Smart Pak Monitoring Device which is an automated data logger capable of tracking the internal and external temperatures of samples shipped in our CryoPort Express® Shipper.  We anticipate commercial launch of this new feature in 2010.  Phase III of our Smart Pak Monitoring Device development plan, which we expect to launch by the end of fiscal year 2010, consists of adding a wireless communications capability to each shipper to enable monitoring of a shipper’s location, specimen temperature, and overall state of health of the contents during transit.  We anticipate that, due to the high value and importance placed on the contents of the shipper by the customer, location and state-of-health monitoring the contents will become a new standard in the industry pioneered by CryoPort and fully integrated into CryoPort Express® Portal.

Completing the development of our Smart Pak Wireless Monitoring Device is a key component of our CryoPort Express® System which, once fully implemented, will provide customers with a one-stop solution, via our web portal, to manage the scheduling and shipping of temperature sensitive biological or pharmaceutical samples and drug materials, as well as any other materials requiring cryogenic transport.

Expand to New Markets.  To date our marketing efforts have focused on select companies in the global CRO, and biotechnology and pharmaceutical industries.  Once we have expanded our market presence in these industries and established the strategic relationships referenced above, we intend to explore opportunities in other markets following the first year of commercialization where there is a need to ship temperature sensitive materials such as the food, environmental, semiconductor and petroleum industries.

Re-Purpose Product Capability.  Presently, CryoPort products address the needs of biotechnology and pharmaceutical customers who require sustainable frozen shipping temperatures generally between the range of minus 80° to minus 150° Celsius.  While the frozen market represents a large opportunity for CryoPort, an adjacent market exists for the shipment of materials at chilled temperatures.  Based on a report prepared by DHL Worldwide Express, Inc. in April 2001, the market for pharmaceutical shipments at chilled temperatures is more than double the market for cryogenic and frozen shipments.  CryoPort’s technology may be applicable to these markets as well since the design concepts of CryoPort products can be applied to stabilize materials at any desired temperature.  CryoPort is exploring these expansions of its current business model.

Sales and Marketing

We currently have one internal sales person who manages both our direct sales efforts and our limited third party resellers, which include Miller Supply, Air Liquide and Tegrant.  Our current distribution channels cover the Americas, Europe and Asia.  During the fiscal year ended March 31, 2009, Miller Supply accounted for 18% of our overall sales volumes.  These sales comprised our shipping accessories and our first generation reusable dry vapor shippers which we discontinued during the past fiscal year.

Our geographical sales for the year ended March 31, 2009 were as follows:

USA	81.9%
Europe	17.3%
Canada	0.8%

We plan to further expand our sales and marketing efforts through the establishment of a strategic relationship with a global courier and, subject to available financial resources, the hiring of additional sales and marketing personnel.

Customers

To date, most of our customers have been in the pharmaceutical or medical industries.  As we initially focus or efforts to increase revenues, we believe that the primary target customers for our CryoPort Express® System are concentrated in the following markets, for the following reasons:

●	Pharmaceutical clinical trials / Contract Research Organizations;

●	Gene biotechnology;

●	Transport of infectious materials and dangerous goods;

●	Pharmaceutical distribution; and

●	Human assisted reproduction/artificial insemination.

Pharmaceutical Clinical Trials.  Every pharmaceutical company developing a new drug must be approved by the FDA who conducts clinical trials to, among other things, test the safety and efficacy of the potential new drug.  Presently, a significant amount of clinical trial activity is managed by a number of large CROs.  Due to the growing downsizing trend in the pharmaceutical industry, CROs are going to obtain an increasing share of the clinical trial market.

In connection with the clinical trials, due to globalization the companies may enroll patients from all over the world who regularly submit a blood or other specimen at the local hospital, doctor’s office or laboratory.  These samples are then sent to specified testing laboratories, which may be local or in another country.  The testing laboratories will typically set the requirements for the storage and shipment of blood specimens.  In addition, several of the drugs used by the patients require frozen shipping to the sites of the clinical trials.  While both domestic and international shipping of these specimens is accomplished using dry ice today, international shipments especially present several problems, as dry ice, under the best of circumstances, can only provide freezing for one to two days, in the absence of re-icing (which is quite costly).  Because shipments of packages internationally can take longer than one to two days or be delayed due to flight cancellations, incorrect destinations, labor problems, ground logistics, customs and safety reasons, dry ice is not always a reliable and cost effective option.  Clinical trial specimens are often irreplaceable because each one represents clinical data at a prescribed point in time, in a series of specimens on a given patient, who may be participating in a trial for years.  Sample integrity during the shipping process is vital to retaining the maximum number of patients in each trial.  Our shippers are ideally suited for this market, as our longer hold time ensures that specimens can be sent over long distances with minimal concern that they will arrive in a condition that will cause their exclusion from the trial.  There are also many instances in domestic shipments where the CryoPort Express® Shipper will provide higher reliability and be cost effective.

Furthermore, the IATA requires that all airborne shipments of laboratory specimens be transmitted in either IATA 650 or 602 certified packaging.  We have developed and obtained IATA certification of the CryoPort Express® System, which is ideally suited for this market, in particular due to the elimination of the cost to return the reusable shipper.

Gene Biotechnology.  The gene biotechnology market includes basic and applied research and development in diverse areas such as stem cells, cloning, gene therapy, DNA tumor vaccines, tissue engineering, genomics, and blood products. Company’s participating in the foregoing fields rely on the frozen transport of specimens in connection with their research and development efforts, for which our CryoPort Express® Shippers are ideally suited.

Transport of Infectious Materials and Dangerous Goods.  The transport of infectious materials must be classified as such and must maintain strict adherence to regulations that protect public safety while maintaining the viability of the material being shipped.  Some blood products are considered infective and must be treated as such.  Pharmaceutical companies, private research laboratories and hospitals ship tissue cultures and microbiology specimens, which are also potentially infectious materials, between a variety of entities, including private and public health reference laboratories.  Almost all specimens in this infectious materials category require either a refrigerated or frozen environment.  We believe our CryoPort Express® Shipper is ideally suited to meet the shipping requirements of this market.

Partly in response to the attack on the World Trade Center and the anthrax scare, government officials and health care professionals are focusing renewed attention on the possibility of attacks involving biological and chemical weapons such as anthrax, smallpox and sarin gas.  Efforts expended on research and development to counteract biowarfare agents requires the frozen transport of these agents to and from facilities conducting the research and development.  Vaccine research, including methods of vaccine delivery, also requires frozen transport.  We believe our CryoPort Express® Shipper is ideally suited to this type of research and development.

Pharmaceutical Distribution.  The current focus for the CryoPort Express® System also includes the area of pharmaceutical distribution.  There are a significant number of therapeutic drugs and vaccines currently or soon to be, undergoing clinical trials.  After the FDA approves them for commercial marketing, it will be necessary for the manufacturers to have a reliable and economical method of distribution to the physician who will administer the product to the patient.  Although there are not now a large number of drugs requiring cryogenic transport, there are a number in the development pipeline.  It is likely that the most efficient and reliable method of distribution will be to ship a single dosage to the administering physician.  These drugs are typically identified to individual patients and therefore will require a complete tracking history from the manufacturer to the patient.  The most reliable method of doing this is to ship a unit dosage specifically for each patient.  Because the drugs require maintenance at frozen or cryogenic temperatures, each such shipment will require a frozen or cryogenic shipping package.  CryoPort anticipates being in a position to service that need.

Assisted Human Reproduction.  We estimate that artificial insemination procedures in the United States account for at least 50,000 doses of semen annually.  Since relatively few sperm banks provide donor semen, frozen shipping is almost always involved.  As with animal semen, human semen must be stored and shipped at cryogenic temperatures to retain viability, stabilize the cells, and ensure reproducible results.  This can only be accomplished with the use of liquid nitrogen or LN2 dry vapor shippers.  CryoPort anticipates that this market will continue to increase as this practice gains acceptance in new areas of the world.

In addition to the above markets, our longer-term plans include expanding into new markets including, the diagnostics, food, environmental, semiconductor and petroleum industries.

Industry Overview

Our products and services are sold into a rapidly growing niche of the packaging industry focused on the temperature sensitive packaging and shipping of biological materials.  Expenditures for “value added” packaging for frozen transport have been increasing for the past several years and, due in part to continued globalization, are expected to continue to increase even more in the future as more domestic and international biotechnology firms introduce pharmaceutical products that require continuous refrigeration at cryogenic temperatures.  We believe this will require a greater dependence on passively controlled temperature transport systems (i.e., systems having no external power source).

We believe that growth in the following markets has resulted in the need for increased efficiencies and greater flexibility in the temperature sensitive packaging market:

●	Pharmaceutical clinical trials, including transport of tissue culture samples;

●	Pharmaceutical commercial product distribution;

●	Transportation of diagnostic specimens;

●	Transportation of infectious materials;

●	Intra laboratory diagnostic testing;

●	Transport of temperature-sensitive specimens by courier;

●	Analysis of biological samples;

●	Environmental sampling;

●	Gene and stem cell biotechnology and vaccine production; and

●	Food engineering.

Many of the biological products in these above markets require transport in a frozen state as well as the need for shipping containers which have the ability to maintain a frozen, cryogenic environment (e.g., minus 150° Celsius) for a period ranging from two to ten days (depending on the distance and mode of shipment).  These products include semen, embryo, tissue, tissue cultures, cultures of viruses and bacteria, enzymes, DNA materials, vaccines and certain pharmaceutical products.  In some instances, transport of these products requires temperatures at, or approaching, minus 196° Celsius.

One problem faced by many companies operating in these specialized markets is the limited number of cryogenic shipping systems serving their needs, particularly in the areas of pharmaceutical companies conducting clinical trials.  The currently adopted protocol and the most common method for packaging frozen transport in these industries is the use of solid carbon dioxide (dry ice).  Dry ice is used in shipping extensively to maintain a frozen state for a period of one to four days.  Dry ice is used in the transport of many biological products, such as pharmaceuticals, laboratory specimens and certain infectious materials that do not require true cryogenic temperatures.  The common approach to shipping these items via ground freight is to pack the product in a container, such as an expanded polystyrene (Styrofoam) box or a molded polyurethane box, with a variable quantity of dry ice.  The box is taped or strapped shut and shipped to its destination with freight charges based on its initial shipping weight.

With respect to shipments via specialized courier services, there is no standardized method or device currently in use for the purpose of transporting temperature-sensitive frozen biological specimens.  One common method for courier transport of biologicals is to place frozen specimens, refrigerated specimens, and ambient specimens into a compartmentalized container, similar in size to a 55 quart Coleman or Igloo cooler.  The freezer compartment in the container is loaded with a quantity of dry ice at minus 78° Celsius, while the refrigerated compartment at 8° Celsius utilizes ice substitutes.

Two manufacturers of the polystyrene and polyurethane containers frequently used in the shipping and courier transport of dry ice frozen specimens are Insulated Shipping Containers, Inc. and Tegrant (formerly SCA Thermosafe).  When these containers are used with dry ice, the average sublimation rate (e.g., the rate at which dry ice turns from a solid to a gaseous state) in a container with a 1½ inch wall thickness is slightly less than three pounds per 24 hours.  Other existing refrigerant systems employ the use of gel packs and ice substitutes for temperature maintenance.  Gels and eutectic solutions (phase changing materials) with a wide range of phasing temperatures have been developed in recent years to meet the needs of products with varying specific temperature control requirements.

The use of dry ice and ice substitutes, however, regardless of external packaging used, are frequently inadequate because they do not provide low enough storage temperatures and, in the case of dry ice, last for only a few days without re-icing.  As a result, companies run the risk of increased costs due to lost specimens and additional shipping charges due to the need to re-ice.

Some of the other disadvantages to using dry ice for shipping or transporting temperature sensitive products are as follows:

●	Availability of a dry ice source;

●	Handling and storage of the dry ice;

●	Cost of the dry ice;

●	Weight of containers when packed with dry ice;

●	Securing a shipping container with a high enough R-value (which is a measure of thermal resistance) to hold the dry ice and product for the required time period;

●	Securing a shipping container that meets the requirements of IATA, the DOT, the CDC, and other regulatory agencies; and

●	The emission of green house gases into the environment.

Due to the limitations of dry ice, shipment of specimens at true cryogenic temperatures can only be accomplished using liquid nitrogen dry vapor shippers, or by shipping over actual liquid nitrogen.  While such shippers provide solutions to the issues encountered when shipping with dry ice, they too are experiencing some criticisms by users or potential users.  For example, the cost for these products typically can range from $650 to $3,000 per unit, which can substantially limit their use for the transport of many common biologics, particularly with respect to small quantities such as is the case with direct to the physician drug delivery.  Because of the initial cost and limited production of these containers, they are designed to be reusable.  However, the cost of returning these heavy containers can be significant, particularly in international markets, because most applications require only one-way shipping.  We expect to provide a cost effective solution compared to dry ice.  We believe we will provide an overall cost savings of 10% to 20% for international and specialty shipments compared to dry ice.

Another problem with these existing systems relates to the hold time of the unit in a normal, upright position versus the hold time when the unit is placed on its side or inverted.  If a container is laying on its side or is inverted the liquid nitrogen is prone to leaking out of the container due to a combination of factors, including a shift in the equilibrium height of the liquid nitrogen in the absorbent material and the relocation of the point of gravity, which affects the hold time and compromises the dependability of the dry shipper, particularly when used in circumstances requiring lengthy shipping times.  Due to the use of our proprietary technology, our CryoPort Express® Shippers are not prone to leakage when on their side or inverted, thereby protecting the integrity of our shipper's hold time.

Competition

Within our intended markets for our CryoPort Express® Shippers, there is limited known competition.  We intend to become competitive by reason of our improved technology in our products and through the use of our service enabled business model.  The CryoPort Express® System provides a simple, effective solution for the frozen or cryogenic transport of biological or pharmaceutical materials using CryoPort Express® Portal, our web-based order-entry system, which manages the scheduling and shipping of the CryoPort Express® Shippers.  In addition to the traditional dry ice shipping, suppliers, such as MVE/Chart Industries, Taylor Wharton, and Air Liquide, have various models of dry shippers available that are prohibitive for multi-use and multi-shipment purposes due to their significantly greater unit costs and unit weights (which may substantially increase the shipping cost).  On the other hand, they are more established and have larger organizations and have greater financial, operational, sales and marketing resources and experience in research and development than we do.  Factors that we believe give us a competitive advantage are attributable to our shipping container which allows our shipper to retain liquid nitrogen when placed in non-upright positions, the overall “leak-proofness” of the our package which determines compliance with shipping regulations and the overall weight and volume of the package which determines shipping costs, and our business model represented by the merged integration of our shipper with CryoPort Express Portal and Smart Pak data logger into a seamless shipping, tracking and monitoring solution.  Other companies that offer potentially competitive products include Industrial Insulation Systems, which offers cryogenic transport units and has partnered with Marathon Products Inc., a manufacturer and global supplier of wireless temperature data collecting devices used for documenting environmentally sensitive products through the cold chain and Kodiak Thermal Technologies, Inc. which offers, among other containers, a repeat use active-cool container that uses free piston stirling cycle technology.  While not having their own shipping devices, BioStorage Technologies is potentially a competitive company through their management services offered for cold-chain logistics and long term biomaterial storage.  In addition, BioMatrica, Inc. is developing and offering technology that stabilizes biological samples and research materials at room temperature.  They presently offer these technologies primarily to research and academic institutions, however, their technology may eventually enter the broader cold-chain market.

Research and Development

Our research and development efforts are focused on continually improving the features of the CryoPort Express® System including the web based customer service portal and the CryoPort Express® Shippers.  Further these efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered by the CryoPort Express® System.  Other research and development effort has been directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging.  Alternative phase change materials in place of liquid nitrogen may be used to increase the potential markets these shippers can serve such as ambient and 2-8°C markets.  Our research and development expenditures during the six months ended September 30, 2009 and for the fiscal years ended March 31, 2009 and 2008 were $180,791, $297,378 and $166,227, respectively.

Manufacturing

The component parts for our products are primarily manufactured at third party manufacturing facilities.  We also have a warehouse at our corporate offices in Lake Forest, California, where we are capable of manufacturing certain parts and fully assemble our products.   Most of the components that we use in the manufacture of our products are available from more than one qualified supplier.  For some components, however, there are relatively few alternate sources of supply and the establishment of additional or replacement suppliers may not be accomplished immediately, however, we have identified alternate qualified suppliers which we believe could replace existing suppliers.  Should this occur, we believe the maximum disruption of production could be a short period of time, on the order of approximately four to six weeks.

Primary manufacturers used by us include Spaulding Composites Company, Peterson Spinning and Stamping, Lydall Industrial Thermal Solutions, and Ludwig, Inc.  There are no specific agreements with any manufacturer nor are there any long term commitments to any manufacturer.  We believe that any of the manufactures currently used by us could be replaced within a short period of time as none have a proprietary component or a substantial capital investment specific to our products.

Our production and manufacturing process incorporates innovative technologies developed for aerospace and other industries which are cost effective, easier to use and more functional than the traditional dry ice devices and other methods currently used for the shipment of temperature-sensitive materials.  Our manufacturing process uses non-hazardous cleaning solutions which are provided and disposed of by a supplier approved by the Environmental Protection Agency (the “EPA”).  EPA compliance costs for us are therefore negligible.

Intellectual Property

In order to remain competitive, we must develop and maintain protection on the proprietary aspects of its technologies.  We rely on a combination of patents, copyrights, trademarks, trade secret laws and confidentiality agreements to protect our intellectual property rights.  We currently own four registered United States trademarks and three issued United States patents primarily covering various aspects of our products.  In addition, we have filed a patent application for various aspects of our shipper and web-portal, which includes, in part, various aspects of our business model referred to as the CryoPort Express® System, and we intend to file additional patent applications to strengthen our intellectual property rights.  The technology covered by the above indicated issued patents relates to matters specific to the use of liquid nitrogen dewars in connection with the shipment of biological materials.  The concepts include those of disposability, package configuration details, liquid nitrogen retention systems, systems related to thermal performance, systems related to packaging integrity, and matters generally relevant to the containment of liquid nitrogen.  Similarly, the trademarks mentioned relate to the cryogenic temperature shipping activity.  Issued patents and trademarks currently owned by us include:

Type:	No.	Issued	Expiration
Patent	6,467,642	Oct. 22, 2002	Oct. 21, 2022
Patent	6,119,465	Sep. 19, 2000	Sep. 18, 2020
Patent	6,539,726	Apr. 1, 2003	Mar. 31, 2023
Trademark	7,583,478,7	Oct. 9, 2002	Oct. 8, 2012
Trademark	7,586,797,8	Apr. 16, 2002	Apr. 16, 2012
Trademark	7,748,667,3	Feb. 3, 2009	Feb. 3, 2019
Trademark	7,737,454,1	Mar. 17, 2009	Mar. 17, 2019

Our success depends to a significant degree upon our ability to develop proprietary products and technologies and to obtain patent coverage for these products and technologies.  We intend to file trademark and patent applications covering any newly developed products, methods and technologies.  However, there can be no guarantee that any of our pending or future filed applications will be issued as patents.  There can be no guarantee that the U.S. Patent and Trademark Office or some third party will not initiate an interference proceeding involving any of our pending applications or issued patents.  Finally, there can be no guarantee that its issued patents or future issued patents, if any, will provide adequate protection from competition.

Patents provide some degree of protection for our proprietary technology.  However, the pursuit and assertion of patent rights involve complex legal and factual determinations and, therefore, are characterized by significant uncertainty.  In addition, the laws governing patent issuance and the scope of patent coverage continue to evolve.  Moreover, the patent rights we possess or are pursuing generally cover our technologies to varying degrees.  As a result, we cannot ensure that patents will issue from any of our patent applications, or that any of its issued patents will offer meaningful protection.  In addition, our issued patents may be successfully challenged, invalidated, circumvented or rendered unenforceable so that our patent rights may not create an effective barrier to competition.  Moreover, the laws of some foreign countries may not protect our proprietary rights to the same extent, as do the laws of the United States.  There can be no assurance that any patents issued to us will provide a legal basis for establishing an exclusive market for our products or provide us with any competitive advantages, or that patents of others will not have an adverse effect on our ability to do business or to continue to use our technologies freely.

We may be subject to third parties filing claims that our technologies or products infringe on their intellectual property.  We cannot predict whether third parties will assert such claims against us or whether those claims will hurt our business.  If we are forced to defend against such claims, regardless of their merit, we may face costly litigation and diversion of management’s attention and resources.  As a result of any such disputes, we may have to develop, at a substantial cost, non-infringing technology or enter into licensing agreements.  These agreements may be unavailable on terms acceptable to it, or at all, which could seriously harm our business or financial condition.

We also rely on trade secret protection of our intellectual property.  We attempt to protect trade secrets by entering into confidentiality agreements with third parties, employees and consultants, although, in the past, we have not always obtained such agreements.  It is possible that these agreements may be breached, invalidated or rendered unenforceable, and if so, our trade secrets could be disclosed to our competitors.  Despite the measures we have taken to protect our intellectual property, parties to such agreements may breach confidentiality provisions in our contracts or infringe or misappropriate our patents, copyrights, trademarks, trade secrets and other proprietary rights.  In addition, third parties may independently discover or invent competitive technologies, or reverse engineer our trade secrets or other technology.  Therefore, the measures we are taking to protect our proprietary technology may not be adequate.

Government Regulation

The shipping of diagnostic specimens, infectious substances and dangerous goods, whether via air or ground, falls under the jurisdiction of many states, federal and international agencies.  The quality of the containers, packaging materials and insulation that protect a specimen determine whether or not it will arrive in a usable condition.  Many of the regulations for transporting dangerous goods in the United States are determined by international rules formulated under the auspices of the United Nations.  For example, the ICAO is the United Nations organization that develops regulations (Technical Instructions) for the safe transport of dangerous goods by air.  If shipment is by air, compliance with the rules established by IATA is required.  IATA is a trade association made up of airlines and air cargo couriers that publishes annual editions of the IATA Dangerous Goods Regulations. These regulations interpret and add to the ICAO Technical Instructions to reflect industry practices.  Additionally, the CDC has regulations (published in the Code of Federal Regulations) for interstate shipping of specimens, and the OSHA also addresses the safe handling of Class 6.2 Substances.  Our CryoPort Express® Shipper meets packing instruction 602 and 650 and is certified for the shipment of Class 6.2 Dangerous Goods per the requirements of the ICAO Technical Instructions for the Safe Transport of Dangerous Goods by Air and IATA.  Our present and planned future versions of the CryoPort Smart Pak data logger will likely be subject to regulation by FAA, FCC, FDA, IATA and possibly other agencies which may be difficult to determine on a global basis.

We are also subject to numerous other federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances.  We may incur significant costs to comply with such laws and regulations now or in the future.

Employees

As of November 30, 2009, we had six full-time employees and four consultants. Two of the consultants work for us on a full-time basis.

Insurance

We currently maintain general liability insurance, with coverage in the amount of $1 million per occurrence, subject to a $2 million annual limitation.  Claims may be made against us that exceed these limits.  In fiscal year 2009, we did not experience any claims against our professional liability insurance.

Our liability policy in an “occurrence” based policy.  Thus, our policy is complete when we purchased it and following cancellation of the policy it continues to provide coverage for future claims based on conduct that took place during the policy term.  However, our insurance may not protect us against liability because our policies typically have various exceptions to the claims covered and also require us to assume some costs of the claim even though a portion of the claim may be covered.  In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage.  A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.

We also maintain product liability insurance with coverage in the amount of $1,000,000 per year.

DESCRIPTION OF PROPERTY

CryoPort’s corporate, research and development, and warehouse facilities are located in one leased office and warehouse building with approximately 12,000 square feet.  The facilities are located at 20382 Barents Sea Circle, Lake Forest, CA 92630.  CryoPort currently makes base lease payments of approximately $13,000 per month, due at the beginning of each month, pursuant to a two year lease through August 2010 with renewal options for three additional one year lease terms.  The landlord is Viking Investors, Barents Sea, LLC.  The facilities are in good condition and are suitable for CryoPort’s current requirements.  CryoPort currently does not own any real property.

LEGAL PROCEEDINGS

In the ordinary course of business, we are at times subject to various legal proceedings and disputes, including product liability claims.  We currently are not aware of any such legal proceedings or claim that we believe will have, individually or in the aggregate, a material adverse effect on our business, operating results or cash flows.  It is our practice to accrue for open claims based on our historical experience and available insurance coverage.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets for the name and age of each director and executive officer, the year first elected as a director and/or executive officer and the position(s) held with CryoPort:

Name	Age	Position	Date Elected

Larry G. Stambaugh	62	Chairman of the Board, Chief Executive Officer, President and Director	2008-2009
Bret Bollinger	41	Vice President of Operations	2008
Catherine Doll	48	Chief Financial Officer, Treasurer and Assistant Corporate Secretary	2009
Carlton M. Johnson, Jr.	48	Director and Secretary	2009
Adam M. Michelin	64	Director	2005
John H. Bonde	64	Director	2010

Background of Directors and Officers:

Larry G. Stambaugh, age 62, was elected as CryoPort’s Chairman of the Board on December 5, 2008 and became President and Chief Executive Officer on February 20, 2009.  Mr. Stambaugh is currently a Principal of Apercu Consulting, a firm that he established in 2006.  From December 1992 to January 2006, Mr. Stambaugh served as Chairman and Chief Executive Officer of Maxim Pharmaceuticals, a public company developing cancer and infectious disease drugs which he co-founded.  From December 2007 to February 2008, Mr. Stambaugh reorganized two biotechnology companies owned by Arrowhead Research Corporation, a public holding company, Calando Pharmaceuticals and Insert Therapeutics and served as Chief Executive Officer of each subsidiary.  Mr. Stambaugh has more than 30 years' experience building global businesses and setting strategies and has an extensive background in life sciences and clean tech including relationships with and knowledge of Contract Research Organizations, biotech and pharmaceutical companies. Mr. Stambaugh serves on several boards including EcoDog, Ridge Diagnostics, Corporate Directors Forum and BioCom.  Mr. Stambaugh earned his BBA Accounting/Finance from Washburn University in 1969.

Bret Bollinger, age 41, became Vice President of Operations for CryoPort in February 2008.  Prior to joining CryoPort, Mr. Bollinger was Director of Operations and Engineering for Triangle Brass Manufacturing from July 2003 to January 2008.  Mr. Bollinger served as a Business Process Consultant for Vistant Corporation, a division of Cardinal Health from July of 2001 through July 2003 and as Operations and Order Fulfillment Manager for Ingersoll-Rand’s Safety and Security Sector, Falcon Lock Company from July of 1999 to July of 2001.  Mr. Bollinger has an extensive background in manufacturing environments, including experience with opening both manufacturing and assembly plants domestically as well as in Mexico.  In addition, he has experience in new product design and implementation.  Mr. Bollinger holds a Bachelor of Science in Mechanical Engineering from Sacramento State University.

Catherine Doll, age 49, became Chief Financial Officer, Treasurer and Assistant Corporate Secretary effective as of August 20, 2009.  Ms. Doll is the owner and chief executive officer of The Gilson Group, LLC, which she founded in 2006.  The Gilson Group, LLC provides financial and accounting consulting services to public companies, including Sarbanes Oxley Section 404 compliance, SEC and financial reporting, budgeting and forecasting and finance and accounting systems implementations and conversions.  From 1996 to 2006, Ms. Doll was an associate with Resources Global Professionals, where she provided management, financial and accounting services for a variety of clients.  Ms. Doll received a B.A. in Economics, with an emphasis in accounting, from the University of California, Santa Barbara, in 1983.  She has over 25 years of accounting and financial reporting experience.

Carlton M. Johnson, Jr., age 48, was elected as a director and Secretary to the Board of Directors on May 4, 2009 and serves as Chairman of the Compensation and Governance Committee and is a member of the Audit Committee.  Mr. Johnson has been In-House Legal Counsel for Roswell Capital Partners, LLC since 1996.  Mr. Johnson has been a member of the Alabama Bar since 1986, the Florida Bar since 1988 and the State Bar of Georgia since 1997.  He was a stockholder in the Pensacola, Florida Bar Registered (AV rated) law firm of Smith, Sauer, DeMaria & Johnson from 1988 to 1996.  Mr. Johnson holds a degree in History/Political Science from Auburn University and Juris Doctorate from Samford University, Cumberland School of Law.  Mr. Johnson also serves on the boards of Peregrine Pharmaceuticals, Inc. and Patriot Scientific Corporation. Mr. Johnson’s appointment to the Board of Directors fulfills an agreement between CryoPort and BridgePointe Master Fund Ltd. (“BridgePointe”) to have a representative of BridgePointe on CryoPort’s Board of Directors pursuant to the Debentures, as amended.

Adam M. Michelin, age 65, became a member of CryoPort’s Board of Directors in June 2005 and serves as Chairman of the Audit Committee and as a member of the Compensation and Governance Committee. Mr. Michelin is currently the President and Chief Executive Officer of Redux Holdings, Inc.,  positions he has held since January 2006. Mr. Michelin has held several executive leadership positions including, Chief Executive Officer of Enterprise Group from March 2005, Principle of Kibel Green, Inc., a position he held for 11 years prior to joining Enterprise Group, and Partner of KPMG LLP for 10 years.  Mr. Michelin has over 30 years of practice in the areas of executive leadership, operations and is very experienced in evaluating, structuring and implementing solutions for companies in operational and/or financial crisis.  Mr. Michelin received his Juris Doctorate from the University of West Los Angeles and his Bachelor of Science from Tri State University.

John H. Bonde, 64, was elected as a director to the Board on January 7, 2010 and serves as a member of Audit Committee.  Mr. Bonde is the Chief Executive Officer of eQsys, Inc., a position he has held since November 2008.  From January 2005 through January 2006, Mr. Bonde served as the Division President of CGS Systems.  Mr. Bonde has extensive experience leading the operation of complex telecommunication and information service providers and has been a director of numerous private companies in the past.   Mr. Bonde earned his Bachelor of Science in Economics from City University of New York, Queens College in 1969 and a Masters of Science in Business Policy from Columbia University in 1982.

The officers of CryoPort hold office until their successors are elected and qualified, or until their death, resignation or removal.

None of the directors or officers holds a directorship in any other reporting company except:  Adam Michelin is Director, CEO/President and Treasurer of Redux Holdings, Inc. (RDXH) and CEO/Chairman Naturade Inc. (NRDCQ); and Carlton Johnson is a member of the board of directors of Peregrine Pharmaceuticals, Inc. (PPHM) and Patriot Scientific Corporation (PTSC).

None of the directors or officers listed above has:

●	Had a bankruptcy petition filed by or against any business of which that person was a general partner of executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Had any conviction in a criminal proceeding, or been subject to a pending criminal proceeding;

●
Been subject to any order, judgment, or decree by any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities; and

●	Been found by a court of competent jurisdiction, the Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee and a Compensation and Governance Committee.  We do not have a formal nominating committee.

Audit Committee

The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) to consider and review other matters relating to our financial and accounting affairs.  The Board of Directors has adopted an Audit Committee charter, which is available on CryoPort’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.”  Information on our website does not constitute a part of this prospectus.

The members of the Audit Committee are Adam Michelin, who is the Audit Committee Chairman, and Carlton M. Johnson, Jr. and John H. Bonde.  CryoPort has determined that (i) Adam Michelin qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the SEC rules and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC, and (ii) Carlton M. Johnson, Jr. and John H. Bonde are “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC.

Compensation and Governance Committee.

The purpose of the Compensation and Governance Committee is to discharge the Board of Directors’ responsibilities relating to compensation of CryoPort’s directors and executives, to produce an annual report on executive compensation for inclusion in CryoPort’s proxy statement, as necessary, and to oversee and advise the Board of Directors on the adoption of policies that govern CryoPort’s compensation programs including stock and benefit plans.  The Compensation and Governance Committee does not operate under a charter.

The current members of the Compensation and Governance Committee are Carlton M. Johnson, Jr., who is the Chairman of the Compensation and Governance Committee, and Mr. Adam Michelin, each of whom is independent under applicable independence requirements.  Each of the current members of the Compensation and Governance Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Nominating Committee

CryoPort does not have a formal nominating committee.  The function of the nominating committee is handled by CryoPort’s Compensation and Governance Committee.  The Board of Directors does not believe that a nominating committee is necessary because the independent directors participate in the nominating process.

The following table provides information regarding the compensation earned during fiscal years 2009 and 2008 by our named executive officers:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(7) ($)	Option Awards(8) ($)	All Other Compensation(14) ($)	Total Compensation ($)

Larry G. Stambaugh, President, Chief Executive Officer and Chairman	2009 2008	48,000(2) -	- -	28,695(9) -	- -	76,695 -

Peter Berry, Former President and Chief Executive Officer	2009 2008	205,000(3) 136,000(3)	- 30,000	- 47,395(10)	7,040 3,300	259,435 216,695

Dee S. Kelly, CPA, Former Chief Financial Officer and Vice President of Finance	2009 2008	116,000(4) 100,000(4)	- 16,000	- 64,639(11)	- -	120,000 186,639

Bret Bollinger, Vice President of Operations	2009 2008	124,000(5) 21,667(5)	- -	119,398(12) 52,983(12)	6,890 1,196	188,288 75,846

Kenneth Carlson Former Vice President of Sales and Marketing	2009 2008	110,000(6) 106,000(6)	- 14,000	- 68,877(13)	5,234 4,540	115,234 193,417

(1)	This column represents salary and consulting compensation as reported as of the last payroll period prior to or immediately after March 31 of each fiscal year.

(2)
This amount represents the $12,000 paid to Mr. Larry Stambaugh as compensation for consulting services during fiscal 2009, as well as the $36,000 paid to Mr. Stambaugh as compensation for services as a Director during fiscal 2009.  Mr. Stambaugh was elected as Chairman of the Board on December 10, 2008 and subsequently as President and Chief Executive Officer on February 20, 2009.  On August 21, 2009, the Compensation and Governance Committee approved an employment agreement with Mr. Stambaugh which has an effective commencement date of August 1, 2009, the details of which are described below.

(3)
This amount represents the $192,000 paid to Mr. Peter Berry during fiscal 2009 as salary for his services as the President and Chief Executive Officer until February 20, 2009, when he resigned his position.  In November and December 2008, Mr. Berry voluntarily took a reduction in his monthly pay from $16,000 to $14,500 per month.  Mr. Berry resigned from the Board of Directors effective July 30, 2009 but continues to serve as a consultant for CryoPort in an advisory role.  Effective March 1, 2009, Mr. Berry entered into a Consulting Agreement to provide advisory services to CryoPort for the period from March 1, 2009 to January, 1, 2010.  The compensation for Mr. Peter Berry’s consulting services under such agreement for fiscal 2009 was $16,000 for the month of March 2009 and $28,890 for each month thereafter until expiration of such agreement.

(4)
This amount represents the $10,000 per month paid to Ms. Dee Kelly as a part-time consultant for CryoPort during fiscal 2009 and fiscal year ended March 31, 2008.  In fiscal 2009, Ms. Kelly deferred approximately $4,000.  In fiscal 2008, Ms. Kelly deferred approximately $20,000.  Ms. Kelly does not have an employment agreement with CryoPort.  Ms. Kelly resigned all of her officer positions with CryoPort effective August 20, 2009.

(5)
This amount represents the $130,000 paid to Mr. Bret Bollinger as salary for his services as CryoPort’s Vice President of Operations of which $9,000 was deferred as of September 2009 due to Mr. Bollinger’s voluntarily reduction in his monthly pay from $10,833 to $9,883 in January 2009.  Mr. Bret Bollinger’s became CryoPort’s Vice President of Operations in February 2008.

(6)
This amount represents the $120,000 paid to Mr. Kenneth Carlson as salary for his services as CryoPort’s Vice President of Sales and Marketing for fiscal 2009 and fiscal year ended March 31, 2008.  In the months of November 2008 through March 2009, Mr. Carlson voluntarily took a reduction in his monthly pay from $10,000 to $8,000, resulting in the deferral of $10,000 in compensation for fiscal 2009.

(7)	This amount represents the annual year-end bonus, based on a percentage of salary, paid to all employees of CryoPort.

(8)
This column represents the expense recorded for the fair value of all stock options and warrants granted in fiscal 2009 and CryoPort’s fiscal year ended March 31, 2008, all in accordance with SFAS 123(R).  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For information on the valuation assumptions with respect to the grants made in 2009 and 2008, refer to Note 2 “Summary of Significant Accounting Policies – Stock-Based Compensation” in CryoPort’s Form 10-K for the period ended March 31, 2009, filed with the SEC on July 1, 2009.  For information on the valuation assumptions with respect to the grants made in 2007, refer to Note 2 “Summary of Significant Accounting Policies – Stock-Based Compensation” in CryoPort’s Form 10-K for the period ended March 31, 2008, filed with the SEC on June 30, 2008, and amended on July 14, 2008.

(9)
This amount represents the fair value of all options and warrants granted to Mr. Stambaugh as compensation for services as Director during fiscal 2009.  On December 10, 2008, based on the recommendation of the Compensation and Governance Committee and approval by the Board of Directors, Mr. Stambaugh was granted 41,667 warrants (after giving effect to the anticipated 12-to-1 reverse stock split) exercisable at $10.08 which vest in three equal installments on the date of grant and the first and second anniversary of the date of grant.

(10)
This amount represents the fair value of all options and warrants granted to Mr. Berry as compensation during fiscal 2009. Based on the recommendation of the Compensation and Governance Committee and approval by the Board of Directors, Mr. Berry was granted incentive awards of 2,183 fully vested warrants exercisable at $9.00 per share on August 27, 2007 and 2,183 fully vested warrants exercisable at $12.84 per share on February 28, 2008, assuming the consummation of a reverse stock split, at a ratio of 12-to-1.  The exercise prices of the warrants are equal to the fair value of CryoPort’s stock as of the grant dates.

(11)
This amount represents the fair value of all options and warrants granted to Ms. Kelly as compensation for services during fiscal 2009.  Based on the recommendation of the Compensation and Governance Committee and approval by the Board of Directors, Ms. Kelly was granted incentive awards of 5,083 fully vested warrants exercisable at $12.84 per share on February 28, 2008, assuming the consummation of a reverse stock split, at a ratio of 12-to-1.  The exercise price of the warrants is equal to the fair value of CryoPort’s stock as of the grant date.

(12)
This amount represents the fair value of all options and warrants granted to Mr. Bollinger as compensation for services during fiscal 2009.  Based on the recommendation of the Compensation and Governance Committee and approval by the Board of Directors, Mr. Bollinger was granted incentive awards of 12,500 warrants exercisable at $12.84 per share on February 28, 2008 which vests at a rate of 4,167 upon date of grant, 4,167 on February 28, 2009 and 4,167 on February 28, 2010, assuming the consummation of a reverse stock split, at a ratio of 12-to-1.  The exercise price of the warrants is equal to the fair value of CryoPort’s stock as of the grant date.  Mr. Bollinger was issued 5,183 warrants on April 29, 2009 as a performance bonus for services rendered during fiscal year 2009.

(13)
This amount represents the fair value of all options and warrants granted to Mr. Carlson as compensation for services during CryoPort’s fiscal year ended March 31, 2008.  Based on the recommendation of the Compensation and Governance Committee and approval by the Board of Directors, Mr. Carlson was granted incentive awards of 5,417 fully vested warrants exercisable at $12.84 per share on February 28, 2008, assuming the consummation of a reverse stock split, at a ratio of 12-to-1.  The exercise price of the warrants is equal to the fair value of CryoPort’s stock as of the grant date.

(14)
Amounts shown in this column reflect the costs of health insurance premiums paid to each of Messrs. Berry, Carlson and Bollinger.  Such items are currently taxable to such named executive officer.  The amount of taxable income for the individual is determined pursuant to Internal Revenue Service rules which may differ from the amounts reflected in this column.

Narrative Disclosure to Summary Compensation Table

Employment Contracts

Larry G. Stambaugh

On August 21, 2009, the Compensation and Governance Committee approved an employment agreement with Mr. Stambaugh, CryoPort’s Chief Executive Officer, President and Chairman, which commenced effective as of August 1, 2009 and will continue in effect until Mr. Stambaugh’s employment is terminated under the provisions of the employment agreement (the “Stambaugh Employment Agreement”).  Pursuant to the terms of the Stambaugh Employment Agreement, Mr. Stambaugh will be paid an initial annual base salary of $360,000 which may be increased from time to time at the discretion of Compensation and Governance Committee.  Mr. Stambaugh also may be eligible to receive a discretionary annual bonus of up to 60% of his then effective annualized base salary pursuant to an incentive plan to be prepared by CryoPort’s Board of Directors with Mr. Stambaugh’s participation and completed at the earliest practicable time.  In addition, in the event that CryoPort raises an aggregate of $5,000,000 pursuant to equity and/or convertible debt financings during the period of March 30, 2009 and continuing to the last day of the term of his employment, then Mr. Stambaugh shall be entitled to receive a onetime incentive payment in the amount of $125,000.  Mr. Stambaugh is eligible to participate in all employee benefits plans or arrangements which may be offered by CryoPort during the term of the Stambaugh Employment Agreement.  CryoPort shall pay the cost of Mr. Stambaugh’s health insurance coverage in accordance with CryoPort’s plans and policies during the term of his employment.  Mr. Stambaugh shall also be eligible for 25 paid time off days a year, and is entitled to receive fringe benefits ordinarily and customarily provided by CryoPort to its senior officers.

In addition to the previously awarded warrant for 41,667 shares (assuming the consummation of a reverse stock split, at a ratio of 12-to-1) of common stock issued to Mr. Stambaugh on December 10, 2008, on October 9, 2009, we granted Mr. Stambaugh an incentive stock option to acquire 55,833 shares (assuming the consummation of a reverse stock split, at a ratio of 12-to-1) of common stock of CryoPort at an exercise price of $5.40 per share (assuming the consummation of a reverse stock split, at a ratio of 12-to-1).  The right to exercise the stock option vested as to 33⅓% of the underlying shares of common stock upon grant, with the remaining underlying shares of common stock vesting in equal installments on the first and second anniversary of the grant date.

Mr. Stambaugh has agreed not to solicit any CryoPort employees during the term of his employment and the one year period following the termination of his employment.  Payments due to Mr. Stambaugh upon a termination of the Stambaugh Employment Agreement are described below.

Catherine Doll

On July 29, 2009, CryoPort retained the full-time services of Ms. Doll, and she was appointed by the Board of Directors to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary effective as of August 20, 2009.  Pursuant to her agreement with CryoPort, Ms. Doll will be paid the sum of $10,000 per month in consideration for her services to CryoPort.  In addition, on October 9, 2009, we granted Ms. Doll a fully vested nonstatutory option to purchase 1,667 shares of our common stock at an exercise price of $5.40 per share (assuming the consummation of a reverse stock split, at a ratio of 12-to-1).  The right to exercise the stock option vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

Bret Bollinger

Bret Bollinger is subject to an employment agreement which became effective February 1, 2008 (the “Bollinger Employment Agreement”), pursuant to which he is employed as CryoPort’s Vice President of Operations. Under the terms of the Bollinger Employment Agreement, as approved by the Compensation and Governance Committee, Mr. Bollinger’s current annual salary is $130,000 and he is eligible for an annual cash bonus of up to 30% to 50% of his base salary based on targeted goals and objectives met, payable in either cash or warrants, as determined by the President and approved by the Board of Directors.  In the event that CryoPort terminates Mr. Bollinger’s employment without “cause,” as defined in the Bollinger Employment Agreement, then upon such termination, CryoPort is obligated to pay to Mr. Bollinger as severance an amount equal to six months of his then current base salary.

Peter Berry

Prior to his voluntary resignation on February 20, 2009, Mr. Berry was subject to an employment agreement with CryoPort dated November 1, 2002, as amended March 17, 2003 (the “Berry Employment Agreement”), pursuant to which he has been employed as CryoPort’s President and Chief Executive Officer.  Based on the recommendations of the Compensation and Governance Committee, in December 2005, December 2006, and November 2007 and again in December 2008, the Board of Directors approved the extension of Mr. Berry’s employment contract for additional 1-year terms with the same base salary as that provided for in the last year of the original Berry Employment Agreement.  Under the extended terms of the Berry Employment Agreement, Mr. Berry’s annual salary was $192,000 and he was eligible for an annual cash bonus of up to 40% of his base salary, based on goals and objectives met as recommended by the Compensation and Governance Committee and approved by the full Board of Directors.  On November 1, 2002, pursuant to the Berry Employment Agreement, CryoPort granted Mr. Berry a stock option to purchase up to 41,667 shares (assuming the consummation of a reverse stock split, at a ratio of 12-to-1) of common stock at an exercise price of $6.00 per share, which option vested as to 10,417 shares of common stock on the first anniversary of the date of grant, and thereafter vests in 36 equal monthly installments through November 11, 2006.  In the event that CryoPort terminates Mr. Berry’s employment without “cause,” as defined in the Berry Employment Agreement, or fails to renew the Berry Employment Agreement except for “cause,” then upon such termination, CryoPort is obligated to pay to Mr. Berry as severance an amount equal to his then current base salary, plus any earned incentive bonus.  In March 2003, the Berry Employment Agreement was amended to reflect Mr. Berry’s agreement to a reduced base salary during the first year of $60,000, and agreement to forego eligibility for an incentive bonus for such year.  In exchange for the foregoing, CryoPort granted Mr. Berry an additional stock option to purchase an additional 20,833 shares (assuming the consummation of a reverse stock split, at a ratio of 12-to-1) of common stock at a price of $6.00 per share.  The option was vested as to 10,417 shares of common stock on the date of grant, and 5,208 shares of common stock on each of September 30, 2003 and March 31, 2004, assuming the consummation of a reverse stock split, at a ratio of 12-to-1.  All other terms of the Berry Employment Agreement remained unchanged.  The Berry Employment Agreement was further amended by Board of Directors consent, due to the financial condition of CryoPort in 2004 at Mr. Berry’s request, to eliminate the 100% bonus provision per the contract in year two and defer this bonus into the third year of the Berry Employment Agreement.  This entitled Mr. Berry to earn up to 200% of his then salary in the third contract year. Mr. Berry’s bonus earned for the third year of the Berry Employment Agreement was approved for a total of $100,000 which was included in Mr. Berry’s accrued salaries as of March 31, 2006 and converted into a note payable during fiscal 2007.  Mr. Berry’s bonuses earned for the years ended March 31, 2009 and 2007 based on the terms of the Berry Employment Agreement were approved by the Board of Directors for $30,000 each year.  Starting March 1, 2009, Mr. Berry entered into a Consulting Agreement to provide advisory services to CryoPort for the period of March 1, 2009 through January 1, 2010.  The compensation for Mr. Berry’s services under this agreement was set for $16,000 for the month of March 2009 and $28,890 for each month thereafter until expiration of the contract.  On August 26, 2009, Mr. Berry agreed to accept $20,000 per month through the remainder of the term of the Consulting Agreement with the deferred portion payable following expiration of the term.  We are currently in default of our payment obligation to Mr. Berry under the foregoing consulting Agreement.

CryoPort has no other employment agreements.

The following table sets forth certain information regarding equity awards granted to our named executive officers as of March 31, 2009:

Outstanding Equity Awards At Fiscal Year End 2009(*)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Larry G. Stambaugh	13,889 (13)	-	27,778(13)	$10.08	12/4/18

Peter Berry	41,667 (1)	-	-	$6.00	11/1/12
	20,833 (2)	-	-	$6.00	4/1/13
	20,833 (3)	-	-	$7.20	11/1/13
	17,581 (4)	-	-	$0.48	8/1/14
	2,183 (5)	-	-	$9.00	8/27/17
	2,183 (5)	-	-	$12.84	2/27/18

Dee S. Kelly	6,250 (6)	-	-	$7.20	10/1/13
	3,063 (7)	-	-	$0.48	8/1/14
	13,208 (8)	-	-	$12.00	8/3/16
	5,083 (9)	-	-	$3.36	1/3/17
	5,083 (9)	-	-	$12.84	2/27/18

Kenneth G. Carlson	13,083 (10)	-	-	$12.00	8/3/16
	5,417 (11)	-	-	$3.36	1/3/17
	5,417 (11)	-	-	$12.84	2/27/18

Bret Bollinger	8,333 (12)	-	4,167 (12)	$12.84	2/27/18

*
This table represents the amounts of all stock options and warrants outstanding as of the end of fiscal 2009.  This table and accompanying notes assume the consummation of a reverse stock split, at a ratio of 12-to-1.

(1)
On November 1, 2002, pursuant to the Berry Employment Agreement, CryoPort granted Mr. Berry a stock option to purchase up to 41,667 shares of common stock at an exercise price of $6.00 per share, which option vested as to 1,042 shares of common stock on the first anniversary of the date of grant, and thereafter vests in 36 equal monthly installments through November 11, 2006.  In the event that CryoPort terminated Mr. Berry’s employment without “cause,” as defined in the Berry Employment Agreement, or fails to renew the Berry Employment Agreement except for “cause,” then upon such termination, CryoPort is obligated to pay to Mr. Berry as severance an amount equal to his then current base salary, plus any earned incentive bonus.

(2)
In March 2003, the Berry Employment Agreement was amended to reflect Mr. Berry’s agreement to a reduced base salary during the first year of $60,000, and agreement to forego eligibility for an incentive bonus for such year. In exchange for the foregoing, CryoPort granted Mr. Berry an additional stock option to purchase an additional 20,833 shares of its common stock at a price of $6.00 per share. The option was vested as to 1,042 shares of common stock on the date of grant, and 520 shares of common stock on each of September 30, 2003 and March 31, 2004.

(3)
On November 1, 2003, the Berry Employment Agreement was amended to reflect Mr. Berry’s agreement to a reduced base salary during the second year of $60,000, and agreement to forego eligibility for an incentive bonus for such year. In exchange for the foregoing, CryoPort granted Mr. Berry an additional stock option to purchase an additional 20,833 shares of its common stock at a price of $7.20 per share. The option was vested as to 750 shares of common stock on March 1, 2004, and 667 shares of common stock on each of July 1, 2003 and November 1, 2004.

(4)
On August 1, 2004 CryoPort offered on a pro rated basis to all stockholders 416,667 shares of common stock at $0.48 per share. This option was approved by the compensation committee for Peter Berry to participate for 30,664 shares of common stock. Peter Berry exercised as to 13,083 shares of common stock in the fiscal year of 2008-2009.

(5)
Based on the recommendation of the Compensation and Governance Committee and approval by the Board of Directors, Mr. Berry was granted incentive awards of 2,183 fully vested warrants exercisable at $9.00 per share on August 27, 2007 and 2,183 fully vested warrants exercisable at $12.84 per share on February 28, 2008.

(6)
On October 1, 2003, Dee Kelly was granted an additional stock option to purchase 6,250 shares of common stock at a price of $7.20 per share. The option was vested as to 417 shares of common stock on March 1, 2003, and 167 shares of common stock per month thereafter from November 1, 2003 to October 1, 2006.

(7)	Ms. Kelly was granted an option to purchase 3,063 shares of common stock at $0.48 per share in connection with the offering described in Note 4 above.

(8)
Based on the recommendation of the Compensation Committee and approval by the Board of Directors, Ms. Kelly was granted incentive awards of 13,208 warrants exercisable at $12.00 per share on August 3, 2006. The exercise price of the warrants was equal to the fair value of CryoPort stock as of the grant date.

(9)
Based on the recommendation of the Compensation and Governance Committee and approval by the Board of Directors, Ms. Kelly was granted incentive awards of 5,083 fully vested warrants exercisable at $3.36 per share on January 3, 2007 and 5,083 fully vested warrants exercisable at $12.84 per share on February 28, 2008. The exercise price of the warrants is equal to the fair value of CryoPort’s stock as of the grant date.

(10)
Based on the recommendation of the Compensation Committee and approval by the Board of Directors, Mr. Carlson was granted incentive awards of 13,083 warrants exercisable at $12.00 per share on August 3, 2006.

(11)
Based on the recommendation of the Compensation and Governance Committee and approval by the Board of Directors, Ms. Carlson was granted incentive awards of 5,417 fully vested warrants exercisable at $3.36 per share on January 3, 2007 and 5,417 fully vested warrants exercisable at $12.84 per share on February 28, 2008. The exercise price of the warrants is equal to the fair value of CryoPort’s stock as of the grant date.

(12)
Based on the recommendation of the Compensation and Governance Committee and approval by the Board of Directors, Mr. Bollinger was granted incentive awards of 12,500 warrants exercisable at $12.84 per share on February 28, 2009 which vest at a rate of 4,167 upon grant date, 4,167 on February 28, 2009 and 4,167 on February 28, 2010. The exercise price of the warrants is equal to the fair value of CryoPort stock as of the grant date.

(13)
Based on the recommendation of the Compensation and Governance Committee and approval by the Board of Directors, Mr. Stambaugh was granted incentive awards of 41,667 fully warrants exercisable at $10.08 per share on December 10, 2008, which vest in equal installments on the date of grant and the first and second of the date of grant. The exercise price of the warrants is equal to the fair value of CryoPort’s stock as of the grant date.

Equity Compensation Plan Information

CryoPort currently maintains one equity compensation plan, referred to as the 2002 Stock Incentive Plan (the “2002 Plan”). CryoPort’s Compensation and Governance Committee is responsible for making reviewing and recommending grants of options under this plan which are approved by the Board of Directors. The 2002 Plan, which was approved by CryoPort’s stockholders in October 2002, allows for the grant of options to purchase up to 416,666 shares (assuming the consummation of a reverse stock split, at a ratio of 12-to-1) of CryoPort’s common stock. The 2002 Plan provides for the granting of options to purchase shares of CryoPort’s common stock at prices not less than the fair market value of the stock at the date of grant and generally expire 10 years after the date of grant. The stock options are subject to vesting requirements, generally three or four years. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements.

During fiscal 2009, CryoPort issued 6,891 shares of common stock resulting from exercises of stock options issued pursuant to the 2002 Plan at an average price of $0.48 per share for proceeds of $3,307 and issued 12,502 shares of common stock from the cashless exercises of a total of 13,125 stock options issued pursuant to the 2002 Plan, assuming the consummation of a reverse stock split, at a ratio of 12-to-1.

At our 2009 Annual Meeting of Stockholders held on October 9, 2009, our stockholders approved the 2009 Plan, which provides for the grant of stock-based incentives.  The 2009 Plan allows for the grant of up to 1,000,000 shares (after giving effect to the anticipated 12-to-1 reverse stock split) of our common stock for awards to our officers, directors, employees and consultants.  The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards.  The 2009 Plan also permits the grant of awards that qualify for the "performance-based compensation" exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. As of November 30, 2009, a total of 942,500 shares (after fiving effect to the anticipated 12-to-1 reverse stock split) of our common stock remained available for future grants under the 2009 Plan.

Potential Payments On Termination Or Change In Control

Pursuant to the Stambaugh Employment Agreement, upon any termination of Mr. Stambaugh’s employment for any reason, including by CryoPort “for cause” (as defined in the Stambaugh Employment Agreement), Mr. Stambaugh will receive his salary through the date of termination and any accrued but unpaid vacation, and he will retain all of his rights to benefits earned prior to termination under CryoPort benefit plans in which he participates. If CryoPort terminates Mr. Stambaugh’s employment other than “for cause” or Mr. Stambaugh terminates his employment due to a “constructive discharge” (as defined in the Stambaugh Employment Agreement), subject to Mr. Stambaugh’s signing of a general release, Mr. Stambaugh will receive a severance payment equal to (i) six months’ base salary, if such termination occurs during the first twelve months of his employment, or (ii) twelve months’ base salary if such termination occurs following the first twelve months of his employment, and, in either instance, health care insurance coverage for one year.

Pursuant to the terms of the Bollinger Employment Agreement, in the event that CryoPort terminates Mr. Bollinger’s employment without “cause” or for change in control of the leadership of CryoPort as defined by the Bollinger Employment Agreement, then upon such termination, CryoPort is obligated to pay to Mr. Bollinger as severance an amount equal to six months of his current base salary.

The 2002 Plan provides that in the event of a “change of control,” all options shares will become fully vested and may be immediately exercised by the person who holds the option.

With the exception of Mr. Stambaugh, CryoPort does not provide any additional payments to named executive officers upon their resignation, termination, retirement, or upon a change of control.

Change in Control Agreements

There are no understandings, arrangements or agreements known by management at this time which would result in a change in control of CryoPort or any subsidiary.

DIRECTOR COMPENSATION

Compensation for the Board of Directors is governed by CryoPort’s Compensation and Governance Committee. CryoPort began making cash payments to the directors as approved by the Compensation and Governance Committee in October 2007. Directors who are also employees do not receive any additional compensation for services performed as a member of CryoPort’s Board of Directors or any committees thereof.  Prior to August 21, 2009, non-employee directors other than the Chairman of the Board of Directors receive an annual cash retainer fee of $12,700, payable in quarterly installments of $3,175 each. Non-employee directors each receive meeting fees of $1,000 for scheduled quarterly board meetings, $500 for special board meetings and $1,000 for stockholder meetings, if any. Committee members receive fees of $1,000 for Audit Committee meetings, and $900 for Compensation and Governance Committee meetings. Certain Board of Directors positions receive additional quarterly retainer fees as follows: Compensation and Governance Committee Chairman $1,250, Board Vice Chairman $1,275, Chairman of the Audit Committee $1,850 and Board Secretary $1,600. The Chairman of the Board position received all inclusive monthly fees of $12,000 until he was also elected as President and Chief Executive Officer in February 2009 at which time these fees became executive compensation as discussed below. From time to time CryoPort has granted stock warrants to the directors with exercise prices equal to the fair value as of grant date based on external expert reports and guidance through the Compensation and Governance Committee recommendations.

Effective August 21, 2009, the fees payable to non-employee directors were set at a flat fee of $15,000 per quarter with no additional fees payable for committee membership or serving as chairman of a committee.  In addition, each year non-employee directors are granted a warrant or stock option to purchase 4,167 shares (after giving effect to the anticipated 12-to-1 reverse stock split) of CryoPort’s common stock with exercise prices equal to the closing price of CryoPort’s common stock on the date of grant. The warrants or options will vest in four equal quarterly installments.

The following table sets forth the director compensation of the non-employee directors of CryoPort during the year ended March 31, 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Warrant and Option Awards ($) (2)	Total ($)
Larry G. Stambaugh (7)	$36,000	—	$28,895	$64,895
Gary C. Cannon (3)	$26,850	—	$21,459	$48,309
Thomas Fischer (4)	$32,550	—	$26,408	$58,958
Adam M. Michelin (5)	$27,600	—	$22,140	$49,740
Stephen L. Scott (6)	$14,775	—	$3,417	$18,192

(1)	Fees Earned or Paid in Cash as shown in this schedule represent payments and accruals for directors’ services earned for the period of April 1, 2008 through March 31, 2009.

(2)
Reflects the dollar amount recognized for financial reporting purposes for the year ended March 31, 2009, in accordance with SFAS 123(R) of warrant and stock option awards pursuant to the 2002 Plan, and thus includes amounts from the vesting of awards granted in and prior to 2009. Assumptions used in the calculation of these amounts are included in Note 11, Stock Options and Warrants. All stock warrants were granted at or higher than the closing market price of CryoPort’s stock on the date of grant.

(3)
Mr. Cannon was granted 4,933 fully vested warrants (assuming the consummation of a reverse stock split, at a ratio of 12-to-1) with an average exercise price of $6.84 during the year ended March 31, 2009 for his services as a director, Corporate Secretary, and member of the Compensation and Governance Committee. Mr. Cannon served as General Counsel for CryoPort pursuant to a retainer arrangement. For the year ended March 31, 2009 he was paid a total of $108,050 for retainer and out of pocket fees. Mr. Cannon was also granted additional 3,000 fully vested warrants (assuming the consummation of a reverse stock split, at a ratio of 12-to-1)  with an average exercise price of $9.84 and combined Black Scholes valuation of $24,206 as of grant dates, for his legal services during the year ended March 31, 2009 as General Counsel for CryoPort.

(4)
Mr. Fischer was granted 4,933 fully vested warrants (assuming the consummation of a reverse stock split, at a ratio of 12-to-1) with an average exercise price of $6.84 during the year ended March 31, 2009 for his service as a director, Lead Director, Chairman of the Compensation and Governance Committee and member of the Audit Committee.

(5)
Mr. Michelin was granted 4,145 fully vested warrants (assuming the consummation of a reverse stock split, at a ratio of 12-to-1) with an average exercise price of $6.96 during the year ended March 31, 2009 for his service as a director and Chairman of the Audit Committee.

(6)
Prior to his resignation from the Board of Directors on November 7, 2008, Mr. Scott was granted 1,516 fully vested warrants (assuming the consummation of a reverse stock split, at a ratio of 12-to-1) with an average exercise price of $10.08 during the year ended March 31, 2009 for his service as a director and member of the Audit Committee.

(7)
Mr. Stambaugh was elected on December 10, 2008 as Chairman of the Board for a monthly fee of $12,000. Amounts in this Board Compensation table represent amounts paid to Mr. Stambaugh in his capacity as Chairman of the Board until February 20, 2009 when he was also elected to serve the positions of President and Chief Executive Officer. On December 10, 2008 Mr. Stambaugh was granted incentive awards of 41,667 warrants exercisable at $10.08 per share which vest in three equal installments on the grant date and first and second anniversaries of the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Gary Cannon served as Secretary of CryoPort from June 2005 to May 2009. None of the other members of the Compensation and Governance Committee is or has been an officer or employee of CryoPort.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of CryoPort’s common stock as of November 30, 2009, by each person or group of affiliated persons known to CryoPort to beneficially own 5% or more of its common stock, each director, each named executive officer, and all of its directors and named executive officers as a group. As of November 30, 2009, there were 4,167,943 shares (after giving effect to the anticipated 12-to-1 reverse stock split) of common stock outstanding.  Unless otherwise indicated, the address of each beneficial owner listed below is c/o CryoPort, Inc., 20382 Barents Sea Circle, Lake Forest, California 92630.

The following table and accompanying notes assume the consummation of a reverse stock split, at a ratio of 12-to-1. The following table gives effect to the shares of common stock issuable within 60 days of November 30, 2009, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares of common stock beneficially owned:

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned

Executive Officers and Directors:
Larry G. Stambaugh	32,500	(1)	*
Adam M. Michelin	26,993	(1)	*
Bret Bollinger	13,517	(1)	*
Carlton M. Johnson	4,185	(1)	*
Catherine Doll	556	(1)

All directors and named executive officers as a group (5 persons)	77,750		1.3%

Other Stockholders:
BridgePointe Master Fund, Ltd.	1,892,979	(1) (2)	4.9% (3)
Enable Growth Partners LP (and related funds)	1,979,804	(1) (2)	4.9% (3)

*	Represents less than 1%

(1)
Includes shares of common stock which individuals shown above have the right to acquire as of November 30, 2009, or within 60 days thereafter, pursuant to outstanding stock options and/or warrants as follows: Mr. Stambaugh – 32,500; Mr. Michelin – 23,546 shares; Mr. Bollinger – 13,517 shares; Mr. Johnson – 2,731; BridgePointe Master Fund, Ltd – 1,226,625 shares and Enable Growth Partners LP – 1,319,288 shares.

(2)
Includes shares of common stock which individuals shown above have the right to acquire as of November 30, 2009, or within 60 days thereafter, pursuant to outstanding convertible debentures as follows: BridgePointe Master Fund, Ltd – 604,999 shares and Enable Growth Partners LP – 418,920 shares. The foregoing share amounts for BridgePointe Master Fund, Ltd and Enable Growth Partners LP do not give effect to the 2010 Amendment.

(3)
The number and percentage of shares of common stock beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares of common stock as to which the selling stockholder has sole or shared voting power or investment power and also any shares of common stock, which the selling stockholder has the right to acquire within 60 days. Nevertheless, for purposes of this table only for each of the other stockholders does not give effect to the 4.99% limitation on the number of shares of common stock that may be held by each other stockholder as agreed to in the warrant held by each selling stockholder which limitation is subject to waiver by the holder upon 61 days prior written notice to us (subject to a further non-waivable limitation at 9.99%).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CryoPort has established policies and other procedures regarding approval of transactions between CryoPort and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board of Directors. As set forth in the Audit Committee Charter the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties.  Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. Generally speaking, we enter into related-party transactions only on terms that we believe are at least as favorable to our company as those that we could obtain from an unrelated third party.

In August 2006, Peter Berry, CryoPort’s former Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, CryoPort began to make monthly payments of $3,000 to Mr. Berry in January 2007. In January 2008, these monthly payments increased to $6,000 and will remain at that amount until the loan is fully paid in December 2010. Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008. As of August 21, 2009, the total amount of deferred salaries and accrued interest under this arrangement was $160,864. The largest aggregate amount of principal outstanding during the year ending March 31, 2009 was $196,121. CryoPort paid $49,427 of principal on the note during the year ending March 31, 2009. Interest expense related to this note was $10,573 for the year ended March 31. Accrued interest related to this note payable amounted to $13,738 at March 31, 2009. In January 2009, Mr. Berry agreed to defer the monthly payments of the note due from January 31, 2009 through June 30, 2009. As of March 31, 2009 these unpaid payments totaled $18,000. Mr. Berry resigned his position as Chief Executive Officer in February 2009; and resigned from the Board of Directors in July 2009, but continues to work as a consultant to CryoPort. Effective August 26, 2009, pursuant to a letter agreement (i) we agreed to pay Berry the sum of $30,000 plus accrued interest representing past due payments from January to May 2009 previously waived by Berry, (ii) Berry agreed to waive payments due to him through December 2009, and (iii) we agreed to pay to Berry the sum of $42,000 plus accrued interest on January 1, 2010, representing payments due to him from June 2009 thru December 2009.  In addition, pursuant to a separate letter agreement regarding Mr. Berry’s consulting agreement with us pursuant to which he was entitled to receive $28,890 per month until January 1, 2010, Mr. Berry agreed to accept $20,000 per month through the remainder of the term of the Consulting Agreement with the deferred portion payable following expiration of the term.  We are currently in default of our payment obligations to Mr. Berry under the notes and Consulting Agreement as of the January 1, 2010 payments.

From June 2005 until August 2009, CryoPort retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee. From June 2005 to May 2009, Mr. Cannon also served as CryoPort’s Secretary and was a member of CryoPort’s Board of Directors. Mr. Cannon continues to serve as Corporate Legal Counsel for CryoPort and serves as a member of the Advisory Board. In December 2007, Mr. Cannon’s monthly retainer for legal services was increased from $6,500 per month to $9,000 per month. During the years ended March 31, 2009 and 2008, the total amount expensed by CryoPort for retainer fees and out of pocket expenses was $108,050 and $88,248, respectively. From October 2008 through March 31, 2009, Mr. Cannon agreed to defer a portion of his monthly payments and as of March 31, 2009, a total of $15,000 had been deferred. In August 2009, we issued 500 warrants (after giving effect to the anticipated 12-to-1 reverse stock split) in lieu of payment to Gary C. Cannon, who then served as Corporate Legal Counsel for CryoPort and as a member of the Advisory Board, to purchase shares of our common stock at an average exercise price of $6.12 per share.  The exercise prices of these warrants are greater than or equal to the stock price of CryoPort’s shares of common stock as of the date of grant.  In July 2009, Mr. Cannon was given a 30-day notice of his termination as general legal counsel and advisor to CryoPort.

As of September 30, 2009, CryoPort had an aggregate principal balance of $1,069,500, in unsecured indebtedness owed to five related parties, including four former members of the Board of Directors, representing working capital advances made to CryoPort from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which commenced April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every six months to the current maximum aggregate payment of $10,000 per month. Any remaining unpaid principal and accrued interest is due at maturity. Accrued interest, which is included in related party notes payable in the accompanying consolidated balance sheets, related to these notes amounted to $554,260 as of March 31, 2009. As of March 31, 2009, CryoPort had not made the required payments under the related party notes which were due on January 1, February 1, and March 1, 2009. However, pursuant to the note agreements, CryoPort has a 120-day grace period to pay missed payments before the notes are in default. On April 29, 2009, May 30, 2009, and June 26, 2009, CryoPort paid the January 1, February 1 and March 1 payments respectively, due on these related party notes. Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 250,000,000 shares of common stock, $0.001 par value per share, of which 50,015,318 shares of common stock were issued and outstanding as of November 30, 2009 (4,167,943 shares of common stock issued and outstanding assuming the consummation of a reverse stock split at a ratio of 12-to-1).  The following description is a summary and is qualified in its entirety by our Amended and Restated Articles of Incorporation and Bylaws as currently in effect.

Common Stock

Each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this prospectus, we have not paid any dividends on our common stock, and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus the holders of more than 50% of the outstanding shares of common stock. can elect all of our directors if they choose to do so.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

Description of the Warrants

Each unit will include a warrant to purchase one share of our common stock. The warrants will be issued in the form of warrant certificates, which will govern the rights of a holder of the warrants. The warrants are transferable separately from the common stock that is part of the unit. The warrant certificate has been filed as an exhibit to this Registration Statement. Capitalized terms not otherwise defined in this section have the meaning set forth in the warrant certificate.

The exercise price per share of common stock purchasable upon exercise of the warrant is $5.28 (representing 110% of common stock offering price) per share. The warrants will be exercisable by the holders at any time on or after [_______, 2010], and through and including [__________, 2015].

The warrants will, among other things, include provisions for the appropriate adjustment in exercise price of the warrants and the class and number of the common stock to be issued upon exercise of the warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of our common stock, the payment of stock dividends, our amalgamation, and certain rights offerings and other distributions to all holders of our common stock.

In the event of a capital reorganization or a reclassification of our common stock (except in certain circumstances), any warrant holder, upon exercise of the warrants, receives, in substitution for the common stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of CryoPort (or cash) that he would have been entitled to receive at the same aggregate exercise price upon such reorganization or reclassification if such warrants had been exercised immediately prior to the record date with respect to such event.

The common stock underlying the warrants, when issued upon exercise of a warrant, will be fully paid and non-assessable.

We are not required to issue fractional shares upon the exercise of a warrant. In lieu of any fractional share that would otherwise be issuable, we will pay the warrant holder in cash on the basis of the current market value of any fractional interest. The holder of a warrant will not possess any rights as our stockholder until such holder exercises the warrant.

At any time in which the registration statement of which this prospectus is a part is effective after [___________, 20__], a warrant may be exercised upon delivery to us, prior to the expiry date of the warrant, of the exercise form found on the back of the warrant certificate completed and executed as indicated, accompanied by payment of the exercise price and any applicable transfer tax in immediately available funds for the number of common shares with respect to which the warrant is being exercised.  The warrants may be exercised on a cashless basis in the event that there is not an effective registration statement covering the resale of the shares of common stock issuable upon the exercise of such warrants at the time of their exercise.

Transfer Agent and Registrar

The Transfer Agent and Registrar for CryoPort’s common stock and warrants is Integrity Stock Transfer, 3027 E. Sunset Road, Suite 103, Las Vegas, Nevada, 89120.

UNDERWRITING AND PLAN OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement, dated ___________, 2010, we have agreed to sell to the underwriter Rodman & Renshaw, LLC, and the underwriter has agreed to purchase, on a firm commitment basis the number of units offered in this offering set forth below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Name	Number of Units

Rodman & Renshaw, LLC	[___]

Nature of Underwriting Commitment

The underwriting agreement provides that the underwriter is committed to purchase all units offered in this offering, other than those covered by the over-allotment option described below, if the underwriters purchase any of these securities. The underwriting agreement provides that the obligations of the underwriter to purchase the units offered hereby are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of other events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to the authorization and the validity of the common stock and the warrants being accepted for listing on NASDAQ and to various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions of our counsel.

State Blue Sky Information

We intend to offer and sell the units offered hereby to retail customers and institutional investors in all 50 states. However, we will not make any offer of these securities in any jurisdiction where the offer is not permitted.

Pricing of Securities

The underwriter has advised us that they propose to offer the units directly to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers that are members of the Financial Industry Regulatory Authority (“FINRA”), at such price less a concession not in excess of $[*] per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $[*] per unit to certain brokers and dealers. After this offering, this offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by the underwriters. These prices should not be considered an indication of the actual value of the units and are subject to change as a result of market conditions and other factors. No variation in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “CYRX”. We have applied to have our common stock and the warrants listed on the NASDAQ Capital Market under the symbol “CYPT” and “CYPTW,” respectively, which we expect to occur prior to the completion of this offering. On November 30, 2009, the closing market price of our common stock was $4.80, giving effect to the 12-to-1 reverse stock split to be effected prior to the effectiveness of the registration statement of which this prospectus is a part. The public offering price for the shares of common stock was determined by negotiation between us and the underwriters.

The principal factors considered in determining the public offering price of the shares of common stock included:

●	the information in this prospectus and otherwise available to the underwriters;

●	the history and the prospects for the industry in which we will compete;

●	the current stock price;

●	our current financial condition and the prospects for our future cash flows and earnings;

●	the general condition of the economy and the securities markets at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	the public demand for our securities in this offering.

We cannot be sure that the public offering price will correspond to the price at which our shares of common stock will trade in the public market following this offering or that an active trading market for our shares of common stock will develop and continue after this offering.

Commissions and Discounts

          The following table summarizes the compensation to be paid to the underwriters by us and the proceeds, before expenses, payable to us, assuming a $____ offering price. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

Total
	Per Unit	Without Over-Allotment	With Over Allotment
[___]
Underwriting discount (1)

Non-accountable expense allowance (2)

Proceeds, before expenses, to us (3)

(1) Underwriting discount is $0.___ per unit (9% of the price of the units sold in this offering).

(2) The non-accountable expense allowance of 1% is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(3) We estimate that the total expenses of this offering, excluding the underwriters’ discount and the non-accountable expense allowance, are approximately $_________.

Over-allotment Option

          We have granted a 45-day option to the representative of the underwriters to purchase _________additional units of common stock and warrants solely to cover over-allotments, if any, at the same price as the initial units. If the underwriters fully exercise the over-allotment option, the total public offering price, underwriting fees and expenses and net proceeds (before expenses) to us will be $______________, $____________, and $___________ respectively.

Lock-ups

          All of our officers, directors and shareholders beneficially owning 3% or more of our outstanding common stock have agreed that, for a period of six months from the effective date of the registration statement of which this prospectus forms a part, they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the representative except for exercise or conversion of currently outstanding warrants, options and convertible debentures, as applicable; and exercise of options under an acceptable stock incentive plan. The underwriter representative may consent to an early release from the lock-up periods if, in its opinion, the market for the common stock would not be adversely impacted by sales and in cases of a financial emergency of an officer, director or other stockholder. We are unaware of any officer or director who intends to ask for consent to dispose of any of our equity securities during the relevant lock-up periods.

Underwriter's Warrant

          We have agreed to sell Rodman & Renshaw, LLC for $100 a warrant to purchase up to a total of _______ shares of common stock (5% of the shares of common stock sold). The shares of common stock issuable upon exercise of this warrant are identical to those offered by this prospectus. This warrant is exercisable at $[*] per share (125% of the price of the units sold in this offering), commencing on a date which is one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The warrant may also be exercised on a cashless basis. The warrant and the ________ shares of common stock underlying the warrant have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA. Rodman & Renshaw, LLC (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate this warrant or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this warrant or the underlying securities for a period of 180 days from the date of this prospectus. Additionally, the warrant may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The warrant grants holders “piggy back” registration rights. These rights apply to all of the securities directly and indirectly issuable upon exercise of the warrant. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrant, other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common stock at a price below the warrant exercise price.

          This warrant will be valued based on the underlying shares of common stock obtainable and valuation factors appropriate at the time it is issued. We currently estimate that value to be approximately $______, based on the number of shares of common stock subject to this warrant, a offering price of the shares of $______, the resulting exercise prices related to the warrant on the shares of common stock, the five year term of the warrant, a risk-free interest rate of [*] % currently commensurate with that term, an expected dividend yield of [*] % and estimated volatility of [*] %, based on a review of our historical volatility. The initial value of this warrant will be charged to additional paid-in capital as part of this offering costs incurred.

Other Terms

          In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

          The underwriters have informed us that they do not expect to confirm sales of shares of common stock units by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder. We have also granted Rodman & Renshaw, LLC a right of first refusal to conduct future offerings for us during the 12 months following the date of this prospectus. In addition, pursuant to section 3.10.1 of the Underwriting Agreement, we paid $5,000 per individual for the cost of the investigative search firm that conducted an investigation of our principals.

Stabilization

          Until the distribution of the units offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our securities. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

●
Over-allotment involves sales by the underwriters of shares of common stock in excess of the number of shares of common stock the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of common stock in the open market.

●
Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If the underwriters sell more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●
Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the shares of common stock originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the NASDAQ Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Foreign Regulatory Restrictions on Purchase of the Units

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the units or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the units may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the units may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the units in the United States, the underwriters may, subject to the applicable foreign laws, also offer the units to certain institutions or accredited persons in the following countries:

United Kingdom.  No offer of units has been made or will be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended (“FSMA”), except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (“FSA”). Each underwriter: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to us; and (ii) has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

European Economic Area. In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which we refer to as the Relevant Implementation Date, no offer of units has been made and or will be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of units may be made to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000; and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Germany. Any offer or solicitation of units within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in Germany requires the approval of the prospectus by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin). This prospectus has not been and will not be submitted for approval to the BaFin. This prospectus does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus and any other document relating to the units, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of the units to the public in Germany, any public marketing of the units or any public solicitation for offers to subscribe for or otherwise acquire the units. The prospectus and other offering materials relating to the offer of the units are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Greece. This prospectus has not been approved by the Hellenic Capital Markets Commission or another EU equivalent authority and consequently is not addressed to or intended for use, in any way whatsoever, by Greek residents. The units have not been offered or sold and will not be offered, sold or delivered directly or indirectly in Greece, except (i) to “qualified investors” (as defined in article 2(f) of Greek Law 3401/2005); and/or (ii) to less than 100 individuals or legal entities, who are not qualified investors (article 3, paragraph 2(b) of Greek Law 3401/2005), or otherwise in circumstances which will not result in the offer of the new units being subject to the Greek Prospectus requirements of preparing a filing a prospectus (under articles 3 and 4 of Greek Law 3401/2005).

Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Cyprus. The Underwriter has agreed that (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007 (the “IFL”), in relation to the units, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each underwriter has agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii) it has not and will not offer any of the units other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

Switzerland. This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The units may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the units may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the units of in Switzerland.

Norway. This prospectus has not been approved or disapproved by, or registered with, the Oslo Stock Exchange, the Norwegian Financial Supervisory Authority (Kredittilsynet) nor the Norwegian Registry of Business Enterprises, and the units are marketed and sold in Norway on a private placement basis and under other applicable exceptions from this offering prospectus requirements as provided for pursuant to the Norwegian Securities Trading Act.

Botswana. CryoPort hereby represents and warrants that it has not offered for sale or sold, and will not offer or sell, directly or indirectly the units to the public in the Republic of Botswana, and confirms that this offering will not be subject to any registration requirements as a prospectus pursuant to the requirements and/or provisions of the Companies Act, 2003 or the Listing Requirements of the Botswana Stock Exchange.

Hong Kong. The units may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the units are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the units under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and units may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel. This Prospectus does not constitute an offer to sell the units to the public in Israel or a prospectus under the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, pursuant to an exemption afforded under the Israeli Securities Law, this prospectus may be distributed only to, and may be directed only at, investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of certain mutual trust and provident funds, or management companies thereto, banks, as defined under the Banking (Licensing) Law, 5741-1981, except for joint service companies purchasing for their own account or for clients listed in the Addendum, insurers, as defined under the Supervision of Financial Services Law (Insurance), 5741-1981, portfolio managers purchasing for their own account or for clients listed in the Addendum, investment advisers purchasing for their own account, Tel Aviv Stock Exchange members purchasing for their own account or for clients listed in the Addendum, underwriters purchasing for their own account, venture capital funds, certain corporations which primarily engage in the capital market and fully-owned by investors listed in the Addendum and corporations whose equity exceeds NIS250 Million, collectively referred to as institutional investors. Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum.

United Arab Emirates. This document has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai International Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). The issue of units does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, accordingly, or otherwise. The units may not be offered to the public in the UAE and/or any of the free zones including, in particular, the DIFC. The units may be offered and this document may be issued, only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. Management of CryoPort, and the representatives represent and warrant that the units will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones including, in particular, the DIFC.

Oman.  For the attention of the residents of Oman:

The information contained in this memorandum neither constitutes a public offer of securities in the Sultanate of Oman (“Oman”) as contemplated by the Commercial Companies Law of Oman (Sultani Decree 4/74) or the Capital Market Law of Oman (Sultani Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy non-Omani securities in Oman as contemplated by Article 6 of the Executive Regulations to the Capital Market Law of Oman (issued vide Ministerial Decision No 4/2001), and nor does it constitute a distribution of non-Omani securities in Oman as contemplated under the Rules for Distribution of Non-Omani Securities in Oman issued by the Capital Market Authority of Oman (“CMA”). Additionally, this memorandum is not intended to lead to the conclusion of any contract of whatsoever nature within the territory of Oman.

This memorandum has been sent at the request of the investor in Oman, and by receiving this memorandum, the person or entity to whom it has been issued and sent understands, acknowledges and agrees that this memorandum has not been approved by the CMA or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the units within Oman.

No marketing, offering, selling or distribution of any financial or investment products or services has been or will be made from within Oman and no subscription to any securities, products or financial services may or will be consummated within Oman. The underwriter is not a company licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor banks licensed by the Central Bank of Oman to provide investment banking services in Oman. The underwriter does not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products.

Nothing contained in this memorandum is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This memorandum is for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation.

Any recipient of this memorandum and any purchaser of the units pursuant to this memorandum shall not market, distribute, resell, or offer to resell the units within Oman without complying with the requirements of applicable Omani law, nor copy or otherwise distribute this memorandum to others.

Canada.

Resale Restrictions

The distribution of our securities in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of our securities are made. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of our securities.

Representations of Purchasers

By purchasing our securities in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•	where required by law, that the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under Resale Restrictions; and

•
the purchaser acknowledges and consents to the provision of specified information concerning its  purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information are available on request.

Rights of Action – Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of our securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in our securities in their particular circumstances and about the eligibility of our securities for investment by the purchaser under relevant Canadian legislation.

Indemnification

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

LEGAL MATTERS

The validity of the units has been passed upon by Snell & Wilmer L.L.P., Costa Mesa, California.  Sichenzia Ross Friedman Ference LLP in New York, New York has acted as counsel for the underwriters.

EXPERTS

The consolidated financial statements of CryoPort, Inc. as of March 31, 2009 and 2008 and for the years then ended, included in this prospectus, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report appearing herein, and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the information and periodic reporting requirements of the Exchange Act, and, in accordance with the requirements of the Exchange Act, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and internet site of the SEC referred to below.

We filed with the SEC a registration statement on Form S-1 under the Securities Act for the common stock and warrants to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock, warrants and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC, 100 F Street, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

You can find more information about us on our website, which is located at http://www.cryoport.com

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CryoPort, Inc.
Consolidated Financial Statements
March 31, 2009 and 2008

Consolidated Financial Statements
September 30, 2009 and 2008
(Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
CryoPort, Inc.

We have audited the accompanying consolidated balance sheets of CryoPort, Inc. (the “Company”) as of March 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CryoPort, Inc. at March 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses and negative cash flows from operations since inception and has a working capital deficit of $3,693,015 and a cash and cash equivalents balance of $249,758 at March 31, 2009.  Management has estimated that cash on hand, including cash borrowed under convertible debentures issued in the first quarter of fiscal 2010, will be sufficient to allow the Company to continue its operations only into the third quarter of fiscal 2010.  These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California
June 30, 2009

CRYOPORT, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,
ASSETS	2009	2008

Current assets:
Cash and cash equivalents	$249,758	$2,231,031
Restricted cash	101,053	203,670
Accounts receivable, net	2,546	21,411
Inventories	530,241	121,952
Prepaid expenses and other current assets	170,399	153,016
Total current assets	1,053,997	2,731,080

Fixed assets, net	189,301	193,852
Intangible assets, net	264,364	474
Deferred financing costs, net	3,600	325,769
Other assets	61,294	209,714

	$1,572,556	$3,460,889

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$218,433	$234,298
Accrued expenses	90,547	95,048
Accrued warranty costs	18,743	29,993
Accrued salaries and related	206,180	138,103
Convertible notes payable, net of discount of $13,586 (2009) and $0 (2008)	46,414	---
Current portion of convertible debentures payable and accrued interest, net of discount of $662,583 (2009) and $1,039,844 (2008)	3,836,385	902,486
Line of credit and accrued interest	90,310	115,943
Current portion of related party notes payable	150,000	150,000
Current portion of note payable to former officer	90,000	72,000
Current portion of note payable	---	12,000
Total current liabilities	4,747,012	1,749,871

Related party notes and accrued interest payable, net of current portion	1,533,760	1,582,084
Convertible debentures payable, net of current portion of $4,454,424 (2009) and $1,936,884 (2008) and discount of $2,227,205 (2009) and $2,482,513 (2008)	---	---
Note payable to former officer and accrued interest, net of current portion	67,688	129,115
Total liabilities	6,348,460	3,461,070

Stockholders’ deficit:
Common stock, $0.001 par value; 125,000,000 shares authorized; 41,861,941 (2009) and 40,928,225 (2008) shares issued and outstanding	41,863	40,929
Additional paid-in capital	25,816,588	13,888,094
Accumulated deficit	(30,634,355)	(13,929,204)
Total stockholders’ deficit	(4,775,904)	(181)

	$1,572,556	$3,460,889

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.
CONSOLIDATED BALANCE SHEETS
For the Years Ended March 31, 2009 and 2008

	2009	2008

Net sales	$35,124	$83,564

Cost of sales	546,152	386,371

Gross loss	(511,028)	(302,807)

Operating expenses:
Selling, general and administrative expenses	2,387,287	2,550,778
Research and development expenses	297,378	166,227

Total operating expenses	2,684,665	2,717,005

Loss from operations	(3,195,693)	(3,019,812)

Other income (expense):
Interest income	32,098	50,076
Interest expense	(2,693,383)	(1,592,718
Loss on extinguishment of debt	(10,846,573)	---

Total other expense, net	(13,507,858)	(1,542,642)

Loss before income taxes	(16,703,551)	(4,562,454)

Income taxes	1,600	1,600

Net loss	$(16,705,151)	$(4,564,054)

Net loss available to common stockholders per common share:

Basic and diluted loss per common share	$(0.41)	$(0.12)

Basic and diluted weighted average common shares outstanding	41,238,185	39,425,118

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, April 1, 2007	34,782,029	$34,782	$7,042,536	$(9,365,150)	$(2,287,832)

Issuance of common stock for cash, net of issuance costs of $89,635	3,652,710	3,653	696,213	---	699,866

Issuance of common stock for conversion of convertible debentures including accrued interest	1,425,510	1,426	602,714	---	604,140

Issuance of common stock to consultants	525,000	525	501,975	---	502,500

Exercise of stock options and warrants for cash	156,250	156	107,344	---	107,500

Cashless exercise of warrants	386,726	387	(387)	---	---

Fair value of stock options and warrants issued to consultants, employees and directors	---	---	1,066,885	---	1,066,885

Debt discount related to convertible debentures	---	---	3,845,328	---	3,845,328

Fair value of warrants issued to lessor	---	---	15,486	---	15,486

Purchase of fixed assets with warrants	---	---	10,000	---	10,000

Net loss	---	---	---	(4,564,054)	(4,564,054)

Balance, March 31, 2008	40,928,225	40,929	13,888,094	(13,929,204)	(181)

Issuance of common stock for conversion of convertible debentures including accrued interest	38,906	39	5,407	---	5,446

Cancellation of common stock issued for debt principal reduction	(140,143)	(140)	(117,580)	---	(117,720)

Issuance of common stock for extinguishment of debt	400,000	400	163,600	---	164,000

Change in fair value of warrants issued in connection with debt modifications	---	---	9,824,686	---	9,824,686

Issuance of common stock to consultants	402,238	402	248,700	---	249,102

Exercise of stock options and warrants for cash	82,693	83	3,224		3,307

Cashless exercise of warrants	150,022	150	(150)	---	---

Debt discount related to convertible debentures	---	---	991,884	---	991,884

Fair value of stock options and warrants issued to consultants, employees and directors	---	---	808,723	--	808,723

Net loss	---	---	---	(16,705,151)	(16,705,151)

Balance, March 31, 2009	41,861,941	$41,863	$25,816,588	$(30,634,355)	$(4,775,904)

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended March 31, 2009 and 2008

	2009	2008

Cash flows from operating activities:
Net loss	$(16,705,151)	$(4,564,054)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	81,984	41,298
Amortization of deferred financing costs	42,284	87,706
Amortization of debt discount	2,223,116	1,214,986
Stock issued to consultants	249,102	402,500
Fair value of warrants issued to consultants, employees and directors	699,467	880,765
Loss on extinguishment of debt	10,846,573	---
Interest accrued on restricted cash	(6,227)	---
Changes in operating assets and liabilities:
Accounts receivable	18,865	(11,239)
Inventories	(408,289)	24,056
Prepaid expenses and other assets	7,329	(49,473)
Accounts payable	(15,865)	(72,384)
Accrued expenses	(8,101)	(2,179)
Accrued warranty costs	(11,250)	(25,414)
Accrued salaries and related	68,077	(31,434)
Accrued interest	331,616	284,616

Net cash used in operating activities	(2,586,470)	(1,820,250)

Cash flows provided by (used in) investing activities:
Decrease (increase) in restricted cash	108,844	(200,000)
Purchases of intangibles	(49,781)	(474)
Purchases of fixed assets	(58,578)	(182,054)

Net cash provided by (used in) investing activities	485	(382,528)

Cash flows from financing activities:
Proceeds from borrowings under convertible notes	1,122,500	3,436,551
Net proceeds from borrowings under line of credit	---	115,500
Repayment of convertible debt	(117,720)	---
Repayment of line of credit	(25,500)	---
Payment of deferred financing costs	(191,875)	---
Repayment of note payable	(12,000)	(55,000)
Repayments of related party notes payable	(120,000)	(90,000)
Repayments of note payable to officer	(54,000)	(45,000)
Proceeds from insurance of common stock, net	---	699,866
Proceeds from exercise of options and warrants	3,307	107,500

Net cash provided by financing activities	604,712	4,169,417

Net change in cash and cash equivalents	(1,981,273)	(1,966,639)

Cash and cash equivalents, beginning of year	2,231,031	264,392

Cash and cash equivalents, end of year	$249,758	$2,231,031

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended March 31, 2009 and 2008

	2009		2008

Supplemental disclosure of cash flow information:

Cash paid during the year for:
Interest		$95,360		$5,620
Income taxes		$800		$1,600

Supplemental disclosure of non-cash activities:

Estimated for value of warrants issued to lessor	$	---		$15,486

Purchase of intangible assets with warrants	$	---		$10,000

Warrants issued as deferred financing costs in connection with convertible debt financing		$117,530		$525,071

Debt discount in connection with convertible debt financing		$1,263,586		$3,320,257

Conversion of debt and accrued interest to common stock		$5,446		$604,140

Cancellation of shares issued for debt principal reduction		$117,720	$	---

Change in fair value of warrants issued in connection with debt modifications		$9,824,686	$	---

Fair value of shares issued in connection with debt modifications		$164,000	$	---

Cashless exercise of warrants		$150		$387

Deferred financing costs in accrued expenses		$3,600	$	---

Addition of principal due to debt modifications		$1,012,232	$	---

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 1 – ORGANIZATION AND BUSINESS

Organization

CryoPort, Inc. (the “Company”) was originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990 as a Nevada Corporation.  On March 15, 2005 CryoPort Systems, Inc., a California corporation founded in 1999 and incorporated on December 11, 2000, became the primary operating company of GT5 upon completion of a Share Exchange Agreement, whereby GT5 acquired all of the issued and outstanding shares of CryoPort Systems, Inc. in exchange for 24,108,105 shares of the Company’s common stock representing approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction.  In connection with this transaction GT5 changed its name to CryoPort, Inc. CryoPort Systems, Inc. continues today as the operating company under CryoPort, Inc.

The principal focus of the Company is to provide the biotechnology and pharmaceutical industries with a cost effective frozen shipping solution, the CryoPort Express™ System utilizing the Company’s newly developed product line, the CryoPort Express™ Shippers, for the frozen or cryogenic transport of biological materials. These biological materials include live cell pharmaceutical products; e.g., cancer vaccines, diagnostic materials, reproductive tissues, infectious substances and other items that require continuous frozen or cryogenic temperatures (less than -150 ° C).  The Company has historically designed, manufactured a line of reusable cryogenic dry vapor shippers. The reusable cryogenic dry shippers primarily served as the vehicles for the development of the cryogenic technology that supported the development of the new CryoPort Express™ Shipper. The Company’s primary mission is to provide reliable and cost effective solutions for the frozen transportation of biological materials in the life sciences industry.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has not generated significant revenues from operations and has no assurance of any future revenues.  The Company generated revenues from operations of only $35,124, incurred a net loss of $16,705,151 including a $10,846,573 loss on debt extinguishment and used cash of $2,586,470 in its operating activities during the year ended March 31, 2009.    In addition, the Company has a working capital deficit of $3,693,015 and has a cash and cash equivalents balance of $249,758 at March 31, 2009.  Currently management has projected that cash on hand, including cash borrowed under the convertible debentures issued in the first quarter of fiscal 2010, will be sufficient to allow the Company to continue its operations only into the third quarter of fiscal 2010 until more significant.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 1 – ORGANIZATION AND BUSINESS, continued

funding can be secured.  These matters raise substantial doubt about the Company’s ability to continue as a going concern

Through June 22, 2009 the Company had raised net proceeds of $906,630 under the Private Placement Debentures. (see Note 10 and Note 14).  As a result of this recent financing, the Company had an aggregate cash and cash equivalents and restricted cash balance of approximately $689,000 as of June 22, 2009 which will be used to fund the working capital required for minimal operations including inventory build as well limited sales efforts to advance the Company’s commercialization of the CryoPort Express™ Shippers until additional capital is obtained. The Company’s management recognizes that the Company must obtain additional capital for the achievement of sustained profitable operations.  Management’s plans include obtaining additional capital through equity and debt funding sources; however, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate extension of its existing debt.  The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of CryoPort, Inc. and its wholly owned subsidiary, CryoPort Systems, Inc.  All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from estimated amounts.  The Company’s significant estimates include the fair value of modified debt, debt discounts, allowances for doubtful accounts and sales returns, recoverability of long-lived assets, allowances for inventory obsolescence, accrued warranty costs, valuation of deferred tax assets, the value of stock options and warrants, and product liability reserves.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Concentrations of Credit Risk and Customers

Cash

The Company maintains its cash accounts in financial institutions.  Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”).  Effective October 3, 2008, the Emergency Economic Stabilization Act of 2008 raised the FDIC deposit coverage limits to $250,000 per owner from $100,000 per owner.  At March 31, 2009 and 2008, the Company had cash balances of $121,042 and $2,392,350, respectively, which were in excess of the FDIC insurance limit.  The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

Restricted cash

The Company has invested cash in a one year restricted certificate of deposit bearing interest at 2.32% which serves as collateral for borrowings under a line of credit agreement (see Note 8).  At March 31, 2009 and 2008, the balance in the certificate of deposit was $101,053 and $203,670, respectively.

Customers

The Company grants credit to customers within the United States of America and to a limited number of international customers, and does not require collateral.  Sales to international customers are generally secured by advance payments except for a limited number of established foreign customers.  The Company generally requires advance or credit card payments for initial sales to new customers.  The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company.  Reserves for uncollectible amounts and estimated sales returns are provided based on past experience and a specific analysis of the accounts which management believes are sufficient.  Accounts receivable at March 31, 2009 and 2008 are net of reserves for doubtful accounts and sales returns of approximately $600 and $4,700, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

The Company has limited foreign sales primarily in Europe, Canada, India and Australia.  Foreign sales are primarily to a small number of customers.  During 2009 and 2008, the Company had foreign sales of approximately $6,500 and $10,500, respectively, which constituted approximately 19% and 13% of net sales, respectively.

The majority of the Company’s customers are in the biotechnology, pharmaceutical and life science industries.  Consequently, there is a concentration of receivables within these industries, which is subject to normal credit risk.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, related party notes payable, note payable to officer, line of credit, convertible notes payable, accounts payable, accrued expenses and a note payable to a third party.  The carrying value for all such instruments, except the related party notes payable, approximates fair value at March 31, 2009 and 2008.  The difference between the fair value and recorded values of the related party notes payable is not significant.

Inventories

Inventories are stated at the lower of standard cost or current estimated market value.  Cost is determined using the standard cost method which approximates the first-in, first-out method.  The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements.  Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.  Raw materials, work in process and finished goods include material costs less reserves for obsolete or excess inventories.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

Furniture and fixtures	7 years
Machinery and equipment	5-7 years
Leasehold improvements	Lesser of lease term or estimated useful life

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred.  The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Intangible Assets

Intangible assets are comprised of patents and trademarks and software development costs.  The Company capitalizes costs of obtaining patents and trademarks which are amortized, using the straight-line method over their estimated useful life of five years.  The Company capitalizes certain costs related to software developed for internal use in accordance with AICPA Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use.   Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software which is five years.  Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants using the Black-Scholes option pricing model.

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows.  The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.  At March 31, 2009 and 2008, the Company’s management believes there is no impairment of its long-lived assets.  There can be no assurance however, that market conditions will not change or demand for the Company’s products will continue, which could result in impairment of its long-lived assets in the future.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable.  Deferred financing costs are being amortized over the term of the financing instrument on a straight-line basis, which approximates the effective interest method.  During the years ended March 31, 2009 and 2008, the Company capitalized deferred financing costs of $111,273 and $408,776 respectively, and amortized deferred financing costs of $42,284 and $87,706 respectively, to interest expense.  During the year ended March 31, 2009, the Company wrote off unamortized deferred financing costs pursuant to amendments made to convertible notes payable from the resulting debt modifications (see Note 10).

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accrued Warranty Costs

Estimated costs of the Company’s standard warranty, included with products at no additional cost to the customer for a period up to one year, are recorded as accrued warranty costs at the time of product sale.  Costs related to servicing the standard warranty are charged to the accrual as incurred.

The following represents the activity in the warranty accrual during the years ended March 31:

	2009	2008
Beginning warranty accrual	$29,993	$55,407
Increase in accrual (charged to cost of sales)	750	5,625
Changes to accrual (product replacement and warranty expirations)	(12,000)	(31,039)

Ending warranty accrual	$18,743	$29,993

Revenue Recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB 104.  The Company recognizes revenue when products are shipped to a customer and the risks and rewards of ownership and title have passed based on the terms of the sale.  The Company records a provision for sales returns and claims based upon historical experience.  Actual returns and claims in any future period may differ from the Company’s estimates.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs . Shipping and handling fees and costs are included in cost of sales.

Advertising Costs

The Company expenses the cost of advertising when incurred as a component of selling, general and administrative expenses.  During 2009 and 2008, the Company expensed approximately $61,000 and $33,000, respectively, in advertising costs.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Research and Development Expenses

The Company expenses internal research and development costs as incurred.  Third party research and development costs are expensed when the contracted work has been performed.

Stock-Based Compensation

The Company accounts for share-based payments to employees and directors in accordance with SFAS No. 123(R), Share-Based Payment , (“SFAS 123(R)”). SFAS 123(R) requires all share-based payments to employees and directors, including grants of employee stock options and warrants, to be recognized in the consolidated financial statements based upon their fair values. The Company uses the Black-Scholes option pricing model to estimate the grant-date fair value of share-based awards under SFAS 123(R). Fair value is determined at the date of grant. In accordance with SFAS 123(R), the consolidated financial statement effect of forfeitures is estimated at the time of grant and revised, if necessary, if the actual effect differs from those estimates. The estimated average forfeiture rate for the years ended March 31, 2009 and 2008 was zero as the Company has not had a significant history of forfeitures and does not expect forfeitures in the future.

SFAS 123(R) requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options or warrants to be classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during the years ended March 31, 2009 and 2008.

The Company accounts for equity issuances to non-employees in accordance with Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services . All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third party performance is complete or the date on which it is probable that performance will occur.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Plan Description

The Company’s stock option plan provides for grants of incentive stock options and nonqualified options to employees, directors and consultants of the Company to purchase the Company’s shares at the fair value, as determined by management and the board of directors, of such shares on the grant date. The options generally vest over a five-year period beginning on the grant date and have a ten-year term. As of March 31, 2009, the Company is authorized to issue up to 5,000,000 shares under this plan and has 2,511,387 shares available for future issuances.

Summary of Assumptions and Activity

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company’s stock options. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The expected volatility is based on the historical volatility of the Company’s stock price. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

The following table presents the weighted average assumptions used to estimate the per share fair values of stock warrants granted to employees and directors during the years ended March 31, 2009 and 2008:

	March 31,	March 31,
	2009	2008
Stock warrants:
Expected term	5 years	5 years
Expected volatility	201% - 266%	228% - 293%
Risk-free interest rate	1.52% - 3.15%	3.74% - 4.75%
Expected dividends	N/A	N/A

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

A summary of employee and director option and warrant activity for the years ended March 31, 2009 and 2008, is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Yrs.)	Aggregate Intrinsic Value
Outstanding at April 1, 2007	3,747,563	$0. 59	7.46
Granted	887,800	$0.97
Exercised	(79,200)	$0.74
Forfeited	–	$–

Outstanding at March 31, 2008	4,556,163	$0.64	7.10
Granted	917,400	$0.76
Exercised	(232,715)	$0.04
Forfeited	(6,978)	$0.04

Outstanding, vested, and expected to vest at March 31, 2009	5,233,880	$0.69	6.82	$624,724

Exercisable at March 31, 2009	4,683,870	$0.67	6.48	$624,724

There were 917,400 warrants and no stock options granted to employees and directors during the year ended March 31, 2009 and 887,800 warrants and no stock options granted to employees and directors during the year ended March 31, 2008.  In connection with the warrants granted, the modification of previous options granted, and the vesting of prior options issued, during the years ended March 31, 2009 and 2008, the Company recorded total charges of $289,497 and $742,140, respectively, in accordance with the provisions of SFAS 123(R), which have been included in selling, general and administrative expenses for the years ended March 31, 2009 and 2008 in the accompanying consolidated statements of operations.  No employee or director warrants or stock options expired during the years ended March 31, 2009 and 2008.  The Company issues new shares from its authorized shares upon exercise of warrants or options.

As of March 31, 2009 and 2008, there was $287,722 and $105,965, respectively, of unrecognized compensation cost related to employee and director stock option compensation arrangements.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The aggregate intrinsic value for stock options and warrants related to stock based compensation, which were exercised during the years ended March 31, 2009 and 2008 was $203,102 and $30,284, respectively.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109 (“SFAS No. 109”), Accounting for Income Taxes . Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company is a subchapter "C" corporation and files a federal income tax return. The Company files separate state income tax returns for California and Nevada.

Basic and Diluted Loss Per Share

The Company has adopted SFAS No. 128, Earnings Per Share.

Basic loss per common share is computed by dividing the net loss available to common stockholders by the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. Basic and diluted loss per share are the same as the effect of stock options and warrants and convertible debt on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive stock options and warrants and the if-converted method of convertible debt would have resulted in weighted average common shares outstanding of 57,565,246 for the year ended March 31, 2009 and 47,835,303 for the year ended March 31, 2008.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations for the years ended March 31:

	2009	2008

Numerator for basic and diluted loss per share:
Net loss available to common stockholders	$(16,705,151)	$(4,564,054)

Denominator for basic and diluted loss per common share:
Weighted average common shares outstanding	41,238,185	39,425,118

Net loss per common share available to common stockholders – basic and diluted	$(0.41)	$(0.12)

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount pursuant to EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio, (“EITF 98-05”) and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instruments (“EITF 00-27”).  In those circumstances, the convertible debt will be recorded net of the discount related to the BCF.  The Company amortizes the discount to interest expense over the life of the debt using the effective interest method which approximates the straight-line amortization method (see Note 10).

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157 (“SFAS No. 157”), Fair Value Measurements ..  SFAS No. 157 establishes a framework for measuring fair value and expands disclosure about fair value measurements.  Specifically, this standard establishes that fair value is a market-based measurement, not an entity specific measurement.  As such, the value measurement should be determined based on assumptions the market participants would use in pricing an asset or liability.  The expanded disclosures include disclosure of the inputs used to measure fair value and the effect of certain of the measurements on earnings for the period.  SFAS No. 157 was effective for fiscal years beginning after November 15, 2007.  FASB Staff Position No. FAS 157-2 (“FSP 157-2”), Effective Date of FASB Statement No. 157 was issued in February 2008.  FSP 157-2 delays the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value at least once a year, to fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years. The adoption of SFAS No. 157 related to financial assets and liabilities did not have a material effect on the Company’s consolidated financial statements .   The Company is currently evaluating the impact, if any, that SFAS No. 157 may have on its future consolidated financial statements related to non-financial assets and liabilities.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In October 2008, the FASB issued FASB Staff Position No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active (“FSP No. 157-3”). FSP No. 157-3 clarifies the application of SFAS No. 157 in a market that is not active, and provides an illustrative example intended to address certain key application issues. FSP No. 157-3 is effective immediately, and applies to the Company’s March 31, 2009 financial statements. The Company has concluded that the application of FSP No. 157-3 did not have a material impact on its consolidated financial statements as of and for the year ended March 31, 2009.

In June 2008, the Emerging Issues Task Force of the FASB published EITF Issue No. 07-5, Determining Whether an Instrument is Indexed to an Entity’s Own Stock (“EITF No. 07-5”) to address concerns regarding the meaning of “indexed to an entity’s own stock” contained in FASB Statement 133, Accounting for Derivative Instruments and Hedging Activities . This related to the determination of whether a free-standing equity-linked instrument should be classified as equity or liability. If an instrument is classified as liability, it is valued at fair value, and this value is re-measured on an ongoing basis, with changes recorded in earnings in each reporting period. EITF No. 07-5 is effective for years beginning after December 15, 2008 and earlier adoption is not permitted. Although EITF No. 07-5 is effective for fiscal years beginning after December 15, 2008, any outstanding instrument at the date of adoption will require a retrospective application of the accounting through a cumulative effect adjustment to retained earnings upon adoption. The Company is currently evaluating the impact of EITF No. 07-5 on its consolidated financial statements, but it believes that certain factors of its convertible debentures and warrants that have been previously classified as equity may require liability treatment.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “ Business Combinations ” (“SFAS 141(R)”). SFAS 141(R) replaces SFAS No. 141, “ Business Combinations ”, and is effective for the Company for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) requires the new acquiring entity to recognize all assets acquired and liabilities assumed in the transactions, expense all direct transaction costs and account for the estimated fair value of contingent consideration.  This standard establishes an acquisition-date fair value for acquired assets and liabilities and fully discloses to investors the financial effect the acquisition will have.  The adoption of this pronouncement is not expected to have a material effect on the Company’s consolidated financial statements.

In November 2007, the Emerging Issues Task Force issued EITF Issue 07-01 (“EITF 07-01”), “Accounting for Collaborative Arrangements” .  EITF 07-01 requires collaborators to present the results of activities for which they act as the principal on a gross basis and report any payments received from (made to) other collaborators based on other applicable generally accepted accounting principles in the United States (“GAAP”) or, in the absence of other applicable GAAP, based on analogy to authoritative accounting literature or a reasonable, rational, and consistently applied accounting policy election. Further, EITF 07-01 clarified that the determination of whether transactions within a collaborative arrangement are part of a vendor-customer (or analogous) relationship subject to Issue 01-9, “Accounting for Consideration Given by a Vendor to a Customer”. EITF 07-01 is effective for fiscal years beginning after December 15, 2008. The Company does not anticipate that the adoption of this standard will have a material impact on its financial statements.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 3 – INVENTORIES

Inventories at March 31, 2009 and 2008 consist of the following:

	2009	2008

Raw materials	$350,021	$61,342
Work in process	7,253	5,827
Finished goods	172,967	54,783

	$530,241	$121,952

NOTE 4 – FIXED ASSETS

Fixed assets consist of the following at March 31:

	2009	2008

Furniture and fixtures	$23,253	$23,253
Machinery and equipment	640,748	586,465
Leasehold improvements	19,426	15,131
	683,427	624,849
Less accumulated depreciation and amortization	(494,126)	(430,997)

	$189,301	$193,852

Depreciation and amortization expense for fixed assets for the years ended March 31, 2009 and 2008 was $63,129 and $36,602, respectively.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 5 – INTANGIBLE ASSETS

Intangible assets are comprised of patents and trademarks and software developed for internal uses.  The gross book values and accumulated amortization as of  March 31, 2009 and  2008 were as follows:

	2009	2008

Patents and trademarks	$47,375	$46,742
Software	282,112	-
	329,487	46,742
Less accumulated amortization	(65,123)	(46,268)

	$264,364	$474
Amortization expense for intangible assets for the years ended March 31, 2009 and 2008 was $18,855 and $4,696, respectively. All of the Company’s intangible assets are subject to amortization.

Estimated future annual amortization expense pursuant to these intangible assets is as follows:

Years Ending March 31,	Patents and Trademarks	Software	Total Intangibles

2010	$660	$56,400	$57,060
2011	392	56,400	56,792
2012	-	56,400	56,400
2013	-	56,400	56,400
2014	-	37,712	37,712

	$1,052	$263,312	$264,364

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 6 – INCOME TAXES

The tax effects of temporary differences that give rise to deferred taxes at March 31, 2009 and 2008 are as follows:

	2009	2008
Deferred tax asset:
Net operating loss carryforward	$5,031,000	$4,207,000
Accrued expenses and reserves	178,000	135,000
Expenses recognized for granting of options and warrants	862,000	606,000
Total gross deferred tax asset	6,071,000	4,948,000

Less valuation allowance	(6,071,000)	(4,948,000)

	$-	$-

The valuation allowance increased during the years ended March 31, 2009 and 2008 by approximately $1,123,000 and $1,236,000, respectively.  No current provision for income taxes for the years ended March 31, 2009 and 2008 is required, except for minimum state taxes, since the Company incurred taxable losses during such years.

The provision for income taxes for fiscal 2009 and 2008 was $1,600 and $1,600, respectively, and differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following:

	2009	2008
Computed tax benefit at federal statutory rate	$(5,679,000)	$(1,549,000)
State income tax benefit, net of federal effect	1,000	1,000
Non deductible extinguishment of debt	3,688,000	-
Increase in valuation allowance, net of federal effect	955,000	1,068,000
Disallowed convertible debenture interest	770,000	443,000
Other	266,600	38,600
	$1,600	$1,600

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 6 – INCOME TAXES, continued

As of March 31, 2009, the Company had net operating loss carry forwards of approximately $12,600,000 and $12,600,000 for federal and state income tax reporting purposes, respectively, which expire at various dates through 2028.

The utilization of the net operating loss carry forwards might be limited due to restrictions imposed under federal and state laws upon a change in ownership. The amount of the limitation, if any, has not been determined at this time. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company’s continued losses and uncertainties surrounding the realization of the net operating loss carry forwards, the Company has recorded valuation allowances equal to the net deferred tax asset amounts as of March 31, 2009 and 2008.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

On July 2, 2007, the Company entered into a new lease agreement for a building with approximately 11,881 square feet of manufacturing and office space. The lease agreement is for a period of two years with renewal options for three, one-year periods, beginning September 1, 2007.  The lease requires base lease payments of approximately $13,000 per month plus operating expenses.  In connection with the lease agreement, the Company issued 10,000 warrants to the lessor at an exercise price of $1.55 per share for a period of two years, valued at $15,486 as calculated using the Black-Scholes option pricing model.  The assumptions used under the Black-Scholes pricing model included: a risk free rate of 4.75%; volatility of 293%; an expected exercise term of 5 years; and no annual dividend rate. The Company has capitalized and is amortizing the value of the warrants over the life of the lease and the remaining unamortized value of the warrants has been recorded in other long-term assets. As of March 31, 2009 and 2008, the unamortized balance of the value of the warrants issued to the lessor was $2,970 and $10,074, respectively.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 7 – COMMITMENTS AND CONTINGENCIES

As of March 31, 2009, future minimum rental payments required under the existing facility operating lease are as follows:

Years Ending March 31,	Operating Lease
2010	$65,000

Total rental expense was approximately $183,000 and $155,000 for the years ended March 31, 2009 and 2008, respectively.

Litigation

The Company becomes a party to product litigation in the normal course of business.  The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect on the Company’s consolidated financial condition or results of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions.  The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada.  In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facility.  The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 8 – LINE OF CREDIT

On November 5, 2007, the Company secured financing for a $200,000 one-year revolving line of credit (the “Line”) secured by a $200,000 Certificate of Deposit with Bank of the West. On November 6, 2008, the Company secured a one-year renewal of the Line for a reduced amount of $100,000 which is secured by a $100,000 Certificate of Deposit with Bank of the West. All borrowings under the revolving line of credit bear variable interest based on the prime rate plus 1% per annum (totaling 4.25% as of March 31, 2009). The Company utilizes the funds advanced from the Line for capital equipment purchases to support the launch of the Company’s newly developed product, the CryoPort Express™ One-Way Shipper. As of March 31, 2009 and 2008, the outstanding balance of the Line was $90,310 and $115,943, respectively, including accrued interest of $334 and $443, respectively.  During the years ended March 31, 2009 and 2008, the Company made payments against the Line of $25,500 and zero respectively, and recorded interest expense of $3,099 and $1,493, respectively, related to the Line.  No funds were drawn against the Line during the year ended March 31, 2009 and $120,000 was drawn against the Line during the year ended March 31, 2008.

NOTE 9 – NOTES PAYABLE

The Company had a non-interest bearing note payable to a third party for $77,304, which was due in April 2003.  The Company made the final payments on the note of $5,000 in April 2008 and $7,000 in May 2008.  As of March 31, 2009 and 2008, the remaining unpaid balance was zero and $12,000, respectively.

As of March 31, 2009 and 2008, the Company had aggregate principal balances of $1,129,500 and $1,249,500, respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005.  These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which commenced April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every six months to the current maximum aggregate payment of $10,000 per month. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

Related-party interest expense under these notes was $71,676 and $78,243 for the years ended March 31, 2009 and 2008, respectively.  Accrued interest related to these notes, which is included in related party notes payable in the accompanying consolidated balance sheets, amounted to $554,260 and $482,584 as of March 31, 2009 and 2008, respectively.  As of March 31, 2009, the Company had not made the required payments under the related party notes which were due on January 1, February 1, and March 1, 2009.  However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default.  On April 29, 2009, May 30, 2009, and June 26, 2009, the Company paid the January 1, February 1 and March 1 payments respectively, due on these related party notes.  Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 9 – NOTES PAYABLE, continued

In August 2006, Peter Berry, the Company’s former Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, the Company began to make monthly payments of $3,000 to Mr. Berry in January 2007. In January 2008, these monthly payments increased to $6,000 and will remain at that amount until the loan is fully paid in December 2010. Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008.  As of March 31, 2009 and 2008, the total amount of deferred salaries and accrued interest under this arrangement was $157,688 and $201,115, respectively, of which $67,688 and $129,115, respectively is recorded as a long-term liability in the accompanying consolidated balance sheets.  Interest expense related to this note was $10,573 and $3,165, respectively for the years ended March 31, 2009 and 2008.  Accrued interest related to this note payable amounted to $13,738 and $3,165 at March 31, 2009 and 2008, respectively, and is included in the note payable to officer in the accompanying consolidated balance sheets. In January 2009, Mr. Berry agreed to defer the monthly payments of the note due from January 31, 2009 through June 30, 2009. As of March 31, 2009 these unpaid payments totaled $18,000 and are included in the current liability portion of the note payable in the accompanying consolidated balance sheet.  Mr. Berry resigned his position as Chief Executive Officer in February 2009, however remains a director on the Board and continues to work as a consultant for the Company.

NOTE 10 – CONVERTIBLE NOTES PAYABLE

October 2006 Debentures

In October 2006, the Company entered into an Agency Agreement with a broker to raise capital in a private placement offering of convertible debentures under Regulation D.   From February 2006 through January 2007, the Company received a total of $120,000 under this private placement offering of convertible debenture debt.  Related to the issuance of the convertible debentures, the Company paid commissions to the broker totaling $15,600 which were capitalized as deferred financing costs. During the years ended March 31, 2009 and 2008, the Company amortized zero and $4,699, respectively, of these deferred financing costs to interest expense.

Per the terms of the convertible debenture agreements, the notes had a term of 180 days from issuance, bore interest at 15% per annum and were convertible into shares of the Company’s common stock at a ratio of 6.67 shares for every dollar of debt converted.  The proceeds of the convertible notes were used in the ongoing operations of the Company.  During the year ended March 31, 2008, the Company converted the full $120,000 of principal balances and $8,857 of accrued interest relating to these convertible debentures into 859,697 shares of common stock at a conversion price of $0.15 per share.  As of March 31, 2009 and 2008, the balance of these convertible notes and accrued interest was zero. During the years ended March 31, 2009 and 2008, the Company recorded interest expense of zero and $2,784, respectively, related to these notes.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

In connection with the issuance of the convertible debt, the Company recorded a debt discount totaling $106,167 related to the beneficial conversion feature of the notes.  The Company amortized the debt discount using the effective interest method through the maturity dates of the notes.  As of March 31, 2009 and 2008, the remaining balance of the debt discount was zero.  During the years ended March 31, 2009 and 2008, the Company recorded additional interest expense of zero and $29,638, respectively, related to the amortization of the debt discount.

October 2007 Debentures

On October 1, 2007, the Company issued to BridgePointe Master Fund, Ltd. and the Enable Funds (the “October 2007 Debenture Holders”), Original Issue Discount 8% Senior Secured Convertible Debentures (the “October 2007 Debentures”) having a principal face amount of $4,707,705 and generating gross proceeds of $4,001,551.  After accounting for commissions, legal and other fees, the net proceeds to the Company totaled $3,436,551.

Original Terms, as amended in February 2008:

In accordance with the Convertible Debenture Agreement as amended on February 19, 2008, the principal amount under the October 2007 Debentures is payable to the investors in 24 monthly redemption payments which commenced on March 31, 2008.  The principal payments have subsequently been adjusted according to the terms of the January Amendment discussed in further detail below.  The Company may elect to make principal redemptions in shares of common stock.   If the Company elects to make principal redemptions in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a principal redemption is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the principal redemption due date.

At any time, holders may convert the Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).  During fiscal 2009 the conversion price was subsequently reset to $0.51 as a result of the January Amendment discussed in further detail below.

Quarterly interest payments for these convertible debentures are payable in cash and commenced on January 1, 2008.  The Company may elect to make interest payments in shares of common stock provided, generally, that it is not in default under the Debentures and it has met certain equity conditions prior to the due date of the interest payments.  If the Company elects to make interest payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

In connection with the Debenture financing transaction, the Company issued to the investors five-year warrants to purchase 5,604,411 shares of common stock at $0.92 per share and two-year warrants to purchase 1,401,103 shares of common stock at $0.90 per share and warrants to purchase 1,401,103 shares of common stock at $1.60 per share (collectively, the “October 2007 Warrants”).  The value attributed to these warrants as calculated using the Black-Scholes option pricing model was $7,838,791 on the date of issuance. The valuation of the October 2007 Warrants have been affected by the debt restructurings as the result of subsequent amendments to the October 2007 Debentures as discussed further below.

Under EITF 00-27, the value of the warrants issued to the investors is calculated relative to the total amount of the debt offering.  The relative fair value of the warrants issued to the investors was determined to be $2,941,267, or 62.5% of the total offering.  The relative fair value of the warrants, along with the effective beneficial conversion feature of the debt ($3,557,761) and the face value discount given to the investors ($706,154), totaled in excess of the face amount of the Debentures.  As such, the Company recorded a debt discount equal to the face value of the Debentures of $4,707,705.  The debt discount is being amortized by the Company through the maturity dates of the Debentures.  The debt discount has been affected by the debt restructurings as a result of subsequent amendments to the October 2007 Debentures discussed in further detail below.

Financing fees of $565,000, including placement agent fees of $440,000 and legal and other fees of $125,000, were paid in cash from the gross proceeds of the Debentures.  Joseph Stevens and Company (“Joseph Stevens”) acted as sole placement agent in connection with the Debenture financing transaction.  Also in connection with the Debenture financing transaction, the Company issued Joseph Stevens three-year warrants to purchase 560,364 shares of the Company’s common stock exercisable at $0.84 per share.  The value of the warrants issued to Joseph Stevens as calculated using the Black-Scholes option pricing model was $525,071.

The total financing fees of $1,090,071 related to the Debenture financing transaction were allocated to the equity and debt components of the financing.  The Company recorded 62.5% of the financing fees ($681,294) as costs related to the issuance of the equity instruments, and as such has netted those amounts against additional paid-in capital as of the date of the financing.  The remaining 37.5% ($408,777) was recorded as deferred financing costs on the Company’s consolidated balance sheet as of March 31, 2008, and amortized by the Company through the maturity dates of the Debentures under the effective interest method.  The deferred financing fees were affected by the debt restructure as a result of the April 2008 Amendment discussed in further detail below.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

In connection with the Debentures, the Company also entered into a registration rights agreement with the investors that requires the Company to register the shares issuable upon conversion of the principal amounts of the Debentures and exercise of the Warrants.  Pursuant to the registration rights agreement, on November 9, 2007 the Company filed a Registration Statement on Form SB-2.  On January 25, 2008, the registration statement, as amended, became effective with the Securities and Exchange Commission.  Per the terms of the registration rights agreement, following the effective date of the registration statement, the Company may force conversion of the Debentures if the market price of the common stock is at least $2.52 for 30 consecutive days.  The Company may also prepay the Debentures in cash at 120% of the then outstanding principal balance.

The Debentures rank senior to all of the Company’s current and future indebtedness and are secured by substantially all of the Company’s assets.

April 2008 Amendment:

On April 30, 2008, the October 2007 Convertible Debenture Agreement was amended to reflect changes to the monthly redemption of principal and changes to the October 2007 Warrants issued with the original October 2007 Debentures.  Under the terms of the April 30, 2008 Amendment (the “April Amendment”), the monthly principal redemptions were suspended until August 1, 2008 and the remaining principal due on the October 2007 Debentures were to be paid thereafter on the first date of each month in equal installments through March 27, 2010, the expiration date. Further, the April Amendment changed the exercise price of the October 2007 Warrants issued under the terms of the Securities Purchase Agreement and related Agreements from $0.90, $0.92 and $1.60 to $0.60 each. The number of shares to be purchased under each of the October 2007 Warrants was also adjusted under the terms of the April Amendment so that the original dollar amounts to be raised by the Company through the exercise of each of the October 2007 Warrants remained the same.  As a result, the number of shares to be purchased under the October 2007 Warrants increased by 6,024,743 from 8,406,617 to 14,431,360.

The April Amendment to the October 2007 Debentures has been accounted for by the Company as an extinguishment of debt in accordance with EITF Issue No. 96-19 (“EITF Issue No. 96-19”), Debtor’s Accounting for a Modification or Exchange of Debt Instruments , and EITF Issue No. 06-6 (“EITF Issue No. 06-6”), Debtor's Accounting For a Modification or Exchange of Convertible Debt Instruments .  The Company determined that the net present value of the cash flows under the terms of the April Amendment was more than 10 percent different from the present value of the remaining cash flows under the terms of the original October 2007 Debentures agreement.  Due to the substantial difference, the Company determined an extinguishment of debt had occurred with the April Amendment.  Accordingly, the Company recorded the amended October 2007 Debentures at their fair value of $1,805,668 at the date of extinguishment.  The difference between the fair value of the amended October 2007 Debentures and the carrying value of the original October 2007 Debentures at the date of debt extinguishment amounting to $732,400 was recorded as part of the loss on debt extinguishment for the year ended March 31, 2009.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

As a result of the April Amendment, unamortized deferred financing costs of $312,197 arising from the original issuance of the October 2007 Debentures were written off and were included in the loss on debt extinguishment for the year ended March 31, 2009.  There were no debt issuance costs incurred in connection with the April Amendment.

A debt discount of $2,643,192 was recorded in connection with the debt extinguishment from April Amendment to the October 2007 Debentures.  The debt discount was amortized monthly based on the maturity dates of the October 2007 Debentures until affected by the August 2008 Amendment discussed in further detail below.

The increase in value of the October 2007 Warrants arising from the change in conversion price and the additional number of warrants issued of $5,858,344 has been accounted for as a payment to the debt holders in connection with the debt extinguishment and included in the loss on debt extinguishment for the year ended March 31, 2009.

The total loss on extinguishment of debt recorded by the Company as a result of changes to the October 2007 Debentures from the April Amendment discussed above totaled $6,902,941 which is included in the loss on extinguishment of debt in the accompanying consolidated statement of operations for the year ended March 31, 2009.

August 2008 Amendment:

On August 29, 2008, the Company entered into an “Amendment to Debentures, Agreement and Waiver” (the “August Amendment”) with October 2007 Debenture Holders, to amend the October 2007 Convertible Debenture. The August Amendment waived quarterly interest payments that would otherwise have been due on October 1, 2008 and January 1, 2009 and defers the monthly redemption dates from July 31, 2008 through November 30, 2008  to commence upon December 31, 2008, and terminating upon full redemption of the October 2007 Debentures. In consideration for entering into the August Amendment, the outstanding principal amount of the October 2007 Debentures was increased to an amount equal to 115% of the sum of (i) the outstanding principal amount of as of August 29, 2008, the date of the August Amendment, plus (ii) an amount equal to the additional amount of interest that would have accrued on the October 2007 Debenture from July 1, 2008 through December 31, 2008. There were no changes to the warrants related to the October 2007 Debentures as a result of the August Amendment.  Based on the terms of the August Amendment, the principal balances of the October 2007 Debentures increased by $866,202 to $5,285,599.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

The August Amendment to the October 2007 Debentures has been accounted for by the Company as an extinguishment of debt in accordance with EITF Issue No. 96-19 and EITF Issue No. 06-6.  The Company determined that the net present value of the cash flows under the terms of the August Amendment was more than 10 percent different from the present value of the remaining cash flows under the terms of the October 2007 Debentures agreement as previously amended in April 2008.  Due to the substantial difference, the Company determined an extinguishment of debt had occurred with the August Amendment.  Accordingly, the Company recorded the amended October 2007 Debentures at their fair value of $2,203,086 at the date of extinguishment.  The difference between the fair value of the amended October 2007 Debentures and the carrying value of the original October 2007 Debentures at the date of debt extinguishment amounting to $91,728 was recorded as an offset against the loss on debt extinguishment for the year ended March 31, 2009.

A debt discount of $3,082,511 was recorded in connection with the debt extinguishment from August Amendment to the October 2007 Debentures which includes $117,851 related to the interest that would have accrued from September to December 2008.  This portion of the debt discount was amortized through December 2008, while the remaining $2,964,660 of the debt discount is being amortized monthly based on the maturity dates of the October 2007 Debentures until affected by the January 2009 Amendment discussed in further detail below.

January 2009 Amendment:

Effective January 27, 2009, the October 2007 and May 2008 Convertible Debenture Agreements (see below) were amended to reflect changes to the monthly redemptions of principal, the quarterly payments of interest and changes to the October 2007 and May 2008 Warrants related to the original October 2007 and May 2008 Debentures.  Under the terms of the January 27, 2009 Amendment (the “January Amendment”), the “Conversion Price” of the debentures was reset from $0.84 to $0.51, monthly principal redemptions were deferred until August 1, 2009 and the remaining principal due on each of the debentures will be paid thereafter on the first date of each month in twelve equal installments through July 1, 2010, the amended maturity date.  During the deferral period interest payments due from January 1, 2009 through July 1, 2009 may be paid monthly by the Company in common stock shares at a conversion rate of $0.40 given that it has met certain equity conditions prior to the due date of the interest payments.  If the equity conditions are not met, the Company may add the monthly interest payment to the principal balance of the debenture.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

Further, the January Amendment reset the “Exercise Price” of the October 2007 and May 2008 Warrants issued in connection with the October 2007 and May 2008 Debentures Agreements and related agreements from the then current exercise prices of $0.60, $0.92 and $1.35 to $0.60 and extended the expiration dates of the October 2007 warrants to January 1, 2014. The number of shares to be purchased under the October 2007 and May 2008 warrants were proportionately increased under the terms of the amendments so that the original dollar amounts to be raised by registrant though the exercise of each of the warrants and the proportional number of warrants issued to each Debenture Holder remained the same.   As a result, the number of common stock shares to be purchased under the October 2007 Warrants increased by 2,851,897 to 17,283,257.

Under the terms of the January Amendment, in February 2009, the Company issued a total of 320,800 restricted common shares valued at $131,528 to the October 2007 Debenture Holders.

The January Amendment to the October 2007 Debentures has been accounted for by the Company as an extinguishment of debt in accordance with EITF Issue No. 96-19 and EITF Issue No. 06-6.  The Company determined that the net present value of the cash flows under the terms of the January Amendment was more than 10 percent different from the present value of the remaining cash flows under the terms of the original October 2007 Debentures agreement.  Due to the substantial difference, the Company determined an extinguishment of debt had occurred with the January Amendment.  Accordingly, the Company recorded the amended October 2007 Debentures at their fair value of $2,733,557 as of January 27, 2009, the date of extinguishment.  The decrease in the fair value of the amended October 2007 Debentures from the carrying value of the amended October 2007 Debentures at the date of debt extinguishment amounting to $367,557 was recorded as an offset to the total loss on debt extinguishment. A new debt discount of $2,552,042 was recorded in connection with the debt extinguishment from the January Amendment to the October 2007 Debentures.  The debt discount is being amortized through the July 1, 2010 amended maturity dates of the October 2007 Debentures.

The increase in value of the October 2007 Warrants arising from the change in conversion price and the additional number of warrants issued of $2,874,314 has been accounted for as a payment to the debt holders in connection with the debt extinguishment and included in the loss on debt extinguishment for the year ended March 31, 2009.  In addition the fair value of the 320,800 shares issued to the October 2007 Debenture holders totaled $131,528 and has been accounted for as a payment to the debt holders in connection with the debt extinguishment and included in the loss on debt extinguishment for the year ended March 31, 2009.

The total loss on extinguishment of debt recorded by the Company as a result of changes to the October 2007 Debentures from the January Amendment discussed above totaled $2,638,285 which is included in the loss on extinguishment of debt in the accompanying consolidated statement of operations for the year ended March 31, 2009.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

Principal and interest:

On January 31, 2008, $100,000 of the October 2007 Debentures was converted by an investor.  Using the conversion rate of $0.84 per share per the terms of the Debenture, 119,047 shares of registered common stock were issued to the investor.

On March 31, 2008, the Company converted principal redemptions totaling $188,308 into 224,176 shares of registered common stock and interest payments of $92,821 into 110,501 shares of common stock using the conversion rate of $0.84.

In April 2008, the Company rescinded and cancelled 140,143 shares of registered common stock for principal redemptions of the October 2007 Debentures totaling $117,720 and submitted the cash payments in the same amounts to those holders.  Pursuant to a one-time waiver of certain equity conditions, the remaining $70,588 of the March 31 principal redemption was adjusted to reflect a one-time conversion rate of $0.70 and, in April 2008 the Company issued the holder 16,807 additional registered shares in consideration.   In addition, the March 31, 2008 interest payments were adjusted to reflect a one-time conversion price of $0.70 and in April 2008 the Company issued the October 2007 Debenture holders 22,099 additional common stock shares.  The additional interest expense for the October 2007 Debentures of $5,446 related to the one-time conversion rate adjustments of the March 31, 2008 principal and interest payments from $0.84 to $0.70 was included in accrued interest for the October 2007 Debentures as of March 31, 2008.

On March 1, 2009 the Company increased the principal balances of the October 2007 Debentures by $70,474, the amount of the accrued interest due as of that date, as a result of the equity condition constraints for the conversion of interest payments pursuant to the January Amendment.

As of March 31, 2009 and 2008, the principal balance of the October 2007 Debentures totaled $5,356,073 and $4,419,397, respectively, of which the current portion of $3,570,720 and $1,936,884 is included in the Company’s current liabilities in the accompanying consolidated balance sheets as of March 31, 2009 and 2008, respectively.  As of March 31, 2009 and 2008, the Company had $35,707 and $5,446, respectively of accrued interest related to the October 2007 Debentures included in the accompanying consolidated balance sheets and recorded a total of $253,495 and $192,421, respectively, of interest expense related to the face rate of interest in the accompanying consolidated statements of operations for the years ended March 31, 2009 and 2008.  During the years ended March 31, 2009 and 2008, the Company converted accrued interest payments of $5,446 and $186,975, respectively on the convertible notes into 38,906 and 222,590 shares of common stock, respectively, using a conversion rate of $0.84 per share.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

Changes to the principal balances of the October 2007 Debentures during the years ended March 31, 2009 and 2008 are shown below:

		Principal
October 2007		$4,707,705
January 2008	Principal Conversion	(100,000)
March 2008	Principal Payment - Shares	(188,308)
Balance at March 31, 2008		4,419,937
August 2008	August Amendment	866,202
March 2009	Accrued Interest	70,474

Balance at March 31, 2009		$5,356,073

As of March 31, 2009 and 2008, the unamortized balance of the debt discount related to the October 2007 Debentures was $2,251,802 and $3,522,356, respectively.  During the years ended March 31, 2009 and 2008 the Company recorded additional interest expense of $1,804,716 and $1,185,348 respectively, related to the amortization of the debt discount associated with the October 2007 Debentures.

As of March 31, 2009 and 2008, the unamortized balance of the deferred financing fees related to the October 2007 Debentures was zero and $325,769, respectively.  During the years ended March 31, 2009 and 2008 the Company recorded additional interest expense of $13,572 and $83,007 respectively, related to the amortization of the deferred financing fees associated with the October 2007 Debentures.  In connection with the April Amendment described above, the unamortized balance of the deferred financing costs was written off.

Changes to the exercise prices and number of warrants related to the October 2007 Debentures as a result of the April and January Amendments were made according to the following schedule:

	5 Year Warrants	2 Year Warrants	2 Year Warrants	Combined
As Originally Issued:
No. of warrants	5,604,411	1,401,103	1,401,103	8,406,617
Exercise price	$0.92	$0.90	$1.60

As Modified April Amendment:
No. of warrants	8,593,430	2,101,655	3,736,275	14,431,360
Exercise price	$0.60	$0.60	$0.60

As Modified January Amendment:
No. of warrants	17,283,257	-	-	17,283,257
Exercise price	$0.60	-	-

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

May 2008 Debenture

On June 9, 2008, the Company completed the transactions contemplated under a certain Securities Purchase Agreement with an accredited investor providing for the issuance of the Company’s Original Issue Discount 8% Secured Convertible Debenture (the “May 2008 Debenture”) having a principal face amount of $1,250,000.  The Company realized gross proceeds of $1,062,500 after giving effect to a 15% discount.  After accounting for commissions and legal and other fees, the net proceeds to the Company totaled $870,625.

Original terms:

Under the original terms, the principal amount under the May 2008 Debenture was payable in 23 monthly payments of $54,348 beginning January 31, 2009.  Interest payments are payable in cash quarterly commencing on January 1, 2009. The principal and interest payments have been affected by the debt restructures as a result of the January Amendment discussed in further detail below.  The Company may elect to make principal and interest payments in shares of common stock provided, generally, that the Company is not in default under the May 2008 Debenture, it has met certain equity conditions prior to the due dates and there is then in effect a registration statement with respect to the shares issuable upon conversion of the May 2008 Debenture.  If the Company elects to make principal or interest payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.

At any time, the holder may convert the May 2008 Debenture into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”). During fiscal 2009, the conversion price was subsequently reset to $0.51 as a result of the January Amendment discussed in further detail below.

Following the effective date of the registration statement described below, the Company may force conversion of the May 2008 Debenture if the market price of the common stock is at least $2.52 for 30 consecutive days. The Company may also prepay the May 2008 Debenture in cash at 120% of the then outstanding principal balance.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

The May 2008 Debenture ranks senior to all current and future indebtedness of the Company, with the exception of the October 2007 Debentures that were issued by the Company which rank senior to the May 2008 Debenture.  The May 2008 Debenture is secured by substantially all of the assets of the Company.  As part of the transaction, the Company entered into a waiver and subordination agreement with the holders of the October 2007 Debentures.

In connection with the financing transaction, the Company issued to the investor five-year warrants to purchase 1,488,095 shares of the Company’s common stock at $0.92 per share and five-year warrants to purchase 1,488,095 shares of common stock at $1.35 per share (collectively, the “May 2008 Warrants”).

Under EITF Issue No. 00-27, the value of the May 2008 Warrants issued to the investor was calculated relative to the total amount of the debt offering. The relative fair value of the May 2008 Warrants issued to the investors was determined to be $815,471, or 65.2% of the total offering. The relative fair value of the May 2008 Warrants, along with the effective beneficial conversion feature of the debt ($434,529) and the face value discount given to the investors ($187,500), totaled in excess of the face amount of the May 2008 Debenture. As such, the Company recorded a debt discount equal to the face value of the May 2008 Debenture of $1,250,000. The debt discount is being amortized by the Company to interest expense through the maturity date of the May 2008 Debenture. The debt discount has been affected by the debt restructures as a result of the January Amendment discussed in further detail below.

The Company also entered into a registration rights agreement with the investors that requires the Company to register the shares issuable upon conversion of the May 2008 Debenture and exercise of the May 2008 Warrants within 45 days after the closing date of the transaction. Pursuant to the registration rights agreement, on July 14, 2008 the Company filed a Registration Statement on Form S-1, which became effective with the Securities and Exchange Commission on August 28, 2008. As a result of a timely filing, The Company was not subject to any liquidated damages as described in the registration rights agreement.

Financing fees of $191,875 including placement agent fees of $116,875 and legal and other fees of $75,000 were paid in cash from the gross proceeds of the May 2008 Debenture.  National Securities Corporation (“National Securities”) acted as sole placement agent in connection with the financing transaction. Also, in connection with the financing transaction, the Company issued National Securities five-year warrants to purchase 148,810 shares of the Company’s common stock exercisable at $0.84 per share. The value of the warrants issued to National Securities as calculated using the Black-Scholes option pricing model was $117,530.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

The total financing fees of $309,405 related to the financing transaction have been allocated to the equity and debt components of the financing. The Company has recorded 65.2% of the financing fees ($201,732) as costs related to the issuance of the equity instruments, and as such has netted those amounts against additional paid-in capital as of the date of the financing. The remaining 34.8% ($107,673) were recorded as deferred financing fees. The deferred financing fees have been amortized by the Company through the maturity date of the May 2008 Debenture on a straight-line basis which approximates the effective interest method. The deferred financing fees have been affected by the debt restructures as a result of the January Amendment discussed in further detail below.

All securities were issued pursuant to an exemption from registration in reliance on Regulation D promulgated under the Securities Act, and based on the investors’ representations that they are “accredited” as defined in Rule 501 under the Securities Act.

January 2009 Amendment:

Effective January 27, 2009 the October 2007 and May 2008 Convertible Debenture Agreements were amended to reflect changes to the monthly redemptions of principal, the quarterly payments of interest and changes to the October 2007 and May 2008 Warrants related to the original October 2007 and May 2008 Debentures.  Under the terms of the January 27, 2009 Amendment (the “January Amendment”), the “Conversion Price” of the debentures was reset from $0.84 to $0.51, monthly principal redemptions were deferred until August 1, 2009 and the remaining principal due on each of the debentures will be paid thereafter on the first date of each month in twelve equal installments through July 1, 2010, the amended maturity date.  During the deferral period interest payments due from January 1, 2009 through July 1, 2009 may be paid monthly by the Company in common stock shares at a conversion rate of $0.40 given that it has met certain equity conditions prior to the due date of the interest payments.  If the equity conditions are not met, the Company may add the monthly interest payment to the principal balance of the debenture.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

Further, the January Amendment reset the “Exercise Price” of the October 2007 and May 2008 Warrants issued in connection with the October 2007 and May 2008 Debentures Agreements and related agreements from the then current exercise prices of $0.60, $0.92 and $1.35 to $0.60 and extended the expiration dates of the October 2007 warrants to January 1, 2014. The number of shares to be purchased under the October 2007 and May 2008 warrants were proportionately increased under the terms of the amendments so that the original dollar amounts to be raised by registrant though the exercise of each of the warrants and the proportional number of warrants issued to each Debenture Holder remained the same.   As a result, the number of Common stock shares to be purchased under the May 2008 Warrants increased by 2,653,770 to 5,629,960.

Under the terms of the January Amendment, in February 2009, the Company issued a total of 79,200 restricted common shares valued at $32,472 to the May 2008 Debenture Holder.

The January Amendment to the May 2008 Debenture has been accounted for by the Company as an extinguishment of debt in accordance with EITF Issue No. 96-19 and EITF Issue No. 06-6.  The Company determined that the net present value of the cash flows under the terms of the January Amendment was more than 10 percent different from the present value of the remaining cash flows under the terms of the original May 2008 Debenture agreement.  Due to the substantial difference, the Company determined an extinguishment of debt had occurred with the January Amendment.  Accordingly, the Company recorded the amended May 2008 Debenture at its fair value of $526,950 as of January 27, 2009, the date of extinguishment.  The increase in the fair value of the amended May 2008 Debentures from the carrying value of the original May 2008 Debentures at the date of debt extinguishment amounted to $193,614 and was recorded as a loss on debt extinguishment for the year ended March 31, 2009. A new debt discount of $723,050 was recorded in connection with the debt extinguishment from January Amendment to the May 2008 Debenture.  The debt discount is being amortized through the July 1, 2010 amended maturity date of the May 2008 Debenture.

The increase in value of the May 2008 Warrants arising from the change in conversion price and the additional number of warrants issued of $1,092,028 has been accounted for as a payment to the debt holders in connection with the debt extinguishment and included in the loss on debt extinguishment for the year ended March 31, 2009.  In addition the fair value of the 79,200 shares issued to the May 2008 Debenture holder totaled $32,472 and has been accounted for as a payment to the debt holders in connection with the debt extinguishment and included in the loss on debt extinguishment for the year ended March 31, 2009.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

As a result of the January Amendment, unamortized deferred financing costs of $78,961 arising from the original issuance of the May 2008 Debentures were written off and were included in the loss on debt extinguishment for the year ended March 31, 2009.  There were no debt issuance costs incurred in connection with the January Amendment.

The total loss on extinguishment of debt recorded by the Company as a result of changes to the May 2008 Debenture from the January Amendment discussed above totaled $1,397,075 which is included in the loss on extinguishment of debt in the accompanying consolidated statement of operations for the year ended March 31, 2009.

Principal and interest:

On March 1, 2009 the Company increased the principal balances of the May 2008 Debenture by $75,556, the amount of the accrued interest due as of that date, as a result of the equity condition constraints for the conversion of interest payments pursuant to the January Amendment.

As of March 31, 2009, the principal balance of the May 2008 Debenture totaled $1,325,556, of which the current portion of $883,704 is included in the Company’s current liabilities in the accompanying consolidated balance sheet at March 31, 2009.

Changes to the principal balance of the May 2008 Debenture during the year ended March 31, 2009 are shown below:

		Principal
May 2008		$1,250,000
March 2009	Accrued Interest	75,556

Balance at March 31, 2009		$1,325,556

For the year ended March 31, 2009, the Company recorded interest expense of $84,393 related to the face rate of interest, of which $8,837 is included in accrued interest  in the accompanying consolidated balance sheet at March 31, 2009.

During the year ended March 31, 2009, the Company recorded additional interest expense of $418,400 related to the amortization of the debt discount. As of March 31, 2009, the unamortized balance of the debt discount was $637,986.

During the year ended March 31, 2009, the Company recorded additional interest expense of $28,712 related to the amortization of the deferred financing fees on the May 2008 Debenture. In connection with the January Amendment described above, the unamortized balance of the deferred financing costs was written off. As of March 31, 2009, the unamortized balance of the deferred financing fees was zero.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

Changes to the exercise prices and number of warrants related to the May 2008 Debenture as a result of the January Amendment were made according to the following schedule:

	5 Year Warrants	5 Year Warrants	Combined
As Originally Issued:
No. of warrants	1,488,095	1,488,095	2,976,190
Exercise price	$0.92	$1.35

As Modified January Amendment:
No. of warrants	5,629,960		5,629,960
Exercise price	$0.60

Private Placement Debentures

In March 2009 the Company entered into an Agency Agreement with a broker to raise capital in a private placement offering of one-year convertible debentures under Regulation D (the “Private Placement Debentures”).   From March through June 2009, the Company intends to raise up to a maximum of $1,500,000 under this private placement offering of convertible debenture debt.  On March 31, 2009, the Company had received initial gross proceeds of $60,000 under this private placement offering of convertible debentures.  Related to the issuance of the convertible debentures, the Company accrued for commissions to the broker totaling $3,600 which have been capitalized as deferred financing costs. The deferred financing costs will be amortized to interest expense by the Company through the maturity dates of the debentures on a straight-line basis which approximates the effective interest method.

The Company may elect to make principal redemptions on the maturity dates of the debentures in shares of common stock at a fixed conversion price of $0.51. At any time, holders may convert the debentures into shares of common stock at the fixed conversion price of $0.51. The conversion price is subject to adjustment in the event the Company issues the next equity financing of at least $2,500,000 at a price below $0.51.

Per the terms of the convertible debenture agreements, the notes have a term of one year from issuance and are redeemable by the Company with two days notice.  The notes bear interest at 8% per annum and are convertible into shares of the Company’s common stock at a conversion rate of $0.51.  As of March 31, 2009 the balance of these convertible notes was $60,000 and accrued interest was zero.

In connection with the financing transaction, the Company issued to the investors five-year warrants (the “Private Placement Warrants”) to purchase 23,529 shares of the Company’s common stock at $0.51 per share. The exercise price of the warrants is subject to adjustment in the event the Company issues the next equity financing of at least $2,500,000 at a price below $0.51.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

Under EITF Issue No. 00-27, the value of the Private Placement Warrants issued to the investor was calculated relative to the total amount of the debt offering. The relative fair value of the Private Placement Warrants issued to the investors was determined to be $9,146, or 15.2% of the total offering. The relative fair value of the Private Placement Warrants, along with the effective beneficial conversion feature of the debt of $4,440 were recorded as a total debt discount of $13,586 as of March 31, 2009 which is reported in the accompanying consolidated balance sheet. The Company will amortize the debt discount using the effective interest method through the maturity dates of the notes.

As of June 22, 2009 the Company had received additional gross proceeds of $906,500 under this private placement of convertible debentures. (See Note 14)

Future Maturities

Future maturities of all notes payable at March 31, 2009 are as follows:

Years Ending March 31,	Oct. 2007 May 2008 Convertible Debentures	Note Payable Officer	Related Party Notes	Private Placement Conv. Debt.	Total
2010	$4,454,424	$90,000	$150,000	$60,000	$4,754,424
2011	2,227,205	53,950	120,000	-	2,401,155
2012	-	-	104,000	-	104,000
2013	-	-	96,000	-	96,000
2014	-	-	96,000	-	96,000
Thereafter	-	-	563,500	-	563,500
	$6,681,629	$143,950	$1,129,500	$60,000	$8,015,079

NOTE 11 – COMMON STOCK

In April 2007, the Company issued 375,000 shares of restricted common stock in lieu of fees paid to a consultant.  These shares were issued at a value of $1.02 per share (based on the underlying stock price on the agreement date after a fifteen percent deduction as the shares are restricted) for a total cost of $382,500 which has been included in selling, general and administrative expenses for the year ended March 31, 2008.

During fiscal 2008, the Company entered into Agency Agreements with a broker to raise funds in private placement offerings of common stock under Regulation D.  In connection with these private placement offerings, the Company sold 3,652,710 shares of common stock at an average price of $0.22 per share resulting in gross proceeds of $789,501 and incurred offering costs of $89,635.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 11 – COMMON STOCK, continued

During fiscal 2008, the Company issued 156,250 shares of common stock resulting from exercises of stock options and warrants at an average price of $0.69 per share for proceeds of $107,500 and issued 386,726 shares of common stock from the cashless exercises of a total of 465,469 warrants.

In October 2007, the Company engaged the firm of Carpe DM, Inc. to perform the services as the Company’s investor relations and public relations representative for a monthly fee of $7,500 per month.  Pursuant to the terms of this 36 month consulting agreement, the Company issued 150,000 S-8 registered shares at $0.80 per share and a total value of $120,000, and 250,000 fully vested and non-forfeitable warrants at an exercise price of $1.50 per share for a period of two and one-half years, valued at $229,834 as calculated using the Black-Scholes option pricing model.  On November 13, 2007, the Company filed the Form S-8 as required by this agreement with the Securities and Exchange Commission. The Company recorded the combined value of $349,834 of the shares and warrants issued as prepaid expense which is being amortized over the life of the services agreement.  As of March 31, 2009 and 2008, the unamortized balance of the value of the shares and warrants issued to Carpe DM, Inc. was $174,928 and $291,532, respectively, and $116,604 and $58,302, respectively has been amortized and included in selling, general and administrative expenses as outside services expense for the years ended March 31, 2009 and 2008.

On October 16, 2007, the shareholders approved an increase in the total number of voting common shares authorized to be issued to 125,000,000 shares.

On January 31, 2008, $100,000 of the October 2007 Debentures was converted by an investor.  Using the conversion rate of $0.84 per share per the terms of the Debenture, 119,047 shares of registered common stock were issued to the investor.

On March 31, 2008, the Company converted principal redemptions totaling $188,308 into 224,176 shares of registered common stock and interest payments of $92,821 into 110,501 shares of common stock using the conversion rate of $0.84.

In April 2008, the Company rescinded and cancelled 140,143 shares of registered common stock for principal redemptions of the October 2007 Debentures totaling $117,720 and submitted the cash payments in the same amounts to those holders.  Pursuant to a one-time waiver of certain equity conditions, the remaining $70,588 of the March 31 principal redemption was adjusted to reflect a one-time conversion rate of $0.70 and, in April 2008 the Company issued the holder 16,807 additional registered shares in consideration.   In addition, the March 31, 2008 interest payments were adjusted to reflect a one-time conversion price of $0.70 and in April 2008 the Company issued the October 2007 Debenture holders 22,099 additional common stock shares.  The additional interest expense for the October 2007 Debentures of $5,446 related to the one-time conversion rate adjustments of the March 31, 2008 principal and interest payments from $0.84 to $0.70 was included in accrued interest for the October 2007 Debentures as of March 31, 2008 (see Note 10).

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 11 – COMMON STOCK, continued

During fiscal 2009, the Company issued 244,722 shares of restricted common stock in lieu of fees paid to various consultants for services performed.  These shares were issued at an average price of $0.69 (based on the underlying stock prices on the dates of issuances) for a total cost of $168,769 which has been included in selling, general and administrative expenses for the year ended March 31, 2009.

During fiscal 2009, the Company issued 82,693 shares of common stock resulting from exercises of stock options and warrants at an average price of $0.04 per share for proceeds of $3,307 and issued 150,022 shares of common stock from the cashless exercises of a total of 157,000 stock options.

Under the terms of the January Amendment, in February 2009, the Company issued a total of 400,000 restricted common stock shares to the October 2007 and May 2008 Debenture Holders.  The total fair value of the shares issues totaled $164,000 and has been included in the loss on extinguishment of debt for the year ended March 31, 2009.

In March 2009, the Company issued 157,516 S-8 registered shares of common stock in lieu of fees paid for services performed by consultants.  On March 28, 2009, the Company filed the Form S-8 with the Securities and Exchange Commission. These shares were issued at a value of $0.51 per share for a total cost of $80,333 which has been included in selling, general and administrative expenses for the year ended March 31, 2009 (see Note 10).

NOTE 12 – STOCK OPTIONS AND WARRANTS

Effective October 1, 2002, the Company adopted the 2002 Stock Option Plan (the “2002 Plan”). The stockholders of the Company approved the 2002 Plan on October 1, 2002.  Under the 2002 Plan, incentive stock options and nonqualified options may be granted to officers, employees and consultants of the Company for the purchase of up to 5,000,000 shares of the Company’s common stock. The exercise price per share under the incentive stock option plan shall not be less than 100% of the fair market value per share on the date of grant. The exercise price per share under the non-qualified stock option plan shall not be less than 85% of the fair market value per share on the date of grant. Expiration dates for the grants may not exceed 10 years from the date of grant. The 2002 Plan terminates on October 1, 2012.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 12 – STOCK OPTIONS AND WARRANTS, continued

No incentive stock options or non-qualified stock options were granted during the years ended March 31, 2009 and 2008.  All options granted have an exercise price equal to the fair market value at the date of grant, vest upon grant or agreed upon vesting schedules and expire five years from the date of grant.  Total compensation expense recognized in the years ended March 31, 2009 and 2008 for options issued to consultants in prior years was zero. During the years ended March 31, 2009 and 2008, 239,693 and 50,000, respectively, options were exercised.  As of March 31, 2009 and 2008, there were 2,198,920 and 2,438,613 options outstanding, respectively, at an average exercise price of $0.49 and $0.45 per share, respectively, under the 2002 Plan.  There were no stock options granted subsequent to March 31, 2009. The Company had 2,511,387 options available for grant under the 2002 Plan at March 31, 2009.

From time to time, the Company issues warrants pursuant to various consulting agreements and other compensatory arrangements.

During the year ended March 31, 2008, the Company issued a total of 6,261,375 warrants to purchase shares of the Company’s common stock at an average price of $0.42 per share to 79 individual investors in connection with funds raised in private placement offerings.  The warrants were issued with exercise periods of 18 months originating from the related investment dates.  The expiration dates ranged from December 2008 to October 2009.

In July 2007, the Company issued warrants to purchase a total of 699,438 shares of the Company’s common stock at an average exercise price of $0.29 per share to a broker in connection with funds raised in previous private placement offerings.   These warrants have 5 year terms beginning from the dates of the placement offerings and the expiration dates range from March 2011 to March 2012.

On July 2, 2007, in connection with the facility lease agreement, the Company issued 10,000 warrants to the lessor, at an exercise price of $1.55 per share for a period of two years, valued at $15,486 as calculated using the Black-Scholes option pricing model.  The Company is amortizing the value of the warrants over the life of the lease and the remaining unamortized value of the warrants has been recorded in other long term assets. As of March 31, 2009 and 2008, the unamortized balance of the value of the warrants issued to the lessor was $2,970 and $10,074, respectively and $7,104 and $5,412, respectively, has been included in selling, general and administrative expenses as additional rent expense for the years ended March 31, 2009 and 2008.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 12 – STOCK OPTIONS AND WARRANTS, continued

On July 30, 2007, in connection with the purchase of manufacturing equipment, the Company issued 79,208 warrants to the seller at an exercise price of $1.01 per share, with a five year term.  The Company has determined the fair value of the issued warrants, based on the Black-Scholes pricing model, to be $79,926 as of the date of grant of which $10,000 has been recorded as fixed assets in the accompanying consolidated balance sheets as of March 31, 2009 and 2008 (which approximates the fair market value of the equipment acquired) and $69,926 has been recorded as consulting expense and is included in selling, general and administrative expenses for services performed by the seller for the year ended March 31, 2008.

On August 21, 2007, in connection with the extension of payment terms of outstanding amounts owed, the Company issued 20,000 warrants to First Capital Investors, LLC, at an exercise price of $0.75 per share with a term of two years.  The Company has determined the fair value of the issued warrants, based on the Black-Scholes pricing model, to be $14,984 as of the date of grant which has been recorded as consulting and compensation expense and is included in selling, general and administrative expenses for the year ended March 31, 2008.

On October 1, 2007, in connection with the convertible debenture financing transaction, the Company issued to the investors five-year warrants to purchase 5,604,411 shares of common stock at $0.92 per share and two-year warrants to purchase 1,401,103 shares of common stock at $0.90 per share and 1,401,103 shares of common stock at $1.60 per share.  These warrants were subsequently increased to a total of 17,283,257, the exercise prices reset to $0.60 and expiration dates extended to January 1, 2014 as a result of the April 2008 and January 2009 Amendments (see Note 10).

Also in connection with the convertible debenture financing transaction, in October 2007, the Company issued Joseph Stevens and Company three year warrants to purchase 560,364 shares of the Company’s common stock at $0.84 per share (see Note 10).

In October 2007, the Company engaged the firm of Carpe DM, Inc. to perform the services as the Company’s investor relations and public relations representative for a monthly fee of $7,500 per month.  Pursuant to the terms of this 36 month consulting agreement, the Company issued 150,000 S-8 registered shares at $0.80 per share and a total value of $120,000, and 250,000 fully vested and non forfeitable warrants at an exercise price of $1.50 per share for a period of two and one-half years, valued at $229,834 as calculated using the Black-Scholes option pricing model.  The Company has recorded the combined value of $349,834 of the shares and warrants issued as prepaid expense which is being amortized over the life of the services agreement (see Note 11).

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 12 – STOCK OPTIONS AND WARRANTS, continued

During fiscal 2009, the Company issued a total of 1,840,400 warrants to various board members, advisory board members, employees, and ongoing consultants to purchase shares of the Company’s common stock. The weighted average exercise price of these warrants is $0.79.  The exercise prices of these warrants are equal to the fair values of the Company’s shares as of the dates of each grant.  The Company has determined the aggregate fair value of the issued warrants, based on the Black-Scholes pricing model, to be approximately $990,480 as of the dates of each grant.  The assumptions used under the Black-Scholes pricing model included: a risk free rate ranging from 1.52% to 3.15%; volatility ranging from 201% to 266%; an expected exercise term of 5 years; and no annual dividend rate.  Of total fair market value of $751,325 for warrants issued and vested during fiscal 2009, $232,964 was recorded as a portion of the capitalized software development costs and $518,361 has been recorded as consulting and compensation expense and is included in selling, general and administrative expenses for the year ended March 31, 2009.  As of March 31, 2009 and 2008 the Company had $287,722 and $105,965, respectively, related to unvested warrants which will be recognized as selling, general and administrative expenses in future periods as the warrants become vested.  In addition, during fiscal 2009 the Company recognized $57,398 of compensation expense related to the vesting of warrants issued in prior years which is included in general and administrative expenses for the year ended March 31, 2009.

During fiscal 2008, the Company issued a total of 887,800 warrants to various board members, advisory board members, employees, and ongoing consultants to purchase shares of the Company’s common stock. The weighted average exercise price of these warrants is $0.97.  The exercise prices of these warrants are equal to the fair values of the Company’s shares as of the dates of each grant.  The Company has determined the aggregate fair value of the issued warrants, based on the Black-Scholes pricing model, to be approximately $858,105 as of the dates of each grant.  The assumptions used under the Black-Scholes pricing model included: a risk free rate ranging from 3.74% to 4.75%; volatility ranging from 229% to 293%; an expected exercise term of 5 years; and no annual dividend rate.  Of this total fair market value of warrants, $742,140 has been recorded as consulting and compensation expense and is included in selling, general and administrative expenses for the year ended March 31, 2008 and $105,965 relates to unvested warrants which will be recognized as the warrants become vested.

On May 27, 2008, in connection with the convertible debenture financing transaction, the Company issued to the investors five-year warrants to purchase 1,488,095 shares of common stock at $0.92 per share and 1,488,095 shares of common stock at $1.35 per share.  These warrants were subsequently increased to a total of 5,629,960, the exercise prices reset to $0.60 and expiration dates extended to January 1, 2014 as a result of the April 2008 and January 2009 Amendments (see Note 10).

Certain warrants issued in conjunction with compensation and fundraising activities contain a cashless exercise provision.  Under the provision, the holder of the warrant surrenders those warrants whose fair market value is sufficient to affect the exercise of the entire warrant quantity. The warrant holder then is issued shares based on the remaining net warrant and no proceeds are obtained by the Company.  The surrendered warrants are cancelled by the Company in connection with this transaction.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 12 – STOCK OPTIONS AND WARRANTS, continued

The following represents a summary of all stock option and warrant activity for the years ended March 31, 2009 and 2008:

	2009		2008
	Options and Warrants	Weighted Average Exercise Price	Options and Warrants	Weighted Average Exercise Price

Outstanding, beginning of year	20,397,271	$0.74	4,520,021	$0.58
Issued	16,519,340	0.62	17,174,802	0.77
Exercised	(232,715)	0.04	(621,719)	0.32
Expired/forfeited	(47,603)	2.50	(675,833)	0.96

Outstanding at end of year	36,636,293	$0.59	20,397,271	$0.74

Exercisable at end of year	36,086,293	$0.59	20,297,271	$0.74

Weighted average fair value of warrants issued		$0.70		$1.12

The following table summarizes information about stock options and warrants outstanding and exercisable at March 31, 2009:

	Warrants and Options Outstanding			Warrants and Options Exercisable
Exercise Price	Number of Options and Warrants Outstanding And Exercisable	Weighted Average Remaining Contractual Life –Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$1.05 - $3.50	1,098,950	5.6	$1.42	1,048,950	$1.44
$0.80 - $1.00	3,319,132	6.2	$0.90	2,819,132	$0.91
$0.50 - $0.75	25,380,822	5.8	$0.60	25,380,822	$0.60
$0.04 - $0.30	6,837,389	1.2	$0.28	6,837,389	$0.28
	36,636,293			36,086,293

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 13 – RELATED PARTY TRANSACTIONS

In August 2006, Peter Berry, the Company’s former Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, the Company began to make monthly payments of $3,000 to Mr. Berry in January 2007. In January 2008, these monthly payments increased to $6,000 and will remain at that amount until the loan is fully paid in December 2010. Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008.  As of March 31, 2009 and 2008, the total amount of deferred salaries and accrued interest under this arrangement was $157,688 and $201,115, respectively, of which $67,688 and $129,115, respectively is recorded as a long-term liability in the accompanying consolidated balance sheets.  Interest expense related to this note was $10,573 and $3,165, respectively for the years ended March 31, 2009 and 2008.  Accrued interest related to this note payable amounted to $13,738 and $3,165 at March 31, 2009 and 2008, respectively, and is included in the note payable to officer in the accompanying consolidated balance sheets. In January 2009, Mr. Berry agreed to defer the monthly payments of the note due from January 31, 2009 through June 30, 2009. As of March 1, 2009 these unpaid payments totaled $18,000 and are included in the current liability portion of the note payable in the accompanying consolidated balance sheet. (see Note 9).  Mr. Berry resigned his position as Chief Executive Officer in February 2009, however remains a director on the Board and continues to work as a consultant for the Company.

Since June 2005, the Company has retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee.  From June 2005 to May 2009, Mr. Cannon also served as the Company’s Secretary and a member of the Company’s Board of Directors.  Mr. Cannon continues to serve as Corporate Legal Counsel for the Company and serves as a member of the Advisory Board. In December 2007, Mr. Cannon’s monthly retainer for legal services was increased from $6,500 per month to $9,000 per month.  During the years ended March 31, 2009 and 2008, the total amount expensed by the Company for retainer fees and out of pocket expenses was $108,050 and $88,248, respectively.  From October 2008 through March 31, 2009 Mr. Cannon agreed to defer a portion of his monthly payments and as of March 31, 2009 a total of $15,000 had been deferred is included in accounts payable in the accompanying consolidated balance sheet.  Additionally, during the years ended March 31, 2009 and 2008, The Company expensed board fees for Mr. Cannon totaling $24,000 and $12,650, respectively and at March 31, 2009 $15,000 of deferred board fees was included in accrued expenses.  During fiscal year 2009 Mr. Cannon was granted a total of 95,150 warrants with an average exercise price of $0.67 per share, and 72,800 warrants with an average exercise price of $0.93 during fiscal 2008. All warrants granted to Mr. Cannon were issued with an exercise price of greater than or equal to the fair value of the Company’s shares on the grant date.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 13 – RELATED PARTY TRANSACTIONS, continued

As of March 31, 2009 and 2008, the Company had aggregate principal balances of $1,129,500 and $1,249,500, respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005.  These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which commenced April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every six months to the current maximum aggregate payment of $10,000 per month. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

Related-party interest expense under these notes was $71,646 and $78,243 for the years ended March 31, 2009 and 2008, respectively.  Accrued interest, which is included in related party notes payable in the accompanying consolidated balance sheets, related to these notes amounted to $554,260 and $482,584 as of March 31, 2009 and 2008, respectively.  As of March 31, 2009, the Company had not made the required payments under the related party notes which were due on January 1, February 1, and March 1, 2009.  However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default.  On April 29, 2009, May 30, 2009, and June 26, 2009, the Company paid the January 1, February 1 and March 1 payments respectively, due on these related party notes.  Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

NOTE 14 – SUBSEQUENT EVENTS

In March 2009 the Company entered into an Agency Agreement with a broker to raise capital in a private placement offering of one-year convertible debentures under Regulation D (the “Private Placement Debentures”).   From March through June 2009, the Company intends to raise up to a maximum of $1,500,000 under this private placement offering of convertible debenture debt.  On March 31, 2009, the Company had received initial gross proceeds of $60,000 under this private placement offering of convertible debentures. Through June 22, 2009 the Company had raised an additional $904,500 under the Private Placement Debentures.  Related to the issuance of the convertible debentures, the Company paid additional commissions to the broker totaling $54,270 which will be capitalized as deferred financing costs. The deferred financing costs will be amortized to interest expense by the Company through the maturity dates of the debentures on a straight-line basis which approximates the effective interest method.

The Company may elect to make principal redemptions on the maturity dates of the debentures in shares of common stock at a fixed conversion price of $0.51. At any time, holders may convert the debentures into shares of common stock at the fixed conversion price of $0.51. The conversion price is subject to adjustment in the event the Company issues the next equity financing of at least $2,500,000 at a price below $0.51.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 14 – SUBSEQUENT EVENTS, continued

Per the terms of the convertible debenture agreements, the notes have a term of one year from issuance and are redeemable by the Company with two days notice.  The notes bear interest at 8% per annum and are convertible into shares of the Company’s common stock at a conversion rate of $0.51.  As of June 22, 2009 the total gross proceeds raised in connection with these Private Placement Debentures was $964,500.

In connection with the financing transaction, since March 31, 2009, the Company has issued to the investors additional five-year warrants (the “Private Placement Warrants”) to purchase 354,714 shares of the Company’s common stock at $0.51 per share. The exercise price of the warrants is subject to adjustment in the event the Company issues the next equity financing of at least $2,500,000 at a price below $0.51.  As of June 22, 2009 the Company had issued a total of 378,243 Private Placement Warrants in connection with these Private Placement Debentures.

The Company will calculate the value of the Private Placement Warrants relative to the total amount of the debt offering which will be recorded as a debt discount and amortized as interest expense using the effective interest method through the maturity dates of the notes.

In April 2009, the Company issued 64,000 shares of unrestricted common stock in lieu of fees paid to a consultant pursuant to the Company’s Form S-8 filed on April 13, 2009.  These shares were issued at a value of $0.51 per share for a total cost of $32,640 which will be reported in selling, general and administrative expenses for the Company in the quarter ending June 30, 2009.

In June 2009, the Company issued 145,425 shares of unrestricted common stock in lieu of fees paid to various consultants pursuant to the Company’s Form S-8 filed on June 11, 2009.  These shares were issued at a value of $0.51 per share for a total cost of $74,167 which will be reported in selling, general and administrative and research and development expenses for the Company in the quarter ending June 30, 2009.

On April 1, 2009, the Company issued 111,360 common stock shares to the October 2007 and May 2008 Debenture holders for total payments of $44,544 interest accrued as of March 31, 2009 using the conversion rate of $0.40.  Through June 22, 2009 an additional 222,720 common stock shares have been issued using the conversion rate of $0.40 for the payment of $89,088 of accrued interest on the October 2007 and May 2008 Convertible Debentures.

In May 2009 the October 2007 Convertible Debenture holders redeemed principal balances totaling $713,000 in exchange for 1,398,039 common stock shares using the conversion rate of $0.51.

In May 2009, the Company issued 110,345 shares of common stock from exercises of a total of 119,000 cashless stock options.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended March 31, 2009 and 2008

NOTE 14 – SUBSEQUENT EVENTS, continued

In April 2009, the Company issued a total of 200,000 warrants in lieu of payment to consultants to purchase shares of the Company’s common stock at an average exercise price of $0.51 per share.  The exercise prices of these warrants are greater than or equal to the fair values of the Company’s shares as of the dates of each grant.  The fair market value of the warrants based on the Black-Scholes pricing model will be recorded as consulting and compensation expense and included in selling, general and administrative expenses in the quarter ending June 30, 2009.

During the period April through June 2009, the Company issued a total of 209,800 warrants to various board members, advisory board members, employees, and ongoing consultants as part of a previously approved and ongoing compensation plan to purchase shares of the Company’s common stock at an average exercise price of $0.56 per share.  The exercise prices of these warrants are greater than or equal to the fair values of the Company’s shares as of the dates of each grant.  The fair market value of the warrants based on the Black-Scholes pricing model will be recorded as consulting and compensation expense and included in selling, general and administrative expenses in the quarter ending June 30, 2009.

CRYOPORT, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2009	March 31, 2009
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,120,758	$249,758
Restricted cash	102,115	101,053
Accounts receivable, net	7,273	2,546
Inventories	-	530,241
Prepaid expenses and other current assets	140,778	170,399
Total current assets	1,370,924	1,053,997

Fixed assets, net	613,755	189,301
Intangible assets, net	259,616	264,364
Deferred financing costs, net	193,773	3,600
Other assets	-	61,294

	$2,438,068	$1,572,556

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$393,701	$218,433
Accrued expenses	370,984	90,547
Accrued warranty costs	-	18,743
Accrued salaries and related	244,730	206,180
Convertible notes payable and accrued interest, net of discount of $775,960 (unaudited) at September 30, 2009 and $13,586 at March 31, 2009	639,647	46,414
Current portion of convertible notes payable and accrued interest, net of discount of $2,468,355 (unaudited) at September 30, 2009 and $662,583 at March 31, 2009	3,883,070	3,836,385
Line of credit and accrued interest	90,310	90,310
Current portion of related party notes payable	150,000	150,000
Current portion of note payable to former officer	96,000	90,000
Derivative liabilities	18,404,578	-
Total current liabilities	24,273,020	4,747,012

Related party notes payable and accrued interest, net of current portion	1,506,898	1,533,760
Note payable to former officer and accrued interest, net of current portion	36,476	67,688
Convertible notes payable, net of current portion and discount of $6,351,425 at September 30, 2009 and $6,681,629 at March 31, 2009	-	-

Total liabilities	25,816,394	6,348,460

Commitments and contingencies
Stockholders’ deficit:
Common stock, $0.001 par value; 125,000,000 shares authorized; 47,585,635 (unaudited) at September 30, 2009 and 41,861,941 at March 31, 2009 shares issued and outstanding	47,587	41,863
Additional paid-in capital	24,402,380	25,816,588
Accumulated deficit	(47,828,293)	(30,634,355)
Total stockholders’ deficit	(23,378,326)	(4,775,904)

	$2,438,068	$1,572,556

 See accompanying notes to unaudited consolidated financial statements

CRYOPORT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months Ended September 30,		For The Six Months Ended September 30,
	2009	2008	2009	2008

Revenues	$8,478	$5,982	$22,181	$19,406

Cost of revenues	177,267	134,953	326,444	253,331

Gross loss	(168,789)	(128,971)	(304,263)	(233,925)

Operating expenses:
Selling, general and administrative expenses	779,193	779,691	1,507,502	1,339,731
Research and development expenses	93,066	105,453	180,791	216,244

Total operating expenses	872,259	885,144	1,688,293	1,555,975

Loss from operations	(1,041,048)	(1,014,115)	(1,992,556)	(1,789,900)

Other income (expense):
Interest income	2,233	11,194	3,714	24,008
Interest expense	(1,610,059)	(658,099)	(4,143,256)	(1,213,868)
Loss on sale of fixed assets	-	-	(797)	-
Change in fair value of derivative liabilities	(4,535,848)	-	(1,401,550)	-
Gain (loss) on extinguishment of debt	-	91,727	-	(6,811,214)

Total other expense, net	(6,143,674)	(555,178)	(5,541,889)	(8,001,074)

Loss before income taxes	(7,184,722)	(1,569,293)	(7,534,445)	(9,790,974)

Income taxes	1,600	-	1,600	800

Net loss	$(7,186,322)	$(1,569,293)	$(7,536,045)	$(9,791,774)
Net loss per common share:
Basic and diluted	$(0.16)	$(0.04)	$(0.17)	$(0.24)
Weighted average common shares outstanding:
Basic and diluted	46,154,705	41,167,472	44,555,961	41,093,181

See accompanying notes to unaudited consolidated financial statements

CRYOPORT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Six Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(7,536,045)	$(9,791,774)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	62,865	30,554
Amortization of deferred financing costs	25,579	27,929
Amortization of debt discount	3,737,569	958,586
Stock issued to consultants	118,807	105,670
Fair value of warrants issued to employees and directors	352,744	337,356
Change in fair value of derivative instrument	1,401,550	-
Loss on extinguishment of debt	-	6,811,214
Loss on sale of assets	797	-
Interest earned on restricted cash	(1,062)	(4,526)
Changes in operating assets and liabilities:
Accounts receivable	(4,727)	16,938
Inventories	81,012	(299,393)
Prepaid expenses and other assets	29,643	88,466
Accounts payable	175,268	14,535
Accrued expenses	112,371	(245)
Accrued warranty costs	(18,743)	(5,625)
Accrued salaries and related	38,550	(8,225)
Accrued interest	278,325	134,518

Net cash used in operating activities	(1,145,497)	(1,584,022)

Cash flows from investing activities:
Purchases of intangible assets	(24,372)	(633)
Purchases of fixed assets	(9,767)	(53,043)

Net cash used in investing activities	(34,139)	(53,676)

Cash flows from financing activities:
Proceeds from borrowings under convertible notes	1,321,500	1,062,500
Repayment of convertible notes	-	(117,720)
Repayment of borrowings on line of credit, net	-	(22,500)
Payment of deferred financing costs	(129,290)	(191,875)
Repayment of note payable	-	(12,000)
Repayments of related party notes payable	(60,000)	(60,000)
Repayments of note payable to officer	(30,000)	(36,000)
Payment of fees associated with exercise of warrants	(51,174)	-
Proceeds from exercise of options and warrants	999,600	3,308

Net cash provided by financing activities	2,050,636	625,713

Net change in cash and cash equivalents	871,000	(1,011,985)

Cash and cash equivalents, beginning of period	249,758	2,231,031

Cash and cash equivalents, end of period	$1,120,758	$1,219,046

See accompanying notes to unaudited consolidated financial statements

CRYOPORT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Six Months Ended September 30,
	2009	2008
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$3,573	$92,757
Income taxes	$1,600	$800

Supplemental disclosure of non-cash activities:

Deferred financing costs in connection with S-1	$74,518	$-

Deferred financing costs in connection with convertible debt financing and debt modifications	$11,944	$117,530

Fair value of warrants to be issued as cost incurred in connection with warrant exercises	$81,604	$-

Debt discount in connection with convertible debt financing	$1,483,415	$1,250,000

Conversion of debt and accrued interest to common stock	$984,254	$5,446

Reclassification of embedded conversion feature to equity	$646,102	$-

Cashless exercise of warrants	$110	$150

Cancellation of shares issued for debt principal reduction	$-	$117,720

Accrued interest added to principal amount of debentures	$79,582	$-

Estimated fair value of warrants issued in connection of debt modification	$-	$5,858,344

Cumulative effect of accounting change to debt discount for derivative liabilities	$2,595,095	$-

Cumulative effect of accounting change to accumulated deficit for derivative liabilities	$9,657,893	$-

Cumulative effect of accounting change to additional paid-in capital for derivative liabilities	$4,217,730	$-

Reclassification of inventory to fixed assets	$449,229	$-

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 1 - MANAGEMENT’S REPRESENTATION

The accompanying unaudited consolidated financial statements have been prepared by CryoPort, Inc. (the “Company”) in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statement presentation. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the six months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending March 31, 2010. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

The Company has evaluated subsequent events through November 16, 2009, the filing date of this form 10-Q, and determined that no subsequent events have occurred that would require recognition in the condensed consolidated financial statements or disclosure in the notes thereto other than as disclosed in the accompanying notes.

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the safety, status and temperature, of high value, temperature sensitive materials.  The Company has developed a line of cost-effective reusable cryogenic transport containers capable of transporting biological, environmental and other temperature sensitive materials at temperatures below 0° Celsius.  These dry vapor shippers are the first significant alternative to using dry ice and achieve 10+ day holding times compared to 1–2 day holding times with dry ice.  The Company provides safe transportation and an environmentally friendly, long lasting shipper.  These value-added services include an internet-based web portal that enables the customer to initiate shipping service and allows the customer to track the progress and status of a shipment and in-transit temperature monitoring services of the shipper.  CryoPort also provides to its customer at their pick up location, the fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper.

The Company's principal focus has been the further development and commercial launch of CryoPort Express® Portal – an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies – and its CryoPort Express® Shipper, a line of dry vapor cryogenic shippers for the transport of biological and pharmaceutical materials.  A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide storage temperatures below minus 150° Celsius.  The dry vapor shipper is designed using innovative, proprietary, and patent pending technology such that there can be no pressure build up as the liquid nitrogen evaporates, nor any spillage of liquid nitrogen.  A proprietary foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container even when placed upside-down or on its side as is often the case when in the custody of a shipping company.  Biological specimens are stored in a specimen chamber, “well”, inside the container and refrigeration is provided by harmless cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system surrounding the well.  Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products, such as cancer vaccines, semen and embryos, infectious substances and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures (less than -150° C).

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Going Concern

The accompanying unaudited consolidated financial statements have been prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern.  The Company has not generated significant revenues from operations and has no assurance of any future revenues.  The Company generated revenues from operations of $35,124, incurred a net loss of $16,705,151 and used cash of $2,586,470 in its operating activities during the year ended March 31, 2009.  The Company generated revenues from operations of $22,181, had net loss of $7,536,045, and used cash of $1,145,497 in its operating activities during the six months ended September 30, 2009.  In addition, the Company had a working capital deficit of $22,902,096, and has cash and cash equivalents of $1,120,758 at September 30, 2009.  The Company’s working capital deficit at September 30, 2009 included $18,404,578 of derivative liabilities, the balance of which represented the fair value of warrants and embedded conversion features related to the Company’s convertible debentures which were reclassified from equity during the six months ended September 30, 2009 (see Note 9).  Currently management has projected that cash on hand, including cash borrowed under the convertible debentures issued in the first  second, and third quarter of fiscal 2010, will be sufficient to allow the Company to continue its operations only into the fourth quarter of fiscal 2010 until more significant funding can be secured.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Through November 10, 2009, the Company had raised proceeds of $1,381,500 under the Private Placement Debentures (see Note 8) and proceeds of $1,437,100 (see Note 11 and 13) from the exercise of warrants.  As a result of these recent financings, the Company had an aggregate cash and cash equivalents and restricted cash balance of approximately $1,260,453 as of November 10, 2009 which will be used to fund the working capital required for minimal operations including limited inventory build as well as limited sales efforts to advance the Company’s commercialization of the CryoPort Express® Shippers until additional capital is obtained. The Company’s management recognizes that the Company must obtain additional capital for the achievement of sustained profitable operations.  Management’s plans include obtaining additional capital through equity and debt funding sources; however, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate extension of its existing debt. In this regard on October 6, 2009 the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-162350) for a possible underwritten public offering of units, each unit to consist of one share of common and one warrant to purchase one share of common stock.  Management cannot assure you that this contemplated offering will be consummated, or if consummated, whether the proceeds from such offering will be sufficient to fund the Company’s planned operations. The accompanying unaudited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with GAAP.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of CryoPort, Inc. and its wholly owned subsidiary, CryoPort Systems, Inc. All intercompany accounts and transactions have been eliminated.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts and sales returns, recoverability of long-lived assets, realizability of inventories, accrued warranty costs, deferred tax assets and their accompanying valuations, product liability reserves, valuation of derivative liabilities and the valuations of common stock, warrants and stock options issued for products or services.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Concentrations of Credit Risk

Cash and cash equivalents

The Company maintains its cash accounts in financial institutions.  Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”).  Effective October 3, 2008, the Emergency Economic Stabilization Act of 2008 raised the FDIC deposit coverage limits to $250,000 per owner from $100,000 per owner.  At September 30, 2009 and March 31, 2009, the Company had $1,058,485 and $121,042, respectively, of cash balances, including restricted cash, which were in excess of the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

Restricted cash

The Company has invested cash in a one year restricted certificate of deposit bearing interest at 2.32% which serves as collateral for borrowings under a line of credit agreement (see Note 6).  At September 30, 2009 and March 31, 2009, the balance in the certificate of deposit was $102,115 and $101,053, respectively.

Customers

The Company grants credit to customers within the United States of America and to a limited number of international customers and does not require collateral. Sales to international customers are generally secured by advance payments except for a limited number of established foreign customers.  The Company generally requires advance or credit card payments for initial sales to new customers.  The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company.  Reserves for uncollectible amounts and estimated sales returns are provided based on past experience and a specific analysis of the accounts which management believes are sufficient.  Accounts receivable at September 30, 2009 and March 31, 2009 are net of reserves for doubtful accounts and sales returns of approximately of zero and $600, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company has foreign sales primarily in Europe, Canada, India and Australia.  Foreign sales were approximately $2,200 and $10,700 which constituted approximately 26% and 48%, of net sales for the three and six months ended September 30, 2009, respectively, and $300 and $6,500 which constituted approximately 5% and 33%, of net sales for the three and six months ended September 30, 2008, respectively.

The majority of the Company’s customers are in the biotechnology, pharmaceutical and life science industries. Consequently, there is a concentration of receivables within these industries, which is subject to normal credit risk.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, related-party notes payable, note payable to officer, a line of credit, convertible notes payable, accounts payable and accrued expenses. The carrying value for all such instruments, except the related party notes payable, approximates fair value at September 30, 2009 and March 31, 2009. The difference between the fair value and recorded values of the related party notes payable is not material.

Inventories

Inventories were stated at the lower of standard cost or current estimated market value.  Cost was determined using the standard cost method which approximates the first-in, first-out method.  The Company periodically reviewed its inventories and recorded a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements.  Once established, write-downs of inventories were considered permanent adjustments to the cost basis of the obsolete or excess inventories.  Raw materials, work in process and finished goods included material costs less reserves for obsolete or excess inventories.

The Company provides shipping containers to their customers and charges a fee in exchange for the use of the container.  The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time.  The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle.  At the culmination of the customer’s shipping cycle, the container is returned to the Company.  As a result, during the quarter ended September 30, 2009, the Company reclassified the containers from inventory to fixed assets upon commencement of the loaned-container program (see Note 3).

Fixed Assets

Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

Cryogenic shippers	3 Years
Furniture and fixtures	7 years
Machinery and equipment	5-7 years
Leasehold improvements	Lesser of lease term or estimated useful life

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

The Company provides shipping containers to their customers and charges a fee in exchange for the use of the container.  The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time.  The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle.  At the culmination of the customer’s shipping cycle, the container is returned to the Company.  As a result, during the quarter ended September 30, 2009, the Company reclassified the containers from inventory to fixed assets upon commencement of the loaned-container program (see Note 3).

Intangible Assets

Intangible assets are comprised of patents and trademarks and software development costs.  The Company capitalizes costs of obtaining patents and trademarks which are amortized, using the straight-line method over their estimated useful life of five years.  The Company capitalizes certain costs related to software developed for internal use.  Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years.  Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants using the Black-Scholes option pricing model.

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At September 30, 2009 and March 31, 2009, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products will continue, which could result in impairment of its long-lived assets in the future.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the Company’s planned public offering of units and issuance of the convertible notes payable.  Deferred financing costs are being amortized over the term of the financing instrument on a straight-line basis, which approximates the effective interest method. During the six month periods ended September 30, 2009, the Company capitalized deferred financing costs of $215,752, of which $124,518 related to the Company’s planned public offering and will be reclassified to paid-in capital and netted against the proceeds of the offering upon completion.  Amortization of deferred financing costs was $17,675 and $25,579 for the three and six months ended September 30, 2009, respectively, and $10,767 and $27,929 for the three and six months ended September 30, 2008, respectively.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The following represents the activity in the warranty accrual account during the six month period ended September 30, 2009 and the year ended March 31, 2009:

	September 30, 2009	March 31, 2009

Beginning warranty accrual	$18,743	$29,993
Increase in accrual (charged to cost of sales)	-	750
Charges to accrual (product replacements)	-	(12,000)
Reversal of remaining accrual due to expected future claims	(18,743)	-
Ending warranty accrual	$-	$18,743

Derivative Liabilities

Effective April 1, 2009, certain of the Company's issued and outstanding common stock purchase warrants and embedded conversion features previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment, and the fair value of these common stock purchase warrants and embedded conversion features, some of which have exercise price reset features and some that were issued with convertible debt, were reclassified from equity to liability status as if these warrants were treated as a derivative liability since their date of issue.  The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised, expire or the related rights have been waived. These common stock purchase warrants do not trade in an active securities market, and as such, the Company estimates the fair value of these warrants using the Black-Scholes option pricing model (see “Change in Accounting Principle” section below and Note 9).

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount pursuant. In those circumstances, the convertible debt will be recorded net of the discount related to the BCF.  The Company amortizes the discount to interest expense over the life of the debt using the effective interest rate method (see Note 8).

Revenue Recognition

Four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists; (ii) delivery has occurred or service has been rendered; (iii) the price is fixed or determinable; and (iv) collection is reasonably assured. The Company records a provision for sales returns and claims based upon historical experience. Actual returns and claims in any future period may differ from the Company’s estimates.  During its early years, the Company's limited revenue was derived from the sale of our reusable product line. The Company's current business plan focuses on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution.

The Company provides shipping containers to their customers and charges a fee in exchange for the use of the container.  The Company’ arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time.  The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle.  At the culmination of the customer’s shipping cycle, the container is returned to the Company.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue. Shipping and handling fees and costs are included in cost of sales.

Advertising Costs

The Company expenses the cost of advertising when incurred as a component of selling, general and administrative expenses. During the six month periods ended September 30, 2009 and 2008, the Company expensed approximately $9,000 and $51,000, respectively, in advertising costs.

Research and Development Expenses

The Company expenses internal research and development costs as incurred. Third party research and development costs are expensed when the contracted work has been performed.

Stock-Based Compensation

All share-based payments to employees and directors, including grants of employee stock options and warrants, are recognized in the consolidated financial statements based upon their fair values. The Company uses the Black-Scholes option pricing model to estimate the grant-date fair value of share-based awards.  Fair value is determined at the date of grant. The consolidated financial statement effect of forfeitures is estimated at the time of grant and revised, if necessary, if the actual effect differs from those estimates. The estimated average forfeiture rate for the six month periods ended September 30, 2009 and 2008 was zero as the Company has not had a significant history of forfeitures and does not expect forfeitures in the future.

Stock Option Plans

The Company maintains two stock option plans, the 2002 Plan and the 2009 Plan. The 2002 Plan provides for grants of incentive stock options and nonqualified options to employees, directors and consultants of the Company to purchase the Company’s shares at the fair value, as determined by management and the board of directors, of such shares on the grant date. The options generally vest over a five-year period beginning on the grant date and have a ten-year term. As of September 30, 2009, the Company is authorized to issue up to 5,000,000 shares under this plan and has 2,210,042 shares available for future issuances.

On October 9, 2009, the Company’s stockholders approved and adopted the 2009 Plan, which had previously been approved by the Company’s Board of Directors on August 31, 2009.  The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards (collectively, “Awards”) to employees, officers, non-employee directors, consultants and independent contractors of the Company. A total of 12,000,000 shares of the Company’s common stock is authorized for the granting of awards under the 2009 Plan. The number of shares available for awards, as well as the terms of outstanding awards, are subject to adjustment as provided in the 2009 Plan for stock splits, stock dividends, recapitalizations and other similar events.  Awards may be granted under the 2009 Plan until October 9, 2019 or until all shares available for awards under the 2009 Plan have been purchased or acquired.  As of September 30, 2009, no options had been granted under the 2009 Plan.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Summary of Assumptions and Activity

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company’s stock options. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The expected volatility is based on the historical volatility of the Company’s stock price. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

The following table presents the weighted average assumptions used to estimate the per share fair values of stock warrants granted to employees and directors during the six months ended September 30, 2009 and 2008:

	September 30,	September 30,
	2009	2008
Stock options and warrants:
Expected term	4.75 - 5 years	5 years
Expected volatility	195% – 197%	211%
Risk-free interest rate	2.43% – 2.58%	2.88%
Expected dividends	N/A	N/A

A summary of employee and director options and warrant activity for the six month period ended September 30, 2009 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Yrs.)	Aggregate Intrinsic Value
Outstanding at March 31, 2009	5,233,880	$0.69
Granted	310,000	$0.53
Exercised	(110,345)	$0.04
Forfeited	(8,655)	$0.04

Outstanding and expected to vest at September 30, 2009	5,424,880	$0.69	6.58	$209,644

Exercisable at September 30, 2009	4,774,800	$0.68	6.28	$208,644

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

There were 210,000 warrants and 100,000 stock options with a weighted average fair value of $0.53 per share granted to employees and directors during the six months ended September 30, 2009 and 88,600 warrants and no stock options with a weighted average fair value of $0.92 per share granted to employees and directors during the six months ended September 30, 2008.  In connection with the warrants and options granted and the vesting of prior warrants issued, during the six months ended September 30, 2009 and 2008, the Company recorded total charges of $190,462 and $337,356, respectively, which have been included in selling, general and administrative expenses in the accompanying unaudited consolidated statements of operations.  No employee or director warrants or stock options expired during the six months ended September 30, 2009 and 2008.  The Company issues new shares from its authorized shares upon exercise of warrants or options.

As of September 30, 2009, there was $251,257 of unrecognized compensation cost related to employee and director stock based compensation arrangements, which is expected to be recognized over the next two years.

The aggregate intrinsic value of stock options and warrants exercised during the six month periods ended September 30, 2009 and 2008 was $60,690 and $203,012, respectively.

Issuance of Stock for Non-Cash Consideration

All issuances of the Company's stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the dates issued. In certain instances, the Company has discounted the values assigned to the issued shares for illiquidity and/or restrictions on resale.

The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. The Company records the fair value of the fully vested non-forfeitable common stock issued for future consulting services as prepaid expenses in its consolidated balance sheets.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company is a subchapter "C" corporation and files a federal income tax return. The Company files separate state income tax returns for California and Nevada.

Basic and Diluted Loss Per Share

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period.  Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued.  For the six months ended September 30, 2009 and 2008, the Company was in a loss position and the basic and diluted loss per share are the same since the effect of stock options and warrants on loss per share was anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive stock options and warrants and the if-converted method of convertible debt would have resulted in weighted average common shares outstanding of 66,572,876 and 67,039,579 for the three and six month periods ended September 30, 2009 and 58,965,164 and 58,459,328 for the three and  six month periods ended September 30, 2008, respectively.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

Recent Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Codification (“ASC”) 855-10, Subsequent Events, or ASC 855-10, which establishes general standards for accounting and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The pronouncement requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, whether that date represents the date the financial statements were issued or were available to be issued. The Company adopted ASC 855-10 and evaluated subsequent events through the issuance date of the financial statements. ASC 855-10 did not have a material impact on its consolidated financial statements.

In June 2009, the FASB issued ASC 105-10, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, or ASC 105-10. ASC 105-10 became the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernment entities. It also modified the GAAP hierarchy to include only two levels of GAAP; authoritative and non-authoritative. The Company adopted ASC 105-10 for the reporting in its 2009 second quarter. The adoption did not have a significant impact on its consolidated balance sheets, consolidated statements of operations or consolidated statements of cash flows.

Change in Accounting Principle

Equity-linked instruments (or embedded features) that otherwise meet the definition of a derivative are not accounted for as derivatives if certain criteria are met, one of which is that the instrument (or embedded feature) must be indexed to the entity’s own stock. The warrant and convertible debt agreements contain adjustment (or ratchet) provisions and accordingly, we determined that these instruments are not indexed to the Company’s common stock.  As a result, the Company is required to account for these instruments as derivatives or liabilities. The Company applied these provisions to outstanding instruments as of April 1, 2009. The cumulative effect at April 1, 2009 to record, at fair value, a liability for the warrants and embedded conversion features, including the effects on the discounts on the convertible notes of $2,595,095, resulted in an aggregate reduction to equity of $13,875,623 consisting of a reduction to additional paid-in capital of $4,217,730 and an increase in the accumulated deficit of $9,657,893 to reflect the change in the accounting.  The warrants and embedded conversion features will be carried at fair value and adjusted quarterly through earnings.

The following table summarizes the effect of the change in accounting principle on the unaudited consolidated balance sheet as of April 1, 2009:

	As Previously Reported	As Adjusted	Cumulative Adjustment
Liabilities and Stockholders’ Deficit:
Total liabilities	$6,348,460	$20,224,083	$13,875,623
Stockholders’ deficit:
Common stock	41,863	41,863	—
Additional paid-in capital	25,816,588	21,598,858	(4,217,730)
Accumulated deficit	(30,634,355)	(40,292,248)	(9,657,893)
Total stockholders’ deficit	(4,775,904)	(18,651,527)	(13,875,623)
Total liabilities and stockholders’ deficit	$1,572,556	$1,572,556	$—

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

Fair Value Measurements

The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuations based on unadjusted quoted market prices in active markets for identical securities. Currently the Company does not have any items classified as Level 1.

Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. Currently the Company does not have any items classified as Level 2.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. The Company used the Black-Scholes option pricing model to determine the fair value of the instruments.

If the inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

The following table presents the Company’s warrants and embedded conversion features measured at fair value on a recurring basis as of September 30, 2009 and April 1, 2009 (the Company’s adoption date of derivative liability accounting) classified using the valuation hierarchy:

	Level 3	Level 3
	Carrying Value	Carrying Value
	September 30, 2009	April 1, 2009
	(unaudited)	(unaudited)
Embedded Conversion Option	$3,658,026	$3,900,134
Warrants	14,746,552	12,570,584
	$18,404,578	$16,470,718

Increase in fair value included in other expense	$1,401,550

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

Balance at March 31, 2009	$—

Cumulative effect of change in accounting principle	16,470,718
Derivative liability added - warrants	389,781
Derivative liability added – conversion option	788,631
Reclassification of conversion feature to equity upon conversions of notes	(646,102)
Change in fair value	1,401,550
Balance at September 30, 2009	$18,404,578

NOTE 3 - INVENTORIES

Inventories at September 30, 2009 and March 31, 2009 consist of the following:

	September 30,	March 31,
	2009	2009
	(unaudited)
Raw materials	$-	$350,021
Work in process	-	7,253
Finished goods	-	172,967
	$-	$530,241

During its early years, the Company's limited revenue was derived from the sale of our reusable product line. The Company's current business plan focuses on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution.

The Company provides shipping containers to their customers and charges a fee in exchange for the use of the container.  The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time.  The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle.  At the culmination of the customer’s shipping cycle, the container is returned to the Company.  As a result, during the quarter ended September 30, 2009, the Company reclassified the containers from inventory to fixed assets upon commencement of the loaned-container program.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 4 – FIXED ASSETS

Fixed assets consist of the following at September 30, 2009 and March 31, 2009:
	September 30, 2009	March 31, 2009
	(unaudited)
Cryogenic shippers	$449,229	$-
Furniture and fixtures	23,253	23,253
Machinery and equipment	649,718	640,748
Leasehold improvements	19,426	19,426
	1,141,626	683,427
Less accumulated depreciation and amortization	(527,871)	(494,126)

	$613,755	$189,301

During its early years, the Company's limited revenue was derived from the sale of our reusable product line.  The Company's current business plan focuses on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution.

The Company provides shipping containers to their customers and charges a fee in exchange for the use of the container.  The Company’ arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time.  The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle.  At the culmination of the customer’s shipping cycle, the container is returned to the Company.  As a result, during the quarter ended September 30, 2009, the Company reclassified the containers from inventory to fixed assets upon commencement of the loaned-container program.  Depreciation and amortization expenses for fixed assets were $16,397 and $33,745 for the three and six months ended September 30, 2009, respectively, and $15,923 and $30,554 for the three and six months ended September 30, 2008, respectively.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets are comprised of patents and trademarks and software developed for internal uses.  The gross book values and accumulated amortization as of September 30, 2009 and March 31, 2009 were as follows:

	September 30, 2009	March 31, 2009
	(unaudited)
Patents and trademarks	$71,747	$47,375
Software	282,112	282,112
	353,859	329,487
Less accumulated amortization	(94,243)	(65,123)

	$259,616	$264,364

Amortization expense for intangible assets was $14,966 and $29,120 for the three and six months ended September 30, 2009, respectively, and $0 for both the three and six months ended September 30, 2008, respectively.  All of the Company’s intangible assets are subject to amortization.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 6 – LINE OF CREDIT

On November 5, 2007, the Company secured financing for a $200,000 one-year revolving line of credit (the “Line”) secured by a $200,000 Certificate of Deposit with Bank of the West. On November 6, 2008, the Company secured a one-year renewal of the Line for a reduced amount of $100,000 which is secured by a $100,000 Certificate of Deposit with Bank of the West. All borrowings under the revolving line of credit bear variable interest based on the prime rate plus 1% per annum (totaling 4.25% as of September 30, 2009). The Company utilizes the funds advanced from the Line for capital equipment purchases to support the commercialization of the Company’s CryoPort Express® One-Way Shipper. As of both September 30, 2009 and March 31, 2009, the outstanding balance of the Line was $90,310, including accrued interest of $310. During the six months ended September 30, 2009 and 2008, the Company made principal payments against the Line of $0 and $22,500, respectively, and recorded interest expense of $1,840 and $2,118, respectively, related to the Line.  No funds were drawn against the Line during the six months ended September 30, 2009 and 2008.

NOTE 7 – NOTES PAYABLE

Related Party Notes Payable

As of September 30, 2009 and March 31, 2009, the Company had aggregate principal balances of $1,069,500 and $1,129,500, respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which began April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every six months to a maximum of $10,000 per month.  As of September 30, 2009, the aggregate principal payments totaled $10,000 per month.  Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

Related-party interest expense under these notes was $16,344 and $33,138 for the three and six months ended September 30, 2009, respectively, and $18,144 and $36,738 for the three and six months ended September 30, 2008, respectively. Accrued interest, which is included in related party notes payable in the accompanying unaudited consolidated balance sheets, related to these notes amounted to $587,398 and $554,260 as of September 30, 2009 and March 31, 2009, respectively. As of September 30, 2009, the Company had not made the required payments under the related-party notes which were due on July 1, August 1, and September 1, 2009. However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default. On October 31, 2009, the Company paid the July 1 note payments due on these related party notes. Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

Note Payable to Former Officer

In August 2006, Peter Berry, the Company’s former Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, the Company began to make monthly payments of $3,000 to Mr. Berry in January 2007. In January 2008, these monthly payments increased to $6,000 and will remain at that amount until the loan is fully paid in December 2010. Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008.  As of September 30, 2009 and March 31, 2009, the total amount of deferred salaries and accrued interest under this arrangement was $132,476 and $157,688, respectively, of which, $36,476 and $67,688, respectively, is recorded as a long-term liability in the accompanying unaudited consolidated balance sheets.  Interest expense related to this note was $2,412 and $4,788 for the three and six months ended September 30, 2009, respectively, and $2,714 and $5,657 for the three and six months ended September 30, 2008, respectively. Accrued interest related to this note payable amounted to $18,526 and $13,738 at September 30, 2009 and March 31, 2009, respectively, and is included in the note payable to officer in the accompanying unaudited consolidated balance sheets. In January 2009, Mr. Berry agreed to defer the monthly payments of the note due from January 31, 2009 through June 30, 2009. Effective August 26, 2009, pursuant to a letter agreement (i) the Company agreed to pay Mr. Berry the sum of $30,000 plus accrued interest representing past due payments from January to May 2009 previously waived by Mr. Berry, (ii) Mr. Berry agreed to waive payments due to him through December 2009, and (iii) the Company agreed to pay to Mr. Berry the sum of $42,000 plus accrued interest on January 1, 2010, representing payments due to him from June 2009 thru December 2009. As of September 30, 2009 and March 31, 2009 these unpaid payments totaled $24,000 and $18,000, respectively, and are included in the current liability portion of the note payable in the accompanying unaudited consolidated balance sheets.  In February 2009, Mr. Berry resigned his position as Chief Executive Officer and on July 16, 2009.  Mr. Berry resigned his position from the Board on July 30, 2009.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

The Company’s convertible debenture balances are shown below:

	September 30, 2009	March 31, 2009
	(unaudited)
October 2007 Debentures	$5,018,647	$5,356,073
May 2008 Debentures	1,332,778	1,325,556
Private Placement Debentures	1,381,500	60,000
Accrued interest on Private Placement Debentures	34,107	44,544
	7,767,032	6,786,173
Debt discount	(3,244,315)	(2,903,374)
Total convertible debentures, net	$4,522,717	$3,882,799

Convertible notes payable and accrued interest, net	$639,647	$46,414
Current portion of convertible notes payable, net	3,883,070	3,836,385
Convertible notes payable, net	$4,522,717	$3,882,799

During the three and six months ended September 30, 2009, the Company recognized an aggregate of $1,468,879 and $3,737,569 in interest expense, respectively, due to amortization of debt discount related to the warrants and embedded conversion features associated with the Company’s outstanding convertible notes payable.  During the three and six months ended September 30, 2008, the Company recognized an aggregate of $540,311 and $958,586 in interest expense, respectively, due to amortization of debt discount related to the warrants and embedded conversion features associated with the Company’s outstanding convertible notes payable.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

October 2007 and May 2008 Debentures

In May 2009, approximately $713,000 of the October 2007 Debentures was converted by a note holder.  Using the conversion rate of $0.51 per share per the terms of the Debenture, 1,398,039 shares of common stock were issued to the investor. In addition, the fair value of $593,303 related to the conversion feature was reclassed from the liability for derivative instruments to additional paid-in capital (see Note 9) and accelerated the recognition of $508,886 of unamortized debt discount as interest expense.

During the six months ended September 30, 2009, the Company converted interest payments due on the October 2007 and May 2008 convertible debentures (the "Debentures")  totaling $126,710 into 428,134 shares of common stock using the conversion rate of $0.40.

On July 30, 2009, the Company entered into a Consent, Waiver and Agreement with the holders of the Debentures (the “July Agreement”).  Pursuant to the terms of the July Agreement, the Holders (i) consented to the Company’s issuance of convertible notes and warrants in connection with a bridge financing of up to $1,500,000 which commenced in March 2009 (the “Bridge Financing”), and (ii) waived, as it relates to the Bridge Financing, a covenant contained in the Debentures not to incur any further indebtedness, except as otherwise permitted by the Debentures.  This Bridge Financing is more particularly described below under the caption “Private Placement Debentures.”  In addition, in connection with the July Agreement, the Company and Holders confirmed that (i) the exercise price of the warrants issued to the Holders in connection with their purchase of the Debentures had been reduced, pursuant to the terms of the warrants, to $0.51 as a result of the Bridge Financing, and (ii) as a result of the foregoing decrease in the exercise price, pursuant to the terms of the warrants (the “Warrants”), the number of shares underlying the Warrants held by Holders of the Debentures had been proportionally increased by 4,043,507 pursuant to the terms of the warrant agreements.  As a result of the foregoing adjustments, the Company recognized a loss in other expense due to the change in fair value of derivative liabilities of $1,608,540 and a corresponding increase to the liability for derivative instruments.

On September 17, 2009, the Company entered into an Amendment to Debentures and Warrants, Agreement and Waiver (the “Amendment”) with the Holders the Company’s outstanding Debentures and associated Warrants to purchase common stock, as such Debentures and Warrants have been amended.   The effective date of the Amendment was September 1, 2009.  The purpose of the Amendment was to restructure the Company’s obligations under the outstanding Debentures in order to reduce the amount of the required monthly principal payment and temporarily defer the commencement of monthly principal payments (which was scheduled to commence September 1, 2009) and ceased the continuing interest payments for a period time.

The following is a summary of the material terms of the Amendment:

1.           The Company must obtain stockholder approval of an amendment to its Amended and Restated Articles of Incorporation to increase the number of authorized shares of its common stock to 250,000,000, and file such amendment with the Nevada Secretary of State, by December 31, 2009.

2.           As of September 1, 2009, the principal amount of the Debentures was increased by $482,796, which was added to the outstanding principal balances and $403,214 was recorded as a debt discount and will be amortized over the remaining life of the Debentures of nine months.  The increase reflected all accrued and unpaid interest as of such date, plus all interest that would have accrued on the principal amount (as increased as of September 1, 2009, to reflect the then accrued but unpaid interest) from September 1, 2009, to July 1, 2010 (the maturity date of the Debentures).  The Company shall have no obligation under the Debentures to make further payments of interest, and interest shall cease to accrue, during the period September 1, 2009 to July 1, 2010.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

3.           The conversion price of the Debentures was decreased from $0.51 per share to $0.45 per share, which resulted in an increase in the number shares of common stock which the Debentures may be converted into, an increase in the liability for derivative instruments of $802,200 and a corresponding loss was recorded in other expense due to the change in fair value of derivatives.

4.           The commencement of the Company’s obligation to make monthly payments of principal was deferred from September 1, 2009, to January 1, 2010, at which time the Company will make monthly pro rata payments to the Holders in the aggregate amount of $200,000 with a balloon payment due on the maturity date of July 1, 2010.  Prior to the Amendment, the Company was obligated to repay the entire outstanding principal amount of the debentures in twelve equal monthly payments commencing on August 1, 2009.

5.           The Holders’ existing right to maintain a fully diluted ownership equal to 31.5% has been increased by the Amendment to a fully diluted ownership of 34.5%.

6.           The exercise price of the outstanding Warrants was decreased from $0.51 per share to $0.45 per share, which also resulted in a corresponding pro rata increase in the number of shares that may be purchased upon exercise of the Warrants to an aggregate of 30,550,955 shares.  The reduction in exercise price of the Warrants to $0.45 per share and the 3,594,230 share increase in the number of Warrants resulted in an increase in the liability for derivative instruments of $1,679,990 and a corresponding loss was recorded in other expense due to the change in fair value of derivative liabilities.

7.           The following additional covenants were added to the Debentures (replacing similar covenants which had terminated as of June 30, 2009) and shall remain in full force so long as any of the Debentures remain outstanding (the “Covenant Period”):

a.           The Company shall maintain a total cash balance of no less than $100,000 at all times during the Covenant Period;

b.           The Company shall have an average monthly operating cash burn of no more than $500,000 during the Covenant Period. Operating cash burn is defined by taking net income (or loss) and adding back all non-cash items, and excludes changes in assets, liabilities and financing activities;

c.           The Company shall have a minimum current ratio of 0.5 to 1 at all times during the Covenant Period. This calculation is to be made by excluding the current portion of the convertible notes payable and accrued interest, and liability from derivative instruments from current liability for the current ratio;

d.           Accounts payable shall not exceed $750,000 at any time during the Covenant Period;

e.           Accrued salaries shall not exceed $350,000 at any time during the Covenant Period; and

f.           The Company shall not make any revisions to the terms of the existing contractual agreements for the Notes Payable to Former Officer, Related Party Notes Payable and the Line of Credit (as each is referred to in the Company’s Form 10-Q for the period ended June 30, 2009); other than the previous amendment to the payment terms of a note payable to the Company’s former CEO.

8.           The Company may not deliver a redemption notice with respect to the outstanding Debentures until such time as the closing price of the Company’s common stock shall have exceeded $0.70 (as adjusted for stock splits or similar transactions) for ten consecutive trading days prior to the delivery of the redemption notice.

On September 22, 2009, the holders of the May 2008 Debentures converted $100,000 principal into 222,222 shares of the Company’s common stock at a conversion price of $0.45.  As a result of the conversion, the Company reclassified $52,799 of the derivative liability related to the embedded conversion feature to additional paid in capital and accelerated the recognition of $41,277 of unamortized debt discount as interest expense.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 8 – CONVERTIBLE NOTES PAYABLE, continued

During the three and six months ended September 30, 2009, the Company recognized an aggregate of $1,233,360 and $3,387,756 in interest expense, respectively, due to amortization of debt discount related to the warrants and embedded conversion features associated with the Company’s outstanding Debentures.  During the three and six months ended September 30, 2008, the Company recognized an aggregate of $540,311 and $958,586 in interest expense, respectively, due to amortization of debt discount related to the warrants and embedded conversion features associated with the Company’s outstanding Debentures.

Private Placement Debentures

In March 2009, the Company entered into an Agency Agreement with a broker to raise capital in a private placement offering of one-year convertible debentures pursuant to Regulation D of the Securities Act and the Rules promulgated thereunder (the “Private Placement Debentures”).   As of September 30, 2009, the Company had received gross proceeds of $1,381,500 under this private placement offering of convertible debentures which includes $395,000 and $1,321,500 raised during the three and six months ended September 30, 2009, respectively (also see Note 13 - Subsequent Events).

The Company may elect to make principal redemptions on the maturity dates of the debentures in shares of common stock at a fixed conversion price of $0.51 per share. At any time, holders may convert the debentures into shares of common stock at the fixed conversion price of $0.51. The conversion price is subject to adjustment in the event the Company issues its next equity financing of at least $2,500,000 at a price below $0.51 per share.

Per the terms of the convertible debenture agreements, the notes have a term of one year from issuance and are redeemable by the Company with two days notice.  The notes bear interest at 8% per annum and are convertible into shares of the Company’s common stock at a conversion rate of $0.51 per share.  In connection with the Private Placement Debentures, the Company issued to investors an aggregate of 541,772 five-year warrants to purchase shares of the Company’s common stock at $0.51 per share (the “Private Placement Warrants”), which includes 154,902 warrants and 518,242 warrants issued to investors during the three and six months ended September 30, 2009, respectively. The Company has determined the aggregate fair value of the issued warrants as of the dates of each grant, based on the Black-Scholes pricing model, to be approximately $72,642 and $291,571 for the three and six months ended September 30, 2009. The exercise price of the warrants is subject to adjustment in the event the Company issues its next equity financing of at least $2,500,000 at a price below $0.51 per share.  At September 30, 2009, the aggregate fair value of the Private Placement Warrants was $252,971 and is accounted for as a derivative liability (see Note 9).

In connection with the issuance of the Private Placement Debentures, the Company recognized a debt discount and derivative liability at the dates of issuance in the aggregate amount of $1,125,773 related to the fair value of the warrants and embedded conversion features, which included $256,992 and $1,080,201 of debt discount recorded for the three and six month periods ended September 30, 2009, respectively. The debt discount will be amortized to interest expense over the life of the debentures and the derivative liability will be revalued each reporting period with changes in fair value recognized in earnings.

During the three and six months ending September 30, 2009, the Company recognized an aggregate of $235,519 and $349,813 in interest expense, respectively, due to amortization of debt discount related to the warrants and embedded conversion features associated with the Company’s outstanding Private Placement Debentures.  There were no corresponding amounts recognized during the three and six months ended September 30, 2008 related to the Private Placement Debentures.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 9 — DERIVATIVE LIABILITIES

In accordance with current accounting guidance (see Note 2), outstanding warrants to purchase shares of common stock and embedded conversion features in convertible notes payable previously treated as equity were no longer afforded equity treatment because these instruments have reset or ratchet provisions in the event the Company raises additional capital at a lower price, among other adjustments.   As such, effective April 1, 2009 the Company reclassified the fair value of these common stock purchase warrants and embedded conversion features, from equity to liability status as if these warrants and conversion features were treated as derivative liabilities since their dates of issuance or modification.  The cumulative effect at April 1, 2009 to record, at fair value, a liability for the warrants and embedded conversion features, and related adjustments to discounts on convertible notes of $2,595,095, resulted in an aggregate reduction to equity of $13,875,623 consisting of a reduction to additional paid-in capital of $4,217,730 and an increase in the accumulated deficit of $9,657,893 to reflect the change in the accounting.

Any change in fair value subsequent to April 1, 2009 is recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income.

In July 2009, as a result of the July Agreement, the exercise price of the Warrants was decreased from $0.60 per share to $0.51 per share, which resulted in an increase in the liability for derivative instruments of $1,608,540 and a corresponding loss was recorded in other expense due to the change in fair value of derivative liabilities (see Note 8).

In September 2009, as a result of the September Amendment, the conversion price of the Debentures and the exercise price of the Warrants was decreased from $0.51 per share to $0.45 per share, pursuant to the terms of the Debentures, which resulted in an aggregate increase in the liability for derivative instruments of $1,679,990 and a corresponding loss was recorded in other expense due to the change in fair value of derivative liabilities.  In addition, the conversion price of the Debentures was decreased from $0.51 per share to $0.45 per share, which resulted in an increase in the number shares of common stock which the Debentures may be converted into, an increase in the liability for derivative instruments of $802,200 and a corresponding loss was recorded in other expense due to the change in fair value of derivatives (see Note 8).

During the six months ended September 30, 2009, the Company issued a total of 200,000 warrants to various consultants in lieu of fees paid for services performed by consultants to purchase shares of the Company’s common stock at an average exercise price of $0.51 per share.  The exercise prices of these warrants are equal to the stock price of the Company’s shares as of the dates of each grant.  The Company determined the aggregate fair value of the issued warrants, based on the Black-Scholes pricing model, to be approximately $87,448 as of the dates of each grant.  Since the exercise price of the warrants is subject to adjustment in the event the Company issues the next equity financing, the warrants are accounted for as a derivative liability.

During the six months ended September 30, 2009, in connection with the termination of a consulting agreement, the Company modified the terms of 546,761 warrants issued in October 2007 and May 2008. The exercise price of the warrants was reduced from $0.84 per share to $0.60 per share and the expiration date was extended to 5 years from the date of modification. As a result of the modification, the Company recognized  expense of $10,763 in other expense based on the change in the Black-Scholes fair value before and after modification.

During the three and six months ended September 30, 2009, the Company recognized aggregate losses of $4,535,848 and $1,401,550, respectively, due to the change in fair value of its derivative instruments.  See Note 2 – Organization and Summary of Significant Accounting Policies – Fair Value Measures, for the components of changes in derivative liabilities.  During the three and six months ended September 30, 2008, there were no derivative liabilities and therefore no recognized changes in fair value.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

The common stock purchase warrants do not trade in an active securities market, and as such, the Company estimates the fair value of these warrants using the Black-Scholes option pricing model using the following assumptions:

	September 30,	April 1,
	2009	2009
Annual dividend yield	—	—
Expected life (years)	4.26 – 4.88	3.50 – 5.00
Risk-free interest rate	2.31% -2.66%	1.65%
Expected volatility	182% - 184%	204%

Historical volatility was computed using daily pricing observations for recent periods that correspond to the remaining term of the warrants, which had an original term of five years from the date of issuance. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on U.S. Treasury securities with a maturity corresponding to the remaining term of the warrants.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Operating Leases

On July 2, 2007, the Company entered into a lease agreement with Viking Investors - Barents Sea, LLC (Lessor) for a building with approximately 11,881 square feet of manufacturing and office space located at 20382 Barents Sea Circle, Lake Forest, CA, 92630. The lease agreement is for a period of two years with renewal options for three, one-year periods, beginning September 1, 2007. The lease requires base lease payments of approximately $13,000 per month plus operating expenses. In connection with the lease agreement, the Company issued 10,000 warrants to the lessor at an exercise price of $1.55 per share for a period of two years, valued at $15,486 as calculated using the Black Scholes option pricing model. The assumptions used under the Black-Scholes pricing model included: a risk free rate of 4.75%; volatility of 293%; an expected exercise term of 5 years; and no annual dividend rate. The Company has capitalized and is amortizing the value of the warrants over the life of the lease and the remaining unamortized value of the warrants has been recorded in other long-term assets.  The Company capitalized and amortized the value of the warrants over the life of the lease and recorded the unamortized value of the warrants in other long-term assets.  For the three and six months ended September 30, 2009, the Company amortized $1,776 and $2,970, respectively.  As of September 30, 2009, the fair value of the warrants has been fully amortized.  On August 24, 2009, the Company entered into the second amendment to the lease for its manufacturing and office space. The amendment extended the lease for twelve months from the end of the existing lease term with a right to cancel the lease with a minimum of 120 day written notice at anytime as of November 30, 2009.  In the event the Company does exercise its option to cancel the lease, the Company shall reimburse the Lessor for the unearned leasing commissions. Total rental expense was approximately $42,000 and $85,000 for the three and six months ended September 30, 2009, respectively, and approximately $44,000 and $90,000 for the three and six months ended September 30, 2008, respectively.

Litigation

The Company may become a party to product litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company’s financial condition or results of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada. In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facility. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying unaudited consolidated balance sheets.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 11 - EQUITY

Common Stock and Warrants

In October 2007, the Company engaged the firm of Carpe DM, Inc. to perform the services as the Company’s investor relations and public relations representative for a monthly fee of $7,500 per month.  Pursuant to the terms of this 36 month consulting agreement, the Company issued 150,000 shares of common stock at a price of $0.80 per share and a total value of $120,000, the resale of which is registered on a Form S-8 registration statement and 250,000 fully vested and non-forfeitable warrants at an exercise price of $1.50 per share for a period of two and one-half years, valued at $229,834 as calculated using the Black-Scholes option pricing model.  On November 13, 2007, the Company filed the Form S-8 as required by this agreement with the Securities and Exchange Commission. The Company recorded the combined value of $349,834 of the shares and warrants issued as prepaid expense which is being amortized over the life of the services agreement.  As of September 30, 2009 and March 31, 2009, the unamortized balance of the value of the shares and warrants issued to Carpe DM, Inc. was $116,626 and $174,928, respectively.  Amortization expense related to the value of the shares and warrants was $29,151 and $58,302 for the three and six months ended September 30, 2009, respectively, and is included in selling, general and administrative expenses.

In May 2009, $713,000 of the October 2007 Debentures was converted by the note holder.  Using the conversion rate of $0.51 per share per the terms of the Debenture, 1,398,039 shares of registered common stock were issued to the investor.

In July 2009, the Company engaged an agent to solicit the holders of certain warrants to exercise their rights to purchase shares of the Company’s common stock.  Pursuant to the terms of the engagement, the Company agreed to pay the agent compensation of 5% of the gross proceeds  totaling $51,174, which is included equity and netted again the gross proceeds in the accompanying unaudited consolidated balance sheet at September 30, 2009.  In addition, the Company will issue to the agent a warrant to purchase a number of shares of the Company’s common stock equal to 5% of the number of shares issued in the exercise of the warrants, or a total of 166,600 warrants as of September 30, 2009.  The warrant has an exercise price of $0.51.  As of September 30, 2009, the estimated fair value of warrants owed to the agent was approximately $82,000 and has been recorded as an accrued liability with the offset to additional paid in capital on the accompanying unaudited consolidated balance sheet, and will permit the agent or its designees to purchase shares of common stock on or prior to October 1, 2014.  During the three months ended September 30, 2009, the Company issued 3,332,000 shares of its common stock for gross cash proceeds of $999,600 from the exercise of warrants which resulted from the solicitation.

During July 2009, the Company entered into the July Agreement with the holders of the Company’s Debentures (see Note 8). Pursuant to the terms of the July Agreement, the Holders (i) consented to the Company’s issuance of convertible notes and warrants in connection with the Bridge Financing of up to $1,500,000 which commenced in March 2009, and (ii) waived, as it relates to the Bridge Financing, a covenant contained in the Debentures not to incur any further indebtedness, except as otherwise permitted by the Debentures. This Bridge Financing is more particularly described in Note 8 above under the caption “Private Placement Debentures.” In addition, in connection with the July Agreement, the Company and Holders confirmed that (i) the exercise price of the warrants issued to the Holders in connection with their purchase of the Debentures had been reduced, pursuant to the terms of the warrants, to $0.51 as a result of the Bridge Financing, and (ii) as a result of the foregoing decrease in the exercise price, pursuant to the terms of the warrants, the number of shares underlying the warrants held by Holders of the Debentures had been proportionally increased by 4,043,507 pursuant to the terms of the warrant agreements (see Note 8).

In August 2009, the Company issued 6,000 warrants in lieu of payment to Gary C. Cannon, who then served as Corporate Legal Counsel for the Company and as a member of the Advisory Board, to purchase shares of the Company’s common stock at an exercise price of $0.51 per share with a five year term. The exercise prices of these warrants are greater than or equal to the stock price of the Company’s shares as of the date of grant. The fair market value of the warrants based on the Black-Scholes pricing model of $2,799 was recorded as consulting and compensation expense and included in selling, general and administrative expenses in the quarter ending September 30, 2009. In July 2009, Mr. Cannon was given a 30 day notice of his termination as general legal counsel and advisor to the Company.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

On August 21, 2009, the Compensation and Governance Committee granted Adam Michelin an option to purchase 50,000 shares of common stock at an exercise price of $0.48 per share (the closing price of the Company’s stock on the date of grant) in consideration for his services as an independent director and Chairman of the Audit Committee. The option vests in four equal quarterly increments.

On August 21, 2009 the Compensation and Governance Committee granted Carlton Johnson an option to purchase 50,000 shares of common stock at an exercise price of $0.48 per share (the closing price of the Company’s stock on the date of grant) in consideration for his service as an independent director and Chairman of the Compensation and Governance Committee. The option vests in four equal quarterly increments.

Effective September 1, 2009, in connection with the Amendment (as defined) with the holders of the October 2007 and May 2008 Convertible Debentures, the exercise price of certain outstanding warrants held by such holders was reduced to $0.45 per share which resulted in a proportionate increase the number of shares that may be purchased upon the exercise of such warrants of 3,594,230 shares (see Note 8).

In September 2009, $100,000 of the May 2008 Debentures was converted by the note holder.  Using the conversion rate of $0.45 per share per the terms of the Debenture, 222,222 share of registered common stock were issued to the investor.

During the six months ended September 30, 2009 the Company issued convertible debentures with an aggregate principal amount of $1,321,500.  The Company paid $79,290 in commissions to the broker. In addition, the Company issued to the purchasers of the convertible debentures warrants to purchase an aggregate of 518,242 shares of common stock at an initial exercise price of $0.51.

During the six months ended September 30, 2009, the Company converted interest payments due on the Debentures totaling $171,254 into 428,134 shares of common stock using the conversion rate of $0.40 per share.

During the six months ended September 30, 2009, the Company issued 110,345 shares of common stock upon the cashless exercises of a total of 119,000 warrants at an average exercise price of $0.04 per share.

During the six months ended September 30, 2009, the Company issued 232,954 shares of common stock the resale of which is registered pursuant to Form S-8 in lieu of fees paid for services performed by consultants.  On April 13, 2009 and June 11, 2009, the Company filed the related Forms S-8 with the SEC. These shares were issued at a value of $0.51 per share for a total cost of $118,807 which has been included in selling, general and administrative expenses for the six months ended September 30, 2009.

During the six months ended September 30, 2009, the Company issued 210,000 warrants and 100,000 options with a fair value of $107,507 to employees and directors and 200,000 warrants with a fair value of $87,448 in lieu of fees paid for services performed to various consultants for purchase of the Company’s common stock (see Notes 2 and 9, respectively).

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 12 - RELATED PARTY TRANSACTIONS

In August 2006, Peter Berry the Company’s former Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, the Company began to make monthly payments of $3,000 to Mr. Berry in January 2007. In January 2008, these monthly payments increased to $6,000 and will remain at that amount until the loan is fully paid in December 2010. Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008.  As of September 30, 2009 and March 31, 2009, the total amount of deferred salaries and accrued interest under this arrangement was $132,476 and $157,688, respectively, of which $36,476 and $67,688, respectively was recorded as a long-term liability in the accompanying unaudited consolidated balance sheets.  Interest expense related to this note was $2,412 and $4,788 for the three and six months ended September 30, 2009, respectively, and $2,714 and $5,657 for the three and six months ended September 30, 2008, respectively. Accrued interest related to this note payable amounted to $18,526 and $13,738 at September 30, 2009 and March 31, 2009, respectively, and is included in the note payable to officer in the accompanying unaudited consolidated balance sheets. In January 2009, Mr. Berry agreed to defer the monthly payments of the note due from January 31, 2009 through June 30, 2009. Effective August 26, 2009, pursuant to a letter agreement (i) we agreed to pay Mr. Berry the sum of $30,000 plus accrued interest representing past due payments from January to May 2009 previously waived by Mr. Berry, (ii) Mr. Berry agreed to waive payments due to him through December 2009, and (iii) we agreed to pay to Mr. Berry the sum of $42,000 plus accrued interest on January 1, 2010, representing payments due to him from June 2009 thru December 2009. As of September 30, 2009 and March 31, 2009 these unpaid payments totaled $24,000 and $18,000, respectively and are included in the current liability portion of the note payable in the accompanying unaudited consolidated balance sheets (see Note 7).  Mr. Berry resigned his position as Chief Executive Officer in February 2009.  Mr. Berry resigned his position from the Board on July 30, 2009.

In May 2009, the Company issued 110,345 shares of common stock to Peter Berry, resulting from the cashless exercise of 119,000 warrants at an exercise price of $0.04 per share (see Note 11).

Since June 2005, the Company had retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee.  From June 2005 to May 2009, Mr. Cannon also served as the Company’s Secretary and a member of the Company’s Board of Directors.  Mr. Cannon continued to serve as Corporate Legal Counsel for the Company and served as a member of the Advisory Board.  In December 2007, Mr. Cannon’s monthly retainer for legal services was increased from $6,500 per month to $9,000 per month.  The total amount paid to Mr. Cannon for retainer fees and out-of-pocket expenses for the six months ended September 30, 2009 and 2008 was $34,000 and $54,000, respectively.  From October 2008 through March 31, 2009 Mr. Cannon agreed to defer a portion of his monthly payments.  As of September 30, 2009 and March 31, 2009 a total of $26,000 and $15,000, respectively, had been deferred and was included in accounts payable in the accompanying unaudited consolidated balance sheets Board fees expensed for Mr. Cannon were $0 and $5,388 for the three and six months ended September 30, 2009, respectively, and $6,675 and $12,450 for the three and six months ended September 30, 2008, respectively. At September 30, 2009 and March 31, 2009, $19,788 and $15,000, respectively, of deferred board fees was included in accrued expenses.  During the six months ended September 30, 2009, Mr. Cannon was granted a total of 25,575 warrants with an average exercise price of $0.59 per share.  For the six months ended September 30, 2008, Mr. Cannon was granted a total of 18,000 warrants with an average exercise price of $.95 per share. All warrants granted to Mr. Cannon were issued with an exercise price of greater than or equal to the stock price of the Company’s shares on the grant date. On May 4, 2009, Gary Cannon resigned from the Company’s Board of Directors and in July 2009 Mr. Cannon was given 30 days notice that he was terminated as the general legal counsel and advisor to the Company (see Note 13 for subsequent events).

As of September 30, 2009 and March 31, 2009, the Company had aggregate principal balances of $1,069,500 and $1,129,500, respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005.  These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which commenced April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every six months to the current maximum aggregate payment of $10,000 per month. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.  Related-party interest expense under these notes was $16,344 and $33,138 for the three and six months ended September 30, 2009, respectively, and $18,144 and $36,738 for the three and six months ended September 30, 2008, respectively.  Accrued interest, which is included in related party notes payable in the accompanying unaudited consolidated balance sheets, related to these notes amounted to $587,398 and $554,260 as of September 30, 2009 and March 31, 2009, respectively.  The Company had not made the required payments under the related party notes which were due on April 1, 2009, May 1, 2009 and June 1, 2009.  However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default.  On July 29, 2009, August 25, 2009, and September 30, 2009, the Company paid the April 1, 2009, May 1, 2009 and June 1,2009 payments respectively, due on these related party notes.  Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Six Months Ended September 30, 2009 and 2008

NOTE 12 - RELATED PARTY TRANSACTIONS, continued

On July 20, 2009, Dee Kelly informed the Company’s Board of her intent to terminate the consulting agreement between Dee Kelly Financial Services and the Company and resign as the Company’s Chief Financial Officer and Vice President of Finance effective August 20, 2009, the expiration date of the thirty (30) day notice period provided for in the consulting agreement.  The Company also entered into a Settlement and Mutual General Release of Claims (the “Release Agreement”) with Ms. Kelly on July 24, 2009, that governs the terms of her departure and that provides, in exchange for a general release by Ms. Kelly, for the following: (i) the Company will pay to Ms. Kelly on July 31, 2009, the sum of $14,000 representing the amount of deferred compensation owed to Ms. Kelly as of July 24, 2009, which the Company and Ms. Kelly had previously agreed to defer; and (ii)  a general release of claims by the Company in favor of Ms. Kelly.  The Release Agreement also contains other customary provisions.

In August 2009, the Company issued 6,000 warrants in lieu of payment to Gary C. Cannon, who then served as Corporate Legal Counsel for the Company and as a member of the Advisory Board, to purchase shares of the Company’s common stock at an exercise price of $0.51 per share and 5 year term. The exercise prices of these warrants are greater than or equal to the stock price of the Company’s shares as of the date of grant. The fair market value of the warrants of $2,799 based on the Black-Scholes pricing model was recorded as consulting and compensation expense and included in selling, general and administrative expenses in the quarter ending September 30, 2009.

NOTE 13 - SUBSEQUENT EVENTS

During the period October 1, 2009 through November 10, 2009, 1,458,333 warrants were exercised at an average price of $0.30 per share for aggregate proceeds of $437,500.

On October 15, 2009, the Company issued 22,616 shares of common stock upon the cashless exercises of a total of 51,400 warrants at an average exercise price of $0.28 per share.

On October 30, 2009, $90,000 of the October 2007 Debentures was converted by the note holder.  Using the conversion rate of $0.45 per share per the terms of the Debenture, 200,000 shares of registered common stock were issued to the investor.

On November 4, 2009, the Company issued 58,808 shares of common stock the resale of which is registered pursuant to Form S-8 in lieu of fees paid for services performed by the Board of Directors.  On June 11, 2009 and April 13, 2009, the Company filed the related Forms S-8 with the SEC. These shares were issued at a value of $0.43 per share.

On November 7, 2009, the Company issued 24,566 shares of common stock upon the cashless exercises of a total of 65,000 warrants at an average exercise price of $0.28 per share.

On October 6, 2009 the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (File No. 333-162350) for a possible underwritten public offering of units, each unit to consist of one share of common and warrant to purchase one share of common stock.  Management cannot assure you that this contemplated offering will be consummated, or if consummated, whether the proceeds from such offering will be sufficient to fund the Company’s planned operations.

3,125,000 Units

CRYOPORT, INC.

PROSPECTUS

Rodman & Renshaw, LLC

The date of this prospectus is ______________, 2010.

Until ______________, 2010 (25 days after the commencement of this offering), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus.  This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by registrant in connection with this offering described in this registration statement. All of the amounts shown are estimates except the SEC registration fee:

SEC Registration Fee	$2,582.85
Accounting Fees and Expenses	$35,000	*
NASDAQ Capital Market Listing Fee	$7,500	*
Printing and Engraving Expenses	$20,000	*
Legal Fees and Expenses	$125,000	*
Miscellaneous	$9,917.15	*
Total	$200,000

* Estimated

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of transactions by CryoPort during the past three years involving the issuance and sale of CryoPort’s securities that were not registered under the Securities Act.  Unless otherwise indicated, the issuance of the securities in the transactions below were deemed to be exempt from registration under the Securities Act by virtue of the exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering, or by virtue of the exemption under Rule 506 of the Securities Act and Regulation D promulgated thereunder. The following assumes the consummation of a reverse stock split, at a ratio of 12-to-1.

On October 9, 2009, the Compensation and Governance Committee granted Larry Stambaugh an option to purchase 55,833 shares of common stock at an exercise price of $5.40 per share (the closing price of CryoPort’s stock on the date of grant). The right to exercise the stock options will vest as to 33⅓% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

On October 9, 2009, the Compensation and Governance Committee granted Catherine Doll an option to purchase 1,667 shares of common stock at an exercise price of $5.40 per share (the closing price of CryoPort’s stock on the date of grant). The right to exercise the stock options will vest as to 33⅓% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

On October 15, 2009, CryoPort issued 1,885 shares of common stock upon the cashless exercises of a total of 4,283 warrants at an average exercise price of $3.36 per share.

On October 30, 2009, $90,000 of the May 2008 Debentures was converted by the note holder.  Using the conversion rate of $5.40 per share per the terms of the Debenture, 16,667 shares of registered common stock were issued to the investor.

On November 4, 2009, CryoPort issued 4,901 shares of common stock the resale of which is registered pursuant to Form S-8 in lieu of fees paid for services performed by the Board of Directors.  On June 11, 2009 and April 13, 2009, CryoPort filed the related Forms S-8 with the SEC. These shares of common stock were issued at a value of $5.16 per share.

On November 7, 2009, CryoPort issued 2,047 shares of common stock upon the cashless exercises of a total of 5,417 warrants at an average exercise price of $3.36 per share.

On November 17, 2009, CryoPort issued 3,595 shares of common stock the resale of which is registered pursuant to Form S-8 in lieu of fees paid for legal services performed by Gary Cannon.  On June 11, 2009 and April 13, 2009, CryoPort filed the related Forms S-8 with the SEC.  These shares of common stock were issued at a value of $6.12 per share.

On November 19, 2009, $180,000 of the May 2008 Debentures was converted by the note holder.  Using the conversion rate of $5.40 per share per the terms of the Debenture, 33,333 shares of registered common stock were issued to the investor.

On November 25, 2009, $100,000 of the October 2007 Debentures was converted by the note holder.  Using the conversion rate of $5.40 per share per the terms of the Debenture, 18,519 shares of registered common stock were issued to the investor.

During the six months ended September 30, 2009, CryoPort issued convertible debentures with an aggregate principal amount of $1,321,500.  CryoPort paid $79,290 in commissions to the broker.  In addition, CryoPort issued to the purchasers of the convertible debentures warrants to purchase an aggregate of 43,107 shares of common stock at an initial exercise price of $6.12.

On July 1, 2009, CryoPort paid accrued interest due on the Debentures in the amount of $37,620 by issuing to the debenture holders a total of 7,838 shares of common stock, based on the contractual exchange rate of $4.80 per share.

During the period July 1, 2009 through November 30, 2009, CryoPort issued a aggregate of 399,194 shares of common stock upon the exercise of outstanding warrants.  The average exercise price of the warrants was $3.60 per share and CryoPort received aggregate proceeds of $1,437,100.

On July 30, 2009, in connection with CryoPort’s execution of a Consent, Waiver and Agreement with the holders of the Debentures, the exercise price of certain outstanding warrants held by such holders was reduced to $6.12 per share which resulted in a proportionate increase the number of shares of common stock that may be purchased upon the exercise of such warrants of 336,959 shares of common stock.

In August 2009, CryoPort issued a fully vested warrant to purchase 500 shares of common stock to Gary C. Cannon, who then served as CryoPort’s Corporate Legal Counsel and as a member of the Advisory Board.  The exercise price of the warrant was $6.12 per share.

On August 21, 2009, the Compensation and Governance Committee granted Adam Michelin an option to purchase 4,167 shares of common stock at an exercise price of $5.76 per share (the closing price of CryoPort’s stock on the date of grant) in consideration for his services as an independent director and Chairman of the Audit Committee.  The option vests in four equal quarterly increments.

On August 21, 2009 the Compensation and Governance Committee granted Carlton Johnson an option to purchase 4,167 shares of common stock at an exercise price of $5.76 per share (the closing price of CryoPort’s stock on the date of grant) in consideration for his service as an independent director and Chairman of the Compensation and Governance Committee. The option vests in four equal quarterly increments.

On September 22, 2009, $100,000 of the October 2007 Debentures was converted by the note holder.  Using the conversion rate of $5.40 per share per the terms of the Debenture, 18,519 shares of registered common stock were issued to the investor.

Effective September 1, 2009, in connection with CryoPort’s execution of a Consent, Waiver and Agreement with the holders of the Debentures, the exercise price of certain outstanding warrants held by such holders was reduced to $5.40 per share which resulted in a proportionate increase the number of shares of common stock that may be purchased upon the exercise of such warrants of 299,519 shares of common stock.

During the three months ended June 30, 2009, CryoPort issued 9,195 shares of common stock resulting from the cashless exercises of warrants for 9,917 shares of common stock.

During the three months ended June 30, 2009, CryoPort issued warrants to purchase a total of 16,667 shares of common stock to various consultants in lieu of fees paid for services performed by consultants to purchase shares of CryoPort’s common stock.

During the three months ended June 30, 2009 CryoPort issued warrants to purchase 8,067 shares of common stock to members of the Board of Directors to purchase shares of CryoPort’s common stock.

During fiscal 2009, CryoPort issued 6,891 shares of common stock resulting from the cashless exercise of warrants at an average exercise price of $0.48 per share resulting in proceeds of $3,307.

During fiscal 2009, CryoPort issued 12,502 shares of common stock resulting from the cashless exercises of options for 13,083 shares of common stock at an average market price of approximately $0.48 per share resulting in options for 582 shares of common stock used for the cashless conversion.

During fiscal 2009, CryoPort issued 33,520 shares of common stock in lieu of fees paid to a consultant.  These shares of common stock were issued at an average value of $7.32 per share for a total cost of $249,102 which has been included in selling general and administrative expenses for the year ended March 31, 2009.

During fiscal 2009, CryoPort issued 33,333 shares of common stock for extinguishment of debt.  These shares of common stock were issued at a value of $4.92 per share (based on the stock price on the agreement date) for a total cost of $164,000 which has been included in the loss on extinguishment of debt.

During fiscal 2009, CryoPort issued to an accredited investor Original Issue Discount 8% Senior Secured Convertible Debentures having a principal face amount of $1,250,000 and generating gross proceeds to us of $1,062,500 after giving effect to a 15% discount.  After accounting for commissions and legal and other fees, the net proceeds to us totaled $870,625.  In connection with the financing transaction, CryoPort issued to the investor 5-year warrants to purchase 124,008 shares of common stock at $11.04 per share and 5-year warrants to purchase 124,008 shares of common stock at $16.20 per share.  CryoPort paid to the placement agent cash in the amount of $116,875 and issued warrants to purchase 12,401 shares of CryoPort’s common stock at $10.08 per share.

During fiscal 2008, 304,393 shares of CryoPort’s common stock were sold to investors at an average price of $2.64 per share resulting in proceeds of $789,501.

During fiscal 2008, CryoPort issued 13,021 shares of common stock resulting from the cashless exercises of warrants at an average exercise price of $8.28 per share resulting in proceeds of $107,500.

During fiscal 2008, CryoPort issued 32,227 shares of common stock resulting from the cashless exercise of warrants for 38,789 shares of common stock converted using an average market price of approximately $14.28 per share resulting in 6,562 warrants used for the cashless conversion.

During fiscal 2008, CryoPort issued 3,125 shares of common stock in lieu of fees paid to a consultant.  These shares of common stock were issued at a value of $12.24 per share (based on the stock price on the agreement dates after a 15% deduction as the shares of common stock are restricted) for a total cost of $382,500 which has been included in selling general and administrative expenses for the year ended March 31, 2008.

During fiscal 2008, CryoPort issued 12,500 S-8 registered shares of common stock in lieu of fees paid to a consultant for a 36 month consulting agreement.  These shares of common stock were issued at a value of $9.60 per share (based on the stock price on the agreement date) for a total cost of $120,000, which is being amortized over the life of the service agreement.

During fiscal 2008, CryoPort issued to a number of accredited investors Original Issue Discount 8% Senior Secured Convertible Debentures having a principal face amount of $4,707,705 and generating gross proceeds to us of $4,001,551.  After accounting for commissions and legal and other fees, the net proceeds to us totaled $3,436,551.25. In connection with the financing transaction, CryoPort also issued to the investors 5-year warrants to purchase 467,034 shares of our common stock at $11.04 per share, two-year warrants to purchase 95,593 shares of common stock at $10.80 per share and 78,125 shares of common stock at $19.20 per share. In connection with this offering, CryoPort paid to a placement agent cash in the amount of $440,000 and issued warrants to purchase 46,697 shares of CryoPort’s common stock at $10.08 per share.

During fiscal 2007, 391,000 shares of CryoPort’s common stock were sold to investors at an average price of $2.64 per share resulting in proceeds of $902,028 to CryoPort.

During fiscal 2007, CryoPort issued 694 shares of common stock resulting from exercises of warrants at an average exercise price of $3.60 per share resulting in proceeds of $2,500.

The following schedules list the sales of shares of common stock net of offering costs (excluding exercises of options and warrants) and issuances of options and warrants during the 2009, 2008, and 2007 fiscal years.

	Fiscal 2009
	Common Stock			Warrants

	$	Shares	Avg. Price	Issued	Ex. Price
Qtr 1	$-	-	$-	767,212	$7.32
Qtr 2	$-	-	$-	38,313	$10.20
Qtr 3	$-	-	$-	83,845	$10.08
Qtr 4	$-	-	$-	487,241	$7.08
	$-	-		1,376,612

	Fiscal 2008
	Common Stock			Warrants

	$	Shares	Avg. Price	Issued	Ex. Price
Qtr 1	$554,140	286,945	$1.92	504,333	$4.20
Qtr 2	$166,606	17,448	$8.40	92,939	$6.60
Qtr 3	$-	-	$-	768,082	$12.36
Qtr 4	$-	-	$-	65,879	$16.56
	$699,866	304,393		1,431,234

	Fiscal 2007
	Common Stock			Warrants

	$	Shares	Avg. Price	Issued	Ex. Price
Qtr 1	$22,185	1,417	$18.00	-	$-
Qtr 2	$166,605	15,667	$12.24	70,563	$12.00
Qtr 3	$-	-		$-	$-
Qtr 4	$713,238	373,917	$2.16	31,350	$3.36
	$902,028	391,000		104,913

The issuances of the securities of CryoPort in the above transactions were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.  With respect to each transaction listed above, no general solicitation was made by either CryoPort or any person acting on CryoPort’s behalf; the securities sold are subject to transfer restrictions; and the certificates for the shares of common stock contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

ITEM 27.                EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement **

3.1	Corporate Charter for G.T.5-Limited issued by the State of Nevada on March 15, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.2	Articles of Incorporation for G.T.5-Limited filed with the State of Nevada in May 25, 1990. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.3
Amendment to Articles of Incorporation of G.T.5-Limited increasing the authorized shares of common stock from 5,000,000 to 100,000,000 shares of common stock filed with the State of Nevada on October 12, 2004. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.4
Amendment to Articles of Incorporation changing the name of the corporation from G.T.5-Limited to CryoPort, Inc. filed with the State of Nevada on March 16, 2005.  Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.4.1	Amended and Restated Articles of Incorporation dated October 19, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K filed October 19, 2007.

3.4.2	Certificate of Amendment to Articles of Incorporation filed with the State of Nevada on November 2, 2009. ***

3.5
Amended and Restated By-Laws of CryoPort, Inc. adopted by the Board of Directors on June 22, 2005 and amended by the Certificate of Amendment of Amended and Restated Bylaws of CryoPort, Inc. adopted by the Board of Directors on October 9, 2009. ***

3.6
Articles of Incorporation of CryoPort Systems, Inc. filed with the State of California on December 11, 2000, including Corporate Charter for CryoPort Systems, Inc. issued by the State of California on December 13, 2000.  Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.7	By-Laws of CryoPort Systems, Inc. adopted by the Board of Directors on December 11, 2000. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.8	CryoPort, Inc. Stock Certificate Specimen. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.9	Code of Conduct for CryoPort, Inc. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.10	Code of Ethics for Senior Officers of CryoPort, Inc. and subsidiaries. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.11	Statement of Policy on Insider Trading. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.12
CryoPort, Inc. Audit Committee Charter, under which the Audit Committee will operate, adopted by the Board of Directors on August 19, 2005.  Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.13
CryoPort Systems, Inc. 2002 Stock Incentive Plan adopted by the Board of Directors on October 1, 2002.  Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.14	Stock Option Agreement ISO - Specimen adopted by the Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.15	Stock Option Agreement NSO – Specimen adopted by Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.16	Warrant Agreement – Specimen adopted by the Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.17	Patents and Trademarks

3.17.1	CryoPort Systems, Inc. Patent #6,467,642 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.2	CryoPort Systems, Inc. Patent #6,119,465 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.3	CryoPort Systems, Inc. Patent #6,539,726 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.4	CryoPort Systems, Inc. Trademark #7,583,478,7 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.5	CryoPort Systems, Inc. Trademark #7,586,797,8 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.6	CryoPort Systems, Inc. Trademark #7,748,667,3 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.7	CryoPort Systems, Inc. Trademark #7,737,454,1 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

4.1
Form of Debenture - Original Issue Discount 8% Secured Convertible Debenture dated September 28, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007.

4.1.1	Amendment to Convertible Debenture dated February 19, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated March 7, 2008 and referred to as Exhibit 10.1.10.

4.1.2	Amendment to Convertible Debenture dated April 30, 2008. CryoPort’s Current Report on Form 8-K dated April 30, 2008 and referred to as Exhibit 10.1.11.

4.1.2.1	Annex to Amendment to Convertible Debenture dated April 30, 2008. CryoPort’s Current Report on Form 8-K dated April 30, 2008 and referred to as Exhibit 10.1.11.1.

4.1.3	Amendment to Convertible Debenture dated August 29, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated August 29, 2008.

4.1.4	Amendment to Convertible Debenture effective January 27, 2009 and dated February 20, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 19, 2009.

4.1.5
Amendment to Debentures and Warrants with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated September 1, 2009.  Incorporated by reference to CryoPort’s Current Report on Form 8-K dated September 17, 2009.

4.2	Form of Common Stock Purchase Warrant dated September 28, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007.

4.3	Original Issue Discount 8% Secured Convertible Debenture dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008.

4.4	Common Stock Purchase Warrant dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008

4.5	Common Stock Purchase Warrant dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008

4.6	Form of Warrant and Warrant Certificate*

5.1	Legal Opinion of Snell & Wilmer L.L.P. ***

10.1.1
Stock Exchange Agreement associated with the merger of G.T.5-Limited and CryoPort Systems, Inc. signed on March 15, 2005.  Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.2	Commercial Promissory Note between CryoPort, Inc. and D. Petreccia executed on August 26, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.3	Commercial Promissory Note between CryoPort, Inc. and J. Dell executed on September 1, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.4	Commercial Promissory Note between CryoPort, Inc. and M. Grossman executed on August 25, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.5	Commercial Promissory Note between CryoPort, Inc. and P. Mullens executed on September 2, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.6	Commercial Promissory Note between CryoPort, Inc. and R. Takahashi executed on August 25, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.7
Exclusive and Representation Agreement between CryoPort Systems, Inc. and CryoPort Systems, Ltda. executed on August 9, 2001.  Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006 and referred to as Exhibit 10.1.8.

10.1.8
Secured Promissory Note and Loan Agreement between Ventana Group, LLC and CryoPort, Inc. dated May 12, 2006.  Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006 and referred to as Exhibit 10.1.9.

10.2
Business Alliance Agreement dated April 27, 2007, by CryoPort, Inc. and American Biologistics Company LLC.  Incorporated by reference to CryoPort’s Current Report on Form 8-K dated April 27, 2007 and referred to as Exhibit 10.3.

10.2.1
Corrected Business Alliance Agreement dated April 27, 2007, by CryoPort, Inc. and American Biologistics Company LLC.  Incorporated by reference to CryoPort’s Current Report on Form 8-K/A dated May 2, 2007 and referred to as Exhibit 10.3.1.

10.3
Consultant Agreement dated April 18, 2007 between CryoPort, Inc. and Malone and Associates, LLC.  Incorporated by reference to CryoPort’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 and referred to as Exhibit 10.4.

10.4
Lease Agreement dated June 26, 2007 between CryoPort, Inc. and Viking Investors – Barents Sea LLC.  Incorporated by reference to CryoPort’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 and referred to as Exhibit 10.5.

10.4.1	Second Amendment To Lease: Renewal dated August 24, 2009, between CryoPort, Inc. and Viking Inventors-Barents Sea LLC. ***

10.5	Securities Purchase Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.6.

10.6	Registration Rights Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.7.

10.7	Security Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.8.

10.8
Sitelet Agreement between FedEx Corporate Services, Inc. and CryoPort Systems, Inc. dated January 23, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 1, 2008 and referred to as Exhibit 10.9.

10.9	Securities Purchase Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.10.

10.10	Registration Rights Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.11.

10.11	Waiver dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.12.

10.12	Security Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.13.

10.13
Board of Directors Agreement between Larry G. Stambaugh and CryoPort, Inc. dated December 10, 2008.  Incorporated by reference to CryoPort’s Current Report on Form 8-K dated December 5, 2008 and referred to as Exhibit 10.15.

10.14
Rental  Agreement with FedEx Corporate Services and CryoPort, Inc. dated May 15, 2009 (CryoPort has filed a Confidential Treatment Request under Rule 24b-5 of the Exchange Act, for parts of this document).  Incorporated by reference to CryoPort’s Annual Report on Form 10-K for the year ended March 31, 2009 and referred to as Exhibit 10.16.

10.15
Settlement Agreement and Mutual Release with Dee Kelly and CryoPort, Inc. dated July 24, 2009.  Incorporated by reference to CryoPort’s Current Report on Form 8-K dated July 20, 2009 and referred to as Exhibit 10.14.

10.16
Consent, Waiver and Agreement with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. and its subsidiary dated July 30, 2009.  Incorporated by reference to CryoPort’s Current Report on Form 8-K dated July 29, 2009 and referred to as Exhibit 10.15.

10.17	Employment Agreement with Larry G. Stambaugh and CryoPort, Inc. dated August 1, 2009. Incorporated by reference to CryoPort’s Current Report dated August 21, 2009 and referred to as Exhibit 10.19.

10.18
Letter Accepting Consulting Agreement dated October 1, 2007 with Carpe DM, Inc. and CryoPort, Inc.  Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated March 25, 2009 and referred to as Exhibit 10.1.

10.19
Master Consulting and Engineering Services Agreement dated October 9, 2007 with KLATU Networks, LLC and CryoPort, Inc.  Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated March 25, 2009 and referred to as Exhibit 10.2

10.20
Investment Banker Termination Agreement dated April 6, 2009 with Bradley Woods & Co. Ltd., SEPA Capital Corp., Edward Fine, and CryoPort, Inc.  Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated April 13, 2009 and referred to as Exhibit 10.1.

10.21
Attorney-Client Retainer Agreement with Gary Curtis Cannon and CryoPort, Inc. dated December 1, 2007.  Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated June 11, 2009 and referred to as Exhibit 10.3.

10.22	CryoPort, Inc., 2009 Stock Incentive Plan. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated October 9, 2009 and referred to as Exhibit 10.21.

10.23
CryoPort, Inc., Form Incentive Stock Option Award Agreement under the CryoPort, Inc., 2009 Stock Incentive Plan.  Incorporated by reference to CryoPort’s Current Report on Form 8-K dated October 9, 2009 and referred to as Exhibit 10.22.

10.24	Form of Warrant to be entered into between the Registrant and Rodman & Renshaw, LLC. **

23.1	Consent of Independent Registered Public Accounting Firm - KMJ Corbin & Company LLP.*

23.2	Consent by Snell & Wilmer L.L.P. (included in Exhibit 5.1) ***

24	Power of Attorney***

___________________
*	Filed herewith
**	To be filed by amendment
***	Previously filed

ITEM 28. UNDERTAKINGS

*(a)  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to this offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

*(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

*Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, California, on this January 22, 2010.

CRYOPORT, INC.

By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry G. Stambaugh	Director and Chief Executive Officer	January 22, 2010
Larry G. Stambaugh	(Principal Executive Officer)

/s/ Catherine Doll	Chief Financial Officer	January 22, 2010
Catherine Doll	(Principal Financial and Accounting Officer)

/s/ *	Director	January 22, 2010
Carlton M. Johnson, Jr.

/s/ *	Director	January 22, 2010
Adam M. Michelin

* By:  /s/  Larry G. Stambaugh
           Larry G. Stambaugh
           Attorney-in-fact